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INDEX TO THE BALANCE SHEETS OF WESTERN ASSET MORTGAGE CAPITAL CORPORATION

As filed with the Securities and Exchange Commission on August 14, 2009

Registration Statement No. 333-159962

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

Western Asset Mortgage Capital Corporation

(Exact name of registrant as specified in its governing instruments)

Western Asset Mortgage Capital Corporation
385 East Colorado Boulevard
Pasadena, California 91101
(626) 844-9400
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Charles A. Ruys de Perez
c/o Western Asset Management Company
385 East Colorado Boulevard
Pasadena, California 91101
(626) 844-9400
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Tel (212) 735-3574 Fax (917) 777-3574	Jay L. Bernstein, Esq. Andrew S. Epstein, Esq. Clifford Chance US LLP 31 West 52 Street New York, New York 10019 Tel (212) 878-8000 Fax (212) 878-8375

         Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

         If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 14, 2009

            Shares

Western Asset Mortgage Capital Corporation

Common Stock

          Western Asset Mortgage Capital Corporation is a newly-organized Delaware corporation focused on investing in, financing and managing primarily residential mortgage-backed securities that are not issued or guaranteed by a U.S. Government agency or federally chartered corporation. We will also seek to invest in commercial mortgage-backed securities and other asset-backed securities, as well as residential mortgage-backed securities for which a U.S. Government agency or federally chartered corporation guarantees payments of principal and interest on the securities. We will be externally managed and advised by Western Asset Management Company, or our Manager, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Legg Mason, Inc. (NYSE: LM).

          On July 8, 2009, the U.S. Department of the Treasury publicly announced that our Manager, in a joint venture with The RLJ Companies, was selected as one of nine pre-qualified asset managers under the U.S. Government's Public-Private Investment Program. As a designated asset manager, this joint venture will raise capital for investment in a portfolio of commercial mortgage-backed securities and residential mortgage-backed securities that are not issued or guaranteed by a U.S. Government agency or federally chartered corporation. Subject to maintaining our qualification as a real estate investment trust and exemption from registration under the Investment Company Act of 1940, as amended, we anticipate allocating up to 40% of the net proceeds from this offering and the concurrent private placement to our Manager for investment in this program.

          This is our initial public offering and no public market currently exists for our common stock. We are offering                        shares of our common stock, par value $0.01 per share, as described in this prospectus. We expect the initial public offering price of our common stock to be $                        per share. We have applied to have our common stock listed on the New York Stock Exchange under the symbol "WMC."

          Concurrently with the completion of this offering, we will complete a private placement in which we will sell an aggregate of                         shares of our common stock to our Manager, at the initial public offering price per share, for an investment equal to 5% of the gross proceeds raised in this offering, excluding the underwriters' overallotment option, up to $25 million.

          We intend to elect and qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes, commencing with our initial taxable year ending December 31, 2009. To assist us in qualifying as a real estate investment trust, stockholders are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common or capital stock. Our certificate of incorporation contains various other restrictions on the ownership and transfer of our common stock. See "Description of Capital Stock—Restrictions on Ownership and Transfer of our Capital Stock."

          INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 23 OF THIS PROSPECTUS FOR A DISCUSSION OF THE FOLLOWING AND OTHER RISKS:

  •
  We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

  •
  We may change our strategies, policies or procedures without stockholder consent.

  •
  We have not yet identified any specific investments in our target assets and may allocate the net proceeds from this offering and the concurrent private placement to investments with which you may not agree.

  •
  We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our operations.

  •
  We are dependent on our Manager and its key personnel for our success.

  •
  There are various conflicts of interest in our relationship with our Manager that could result in decisions that are not in the best interests of our stockholders.

  •
  If we do not qualify as a real estate investment trust or if we fail to remain qualified as a real estate investment trust, we will be subject to tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

  •
  Maintenance of our exemption from registration under the Investment Company Act of 1940, as amended, and our qualification as a real estate investment trust impose limits on our operations.

	Per Share	Total

Public offering price	$	$

Underwriting discounts and commissions	$	$

Proceeds, before expenses, to us	$	$

          The underwriters may also purchase up to an additional                        shares of our common stock from us at the initial public offering price, less the underwriting discounts and commissions, within 30 days after the date of this prospectus solely to cover over-allotments, if any.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The shares will be ready for delivery on or about                        , 2009.

BofA Merrill Lynch	Deutsche Bank Securities	Citi

The date of this prospectus is                        , 2009.

        You should rely only on the information contained in this prospectus or in any free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

        The U.S. Department of the Treasury has not participated in the preparation of this prospectus or made any representation regarding and expressly disclaims any liability or responsibility to any investor in Western Asset Mortgage Capital Corporation for the accuracy, completeness or correctness of any of the materials contained herein. Without limitation of the foregoing, the U.S. Department of the Treasury does not approve or disapprove of any tax disclosure or advice set forth herein.

        Until                        , 2009 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

SUMMARY

        This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under "Risk Factors" and the other information included in this prospectus. Except where the context suggests otherwise, the terms "company," "we," "us," and "our" refer to Western Asset Mortgage Capital Corporation, a Delaware corporation, together with its consolidated subsidiaries; and "our Manager" refers to Western Asset Management Company, a California corporation, our external manager. Unless indicated otherwise, the information in this prospectus assumes (1) the common stock to be sold in this offering is sold at $        per share, (2) the sale in a concurrent private placement to our Manager of an aggregate of                 shares of our common stock, at the initial public offering price per share, for an investment equal to 5% of the gross proceeds raised in this offering, excluding the underwriters' overallotment option, up to $25 million and (3) no exercise by the underwriters of their over-allotment option to purchase up to an additional    shares of our common stock.

Our Company

        We are a newly-organized Delaware corporation focused on investing in, financing and managing primarily residential mortgage-backed securities, or RMBS, that are not issued or guaranteed by a U.S. Government agency or federally chartered corporation, or non-Agency RMBS. We will also seek to invest in commercial mortgage-backed securities, or CMBS, and other asset-backed securities, or ABS, as well as RMBS for which a U.S. Government agency or federally chartered corporation guarantees payments of principal and interest on the securities, or Agency RMBS. We refer to the non-Agency RMBS, CMBS, ABS and Agency RMBS that we expect to acquire as our target assets. We may finance investments in our target assets with financings that may become available to us under recently established U.S. Government programs and through private funding sources, including repurchase agreements and asset resecuritizations.

        Our objective is to provide attractive risk-adjusted returns to our investors over the long term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by selectively acquiring a diversified investment portfolio of assets designed to produce attractive returns across a variety of market conditions and economic cycles. We intend to construct a diversified investment portfolio by focusing on the relative value of securities within various sectors of the mortgage markets and security selection, with an emphasis on undervalued distressed assets.

        We will be externally managed and advised by our Manager, an investment advisor registered with the U.S. Securities and Exchange Commission, or the SEC, and a wholly-owned subsidiary of Legg Mason, Inc., or Legg Mason (NYSE: LM). Our Manager will be responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our board of directors. On July 8, 2009, the U.S. Department of the Treasury publicly announced that our Manager, in a joint venture with The RLJ Companies, was selected as one of nine pre-qualified asset managers under the U.S. Government's Public-Private Investment Program. As a designated asset manager, this joint venture will raise capital for investment in a portfolio of CMBS and non-Agency RMBS. Subject to maintaining our qualification as a real estate investment trust, or REIT, and exemption from registration under the Investment Company Act of 1940, as amended, or the 1940 Act, we anticipate allocating up to 40% of the net proceeds from this offering and the concurrent private placement to our Manager for investment in this program.

        We have not made any investments in our target assets as of the date of this filing. We will not commence significant operations until we have completed this offering and the concurrent private placement. We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our initial taxable year ending December 31, 2009. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act.

Current Market Opportunities

        In recent years, adverse changes in financial market conditions have required a deleveraging of the entire global financial system and caused the forced sale of large quantities of mortgage-related and other financial assets, resulting in a significant contraction in market liquidity for mortgages and mortgage-related assets. This illiquidity has negatively affected both the terms and availability of financing for most mortgage-related assets, including non-Agency RMBS and CMBS, and has generally resulted in mortgage-related assets trading at significantly lower prices compared to prior periods. The recent period has also been characterized by an almost across the board downward movement in non-Agency RMBS, CMBS and ABS valuations and correspondingly higher yields to compensate investors for the higher risks associated with owning these assets.

        We believe that the current distressed conditions in the financial markets present attractive investment opportunities for us and that we are particularly well positioned to capitalize on such opportunities. We believe that our Manager's and its supervised affiliates' in-depth understanding of mortgage-backed securities, or MBS, and market fundamentals, as well as their ability to analyze and value the underlying mortgages that collateralize non-Agency RMBS, CMBS and Agency RMBS will enable our Manager to selectively acquire assets with the potential for attractive risk-adjusted returns and capital appreciation. In addition, we believe that recent U.S. Government and central bank actions designed to stabilize and restore credit flows in the financial sector and to the broader economy, including the establishment of the Public-Private Investment Program's Legacy Securities Program and the Term Asset-Backed Securities Loan Facility, could positively impact our business, potentially providing us with access to financing as well as opportunities to acquire assets at attractive prices. There can be no assurance, however, that we will be able to successfully capitalize on these opportunities.

Our Manager

        We will be externally managed and advised by Western Asset Management Company. Established in 1971 and acquired by Legg Mason in 1986, our Manager is an investment advisor located in Pasadena, California, that specializes in fixed-income asset management. From offices in Pasadena, Hong Kong, London, Melbourne, New York, São Paulo, Singapore and Tokyo, our Manager's 916 employees provide investment services for a wide variety of global clients, including mutual funds, corporate, public, insurance, health care, union organizations and charitable foundations. Client portfolios range across an equally wide variety of mandates, from money markets to emerging markets. As of June 30, 2009, our Manager had 619 clients, representing 44 countries and 1,217 accounts. By devoting all of its resources to fixed-income, our Manager is able to fully commit to serving clients of all types within the fixed-income sector.

        As of June 30, 2009, our Manager and its investment advisory affiliates over which our Manager has operational responsibility, or its supervised affiliates, had approximately $485.0 billion in assets under management. As of June 30, 2009, our Manager had a total of $66.1 billion in assets under management in the asset classes corresponding to our target assets, of which $18.5 billion was invested in non-Agency RMBS, $3.5 billion in CMBS, $1.9 billion in ABS and $42.2 billion in Agency RMBS. Our Manager manages these assets using a range of specific strategies and investment vehicles, including collateralized debt obligations, mutual and private funds, private commingled vehicles and separately managed accounts. Our Manager's investment professionals and other staff have extensive experience in managing fixed-income assets, including non-Agency RMBS, CMBS, ABS, Agency RMBS, collateralized mortgage obligations and other such instruments.

        On July 8, 2009, the U.S. Department of the Treasury publicly announced that our Manager, in a joint venture with The RLJ Companies, was selected as one of nine pre-qualified asset managers under the U.S. Government's Public-Private Investment Program. The joint venture will be responsible for the creation of an entity through which stockholders will participate in the Public-Private Investment Program and will provide related administrative services, but will not make investment decisions. Our Manager will serve as the investment manager of any assets allocated to it under the Public-Private Investment Program and will be solely responsible for investment decisions. The RLJ Companies, founded by Robert L. Johnson, owner of the NBA Charlotte Bobcats and founder of Black Entertainment Television, is a diverse portfolio of companies in the financial services, asset management, real estate, hospitality, professional sports, film production and gaming industries. Headquartered in Bethesda, Maryland, The RLJ Companies also has operations in Charlotte, North Carolina; Los Angeles, California; Orlando, Florida; Little Rock, Arkansas; and San Juan, Puerto Rico. See "Business—Recent Regulatory Developments—The Public-Private Investment Program" for additional information relating to our intended investments through the Public-Private Investment Program.

        Our chief investment officer, Ronald D. Mass, who also serves as the head of our Manager's structured products team, will, along with the structured products team, be primarily responsible for overseeing the management of our assets. The structured products team is comprised of Mr. Mass and 14 additional investment professionals who will focus on our target assets. The structured products team is also able to call on the experience of 11 other professionals, not specifically dedicated to managing our target assets, but with expertise that covers certain aspects of our target assets. The collective team operates under the purview of our Manager's U.S. broad markets committee, which sets overall sector allocations for broad market accounts. The structured products team is further supported by a broader market team through which our Manager seeks to unite groups of specialists dedicated to different market sectors. The daily interaction among the different teams is designed to develop a consensus approach that draws on the expertise of all team members. Our Manager's overall investment management team consists of 129 investment professionals with an average industry experience of 17 years.

Our Investment Strategy

        We will rely on our Manager's expertise in asset allocation and identifying attractive assets within our target assets. Our Manager has extensive experience analyzing the relative value of securities within various sectors of the mortgage markets, including undervalued distressed assets. We expect our Manager to maximize returns on our investments in distressed assets that fall within our target assets by evaluating market opportunities based on the condition of the various sectors of the mortgage markets, the relative value of the specific asset within such markets and an internal risk/return analysis. In making investment decisions on our behalf, our Manager will incorporate its views on the economic environment and the outlook for the mortgage markets, including relative valuation, supply and demand trends, the level of interest rates, the shape of the yield curve, prepayment rates, financing and liquidity, commercial and residential real estate prices, delinquencies, default rates, recovery of various segments of the economy and vintage of collateral, subject to maintaining our REIT qualification and our exemption from registration under the 1940 Act.

Our Target Assets

        Our target asset classes and the target assets we expect to acquire in each asset class are as follows:

Asset Classes	Target Assets
Non-Agency RMBS	RMBS that are not issued or guaranteed by a U.S. Government agency or federally chartered corporation, with an emphasis on securities that when originally issued were rated in the highest rating category by one or more of the nationally recognized statistical rating organizations.

The mortgage loan collateral for non-Agency RMBS consists of residential mortgage loans that do not generally conform to underwriting guidelines issued by a federally chartered corporation, such as the Federal National Mortgage Association, or Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac, or an agency of the U.S. Government, such as the Government National Mortgage Association, or Ginnie Mae, due to certain factors, including mortgage balances in excess of agency underwriting guidelines, borrower characteristics, loan characteristics and level of documentation, and therefore are not issued or guaranteed by an agency. The mortgage loan collateral may be classified as subprime, Alternative-A or prime depending on the borrower's credit rating, and may consist of fixed-rate, floating rate and hybrid mortgages.

CMBS

Fixed and floating rate CMBS, with an emphasis on securities that when originally issued were rated in the highest rating category by one or more of the nationally recognized statistical rating organizations. We have not established a minimum current rating requirement.

ABS

Debt and equity tranches of securitizations backed by various asset classes including, but not limited to, small balance commercial mortgages, aircrafts, automobiles, credit cards, equipment, manufactured housing, franchises, recreational vehicles and student loans. Investments in ABS generally are not qualifying assets for purposes of the 75% asset test applicable to REITs and generally do not generate qualifying income for purposes of the 75% income test applicable to REITs. As a result, we may be limited in our ability to invest in such assets. See "Material U.S. Federal Income Tax Considerations—Taxation of Western Asset Mortgage Capital Corporation."

Agency RMBS

RMBS that are issued or guaranteed by a U.S. Government agency or federally chartered corporation. While not a primary focus of our investment strategy, Agency RMBS are considered qualifying assets for certain of our subsidiaries that intend to qualify for an exemption from registration under the 1940 Act pursuant to Section 3(c)(5)(C). See "Business—Operating and Regulatory Structure—1940 Act Exemption."

        The non-Agency and Agency RMBS we acquire could be secured by fixed-rate mortgages, adjustable-rate mortgages or hybrid adjustable-rate mortgages. Fixed-rate mortgages have interest rates that are fixed for the term of the loan and do not adjust. The interest rates on adjustable-rate mortgages generally adjust annually (although some may adjust more frequently) to an increment over a specified interest rate index. Hybrid adjustable-rate mortgages have interest rates that are fixed for a specified period of time (typically three, five, seven or ten years) and, thereafter, adjust to an increment over a specified interest rate index. Adjustable-rate mortgages and hybrid adjustable-rate mortgages generally have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date.

        In addition to our target assets described in the table above, we may also invest in residential and commercial whole loans and, subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, in other fixed-income sectors.

        Subject to prevailing market conditions at the time of purchase, we currently expect the capital we deploy in our subsidiaries will be used by them to purchase our target assets in the following ranges: approximately 50-80% non-Agency RMBS, approximately 5-20% CMBS, approximately 5-15% ABS and approximately 5-15% Agency RMBS. Our investments through which stockholders will participate in the Public-Private Investment Program will be allocated pro rata among the assets indirectly owned by us through the Public-Private Investment Program, and as a result, the classification of our investments through which stockholders will participate in the Public-Private Investment Program will depend upon the composition of assets indirectly owned by us through the Public-Private Investment Program. However, there is no assurance that, upon the completion of this offering, we will not allocate the proceeds from this offering and the concurrent private placement in a different manner among our target assets. Our decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments.

Our Competitive Advantages

        We believe that our competitive advantages include the following:

Significant Experience of Our Manager

        Our Manager has been an active investor in non-Agency RMBS, CMBS and ABS for over 20 years through several housing and credit cycles and has utilized Agency RMBS as a vital component within its investment strategy since its inception in 1971. Our Manager has extensive experience managing structured products portfolios, including nine collateralized debt obligations, totaling $5.75 billion of original issuance of mortgage- and asset-backed securities. We will have access to a structured products team comprised of 15 investment professionals who will focus on our target assets. The structured products team will also be able to call on the experience of 11 other professionals, not specifically dedicated to managing our target assets, but with expertise in our target assets. In addition, we believe that our Manager's senior management team, which has a long track record and broad experience in managing mortgage-related assets through a variety of credit and interest rate environments, has demonstrated the ability to generate attractive risk-adjusted returns under different market conditions and cycles and will provide us with a competitive advantage. For more information regarding our Manager's structured products team, please see "Business—Our Manager."

Selection of our Manager as a Public-Private Investment Program Asset Manager and Potential Access to Favorable Non-Recourse Government Term Borrowing Facilities

        We believe the establishment of the Legacy Securities Program by the U.S. Department of the Treasury under the Public-Private Investment Program, the selection of our Manager, in a joint venture with The RLJ Companies, as a pre-qualified Legacy Securities Program asset manager, and the expansion of the Term Asset-Backed Securities Loan Facility to cover CMBS and possibly non-Agency RMBS will provide us with an opportunity to access assets that will offer potentially favorable risk-adjusted returns, in part due to financing that will be provided by the U.S. Department of the Treasury under the Public-Private Investment Program, as well as access to favorable non-recourse term borrowing facilities.

Extensive Strategic Relationships

        Our Manager and its supervised affiliates maintain extensive long-term relationships with other financial intermediaries, including primary dealers, leading investment banks, brokerage firms, leading mortgage originators and commercial banks. As one of the largest fixed-income investment managers in the world, our Manager has access to deal flow and secondary trading opportunities to which smaller firms do not have access. Additionally, our Manager's size and broad market access are valuable in developing and implementing our investment strategy. We believe these relationships will enhance our ability to source, finance and hedge investment opportunities and, thus, enable us to grow in various credit and interest rate environments. In addition, we believe the contacts our Manager and its supervised affiliates have with numerous investment grade derivative and lending counterparties will assist us in implementing our financing and hedging strategies.

Experience Investing in Distressed Assets

        Our Manager was a significant investor in the Resolution Trust Corporation programs to securitize loans acquired from failed financial institutions. From 1991 to 1995, our Manager invested in RMBS and CMBS issued by the Resolution Trust Corporation and backed by both performing and non-performing loans. Additionally, our Manager has experience investing in both new issue and secondary securities backed by distressed collateral. These investments include prime, Alternative-A and subprime residential and commercial loan backed securities. Our Manager has also made new issue and secondary market purchases of ABS backed by distressed collateral, including credit cards, autos, equipment, aircraft and manufactured housing. We believe that we will benefit from our Manager's knowledge of, and experience with, these distressed assets, particularly in our target asset classes.

Disciplined Investment Approach

        We will seek to maximize our risk-adjusted returns through our Manager's disciplined investment approach, which relies on rigorous quantitative and qualitative analysis. Our Manager's investment decision making process for non-Agency RMBS, CMBS and ABS includes a credit risk analysis, which involves due diligence on the issuer, the collateral, the servicer and the transaction structure. Investment holdings are then monitored regularly as part of our Manager's surveillance process to identify securities where underlying credit quality is improving or deteriorating. We believe that our Manager's rigorous approach will provide us with a competitive advantage when operating in a variety of market conditions.

Access to Our Manager's Sophisticated Analytical Tools and Infrastructure

        We expect our Manager to use its analytical and portfolio management modeling tools and processes to seek to generate positive net interest margins for our target assets by evaluating, among other things, home price levels, default models and loss severity.

        Our Manager's investment process for RMBS involves (i) analyzing home price modeling at the state, metropolitan statistical area, county and zip code level; (ii) applying our Manager's default rate models to project residential loan defaults; (iii) applying our Manager's prepayment models that are used to calculate the ability and incentive to refinance based on prevailing mortgage rates and underwriting guidelines; and (iv) applying our Manager's models that are used to calculate loss severity to project the costs of foreclosing and liquidating loans, the loan-to-value ratio of the loan and the cumulative amount of home price appreciation or depreciation since the loan was originated. Our Manager's investment process for CMBS involves evaluating the potential for losses based on (i) the structure of the security or loan; (ii) the potential for defaults and ultimate recoveries based on the cash flows and values of the underlying properties; and (iii) the market and metropolitan statistical area dynamics and other potential severities. Our Manager's investment process for ABS involves evaluating collateral characteristics, the timing of cash flows, the strength of the issuer and the servicer, structural features, principal and interest waterfalls, as well as the various types of credit enhancement available to protect a given class of bonds.

        In conjunction with its individual security level credit analysis, our Manager will analyze macroeconomic factors to determine the appropriate sector mix and strategy for us that will best capitalize on the market knowledge, experience and relationships within our Manager's existing platform. We intend to capitalize on the market knowledge and ready access to data across our target markets that our Manager obtains through these tools and processes and believe that our Manager's sophisticated analysis of both macro and micro economic factors will enable us to manage cash flows from our target assets and make distributions to our stockholders while preserving capital. We will also benefit from our Manager's comprehensive finance and administrative infrastructure, including its risk management and financial reporting operations, as well as its business development, legal and compliance teams.

Alignment of Our Manager's Interests

        We have taken steps to structure our relationship with our Manager so that our interests and those of our Manager are closely aligned. In addition to our Manager's incentive compensation structure, our Manager has agreed to purchase an aggregate of            shares of our common stock in a concurrent private placement, at the initial public offering price per share, for an investment equal to 5% of the gross proceeds raised in this offering, excluding the underwriters' overallotment option, up to $25 million. Upon completion of this offering and the concurrent private placement, our Manager will beneficially own    % of our outstanding common stock (or            % if the underwriters fully exercise their option to purchase additional shares). Our Manager has also agreed to a            lock-up with respect to the shares of our common stock that it purchases in the concurrent private placement. We believe that the significant investment in us by our Manager, as well as our Manager's incentive compensation structure, will align our Manager's interests with our interests and will create an incentive to maximize returns for our stockholders.

Investment Guidelines

        Our board of directors will adopt a set of investment guidelines that sets forth our target assets and other criteria to be used by our Manager to evaluate specific assets as well as our overall portfolio composition. Our Manager will make determinations as to the percentage of our assets that will be invested in each of our target asset classes, consistent with the investment guidelines adopted by our board of directors. We expect our Manager's investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our assets that will be invested in any of our target asset classes at any given time. We believe that the diversification of our portfolio of assets, our Manager's extensive experience in investing in our target assets and the flexibility of our strategy, combined with our Manager's and its supervised affiliates' general investment and advisory expertise and comprehensive finance and administrative infrastructure, will enable us to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles.

Our Financing Strategy

        We will fund the acquisition of our target assets through the use of leverage with respect to a number of financing sources, subject to maintaining our qualification as a REIT for U.S. federal income tax purposes. To the extent available to us, we may finance non-Agency RMBS, CMBS and ABS through programs established by the U.S. Government, such as the Term Asset-Backed Securities Loan Facility and the Public-Private Investment Program, and through private funding sources, including repurchase agreements and asset resecuritizations. Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we anticipate being able to benefit from the financing available under the Public-Private Investment Program, primarily by allocating up to 40% of the net proceeds from this offering and the concurrent private placement to our Manager for investment in the Public-Private Investment Fund expected to be created in connection with its participation in the Public-Private Investment Program, or the RLJ/Western Public-Private Investment Fund. We intend to finance Agency RMBS through private funding sources, including short-term borrowings structured as repurchase agreements.

The Term Asset-Backed Securities Loan Facility

        On November 25, 2008, the U.S. Department of the Treasury and the Federal Reserve announced the creation of the Term Asset-Backed Securities Loan Facility. Under the Term Asset-Backed Securities Loan Facility, the Federal Reserve Bank of New York provides non-recourse loans to borrowers to help fund their purchase of eligible assets. Initially, eligible assets included certain ABS but not RMBS or CMBS. On March 23, 2009, the U.S. Department of the Treasury announced preliminary plans to expand the Term Asset-Backed Securities Loan Facility to include non-Agency RMBS and CMBS. As of July 2009, the Federal Reserve has expanded the Term Asset-Backed Securities Loan Facility to include CMBS created on or after January 1, 2009, and certain high-quality CMBS issued before January 1, 2009, or legacy CMBS.

        We believe that the expansion of the Term Asset-Backed Securities Loan Facility to include CMBS may provide us with attractively priced non-recourse term borrowings to purchase eligible CMBS and that, if the Term Asset-Backed Securities Loan Facility is expanded to include non-Agency RMBS, it may provide us with attractively priced non-recourse term borrowing facilities to purchase non-Agency RMBS. However, on the first and second funding subscription dates for newly-issued CMBS that were held on June 16 and July 16, 2009, no requests were submitted for Term Asset-Backed Securities Loan Facility loans for newly-issued CMBS. On the initial funding subscription date for legacy CMBS that was held on July 16, 2009, borrowers subscribed for $669 million in Term Asset-Backed Securities Loan Facility loans for legacy CMBS. As many legacy CMBS have had their ratings downgraded and as at least one rating agency, Standard & Poor's, has announced that further downgrades are likely in the future as property values have declined, these downgrades may significantly reduce the quantity of legacy CMBS that are eligible for the Term Asset-Backed Securities Loan Facility. In addition, on June 4, 2009, William Dudley, president of the Federal Reserve Bank of New York, stated that the Federal Reserve Bank of New York was still assessing whether or not to include non-Agency RMBS as eligible assets to be financed under the Term Asset-Backed Securities Loan Facility and was still in the process of assessing the feasibility and potential impact of such a program. There can be no assurance that the Term Asset-Backed Securities Loan Facility will be expanded to include non-Agency RMBS and, if so expanded, that we will be able to utilize it successfully or at all.

The Public-Private Investment Program

        On March 23, 2009, the U.S. Department of the Treasury, in conjunction with the Federal Deposit Insurance Corporation and the Federal Reserve, announced the creation of the Public-Private Investment Program. The Public-Private Investment Program is intended to encourage the transfer of certain illiquid legacy real estate-related assets off of the balance sheets of financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. Using $75 billion to $100 billion in capital from the Troubled Asset Relief Program and capital from investors, the Public-Private Investment Program is expected to generate $500 billion to $1 trillion in purchasing power and has two primary components: the Legacy Securities Program and the Legacy Loans Program. Under the Legacy Securities Program, Public-Private Investment Funds will be established to purchase from financial institutions legacy non-Agency RMBS and CMBS that were originally AAA-rated by two or more of the nationally recognized statistical rating organizations eligible under the Term Asset-Backed Securities Loan Facility. Under the Legacy Securities Program, the U.S. Department of the Treasury has announced that it will invest up to $30 billion of equity and debt in Legacy Securities Public-Private Investment Funds and expects to provide up to 50% of the equity capital of the Legacy Securities Public-Private Investment Fund, with the remainder provided by investors. The U.S. Department of the Treasury will consider requests to provide senior debt to Legacy Securities Public-Private Investment Funds in an amount up to the Public-Private Investment Fund's total equity capital, subject to further restrictions on asset level leverage, redemption rights, disposition priorities and other factors. Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we anticipate being able to benefit from the financing available under the Public-Private Investment Program, primarily by allocating up to 40% of the net proceeds from this offering and the concurrent private placement to our Manager for investment in the RLJ/Western Public-Private Investment Fund. There can be no assurance, however, that we will be eligible to participate in these programs or, if we are eligible, that we will be able to utilize them successfully or at all.

Leverage

        There are no limits on the maximum amount of leverage that we may use, and we are not required to maintain any particular asset-to-equity leverage. We expect under current market conditions to deploy approximately two to six times leverage on our non-Agency RMBS and approximately five times leverage on our CMBS through U.S. Government programs, such as the Term Asset-Backed Securities Loan Facility and the Public-Private Investment Program, and up to six to eight times leverage on our Agency RMBS assets using private funding sources. The amount of leverage that we will deploy for particular investments in our target assets will depend upon our Manager's assessment of a variety of factors, which may include: the anticipated liquidity and price volatility of the assets in our investment portfolio; the potential for losses and extension risk in our investment portfolio; the gap between the duration of our assets and liabilities, including any hedges; the availability and cost of financing the assets; our Manager's opinion of the creditworthiness of our financing counterparties; the health of the U.S. economy and the residential and commercial mortgage-related markets; our Manager's outlook for the level, slope and volatility of interest rates; the collateral underlying our non-Agency RMBS, CMBS, ABS and Agency RMBS; and our Manager's outlook for asset spreads relative to the London Interbank Offered Rate curve.

Risk Management

        As part of our risk management strategy, our Manager will actively manage the financing, interest rate, credit, prepayment and convexity (the measure of the sensitivity of the duration of a bond to changes in interest rates) risks associated with holding a portfolio of our target assets. We will rely on our Manager's expertise to manage these risks on our behalf and our Manager may incorporate various hedging, asset/liability risk management and credit risk mitigation techniques in order to facilitate our risk management. We may engage in a variety of interest rate management techniques that seek on one hand to mitigate the influence of interest rate changes on the values of some of our assets, and on the other hand help us achieve our risk management objectives. We may utilize derivative financial instruments, including, among others, puts and calls on securities or indices of securities, interest rate swaps, interest rate caps, interest rate swaptions, exchange-traded derivatives, U.S. Department of the Treasury securities and options on U.S. Department of the Treasury securities and interest rate floors to hedge all or a portion of the interest rate risk associated with the financing of our investment portfolio.

        In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of our financing. However, through the employment of financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities can create the risk that we will need to continually renew or otherwise refinance our liabilities. We also retain the risk of potential credit losses on the loans underlying the non-Agency RMBS, CMBS and ABS we hold. We may seek to manage this risk through our pre-acquisition due diligence process, through the use of non-recourse financing that limits our credit loss exposure to the specific assets that are subject to the non-recourse financing and through the use of derivative financial instruments.

        Our Manager expects to actively employ portfolio-wide and security-specific risk measurement and management processes in our daily operations through tools which will include software and services licensed or purchased from third parties, in addition to proprietary systems and analytical methods developed internally. There can be no assurance, however, that these tools and the other risk management techniques described above will protect us from these risks.

Summary Risk Factors

        An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under the heading "Risk Factors" beginning on page 23 of this prospectus before purchasing our common stock. If any of the following risks occurs, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you may lose some or all of your investment.

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  We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

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  We are dependent on our Manager and its key personnel for our success.

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  There are conflicts of interest in our relationship with our Manager that could result in decisions that are not in the best interests of our stockholders.

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  Our Manager's base management fee is payable regardless of our performance.

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  Our incentive fee may induce our Manager to acquire certain assets, including speculative assets.

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  We may change any of our strategies, policies or procedures without stockholder consent.

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  We have not yet identified any specific investments in our target assets.

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  We may allocate the net proceeds from this offering and the concurrent private placement to investments with which you may not agree.

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  We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our operations.

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  There can be no assurance that the actions of the U.S. Government, the Federal Reserve, the U.S. Department of the Treasury and other governmental and regulatory bodies for the purpose of stabilizing the financial markets, including the establishment of the Term Asset-Backed Securities Loan Facility and the Public-Private Investment Program, or market response to those actions, will achieve the intended effect, and our business may not benefit from these actions and further government or market developments could adversely impact us.

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  There is no assurance that the selection of our Manager, in a joint venture with The RLJ Companies, as a designated asset manager under the Public-Private Investment Program will lead to establishment of the RLJ/Western Public-Private Investment Fund, or that the RLJ/Western Public-Private Investment Fund, if established, will be on terms acceptable for us as an investor.

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  Downgrades of legacy CMBS and/or changes in the rating methodology and assumptions for future CMBS issuances may decrease the availability of the Term Asset-Backed Securities Loan Facility to finance CMBS.

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  We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these securities.

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  Our investments may be concentrated and will be subject to risk of default.

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  The lack of liquidity in our investments may adversely affect our business.

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  Difficult conditions in the mortgage, residential and commercial real estate markets may cause us to experience market losses related to our holdings, and there is no assurance that these conditions will improve in the near future.

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  We may acquire non-Agency RMBS collateralized by subprime mortgage loans, which are subject to increased risks.

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  The mortgage loans underlying the RMBS and the CMBS we intend to acquire will be subject to defaults, foreclosure, timeline extension, fraud and residential price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal, which could result in losses to us.

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  If our Manager overestimates the loss-adjusted yields of our CMBS investments, we may experience losses.

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  We may experience a decline in the market value of our assets.

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  Some of our portfolio investments will be recorded at fair value and, as a result, there will be uncertainty as to the value of these investments.

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  An increase in interest rates may cause a decrease in the volume of certain of our target assets, which could adversely affect our ability to acquire target assets that satisfy our investment objectives and to generate income and make distributions.

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  Prepayment rates may adversely affect the value of our investment portfolio.

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  Maintenance of our 1940 Act exemption imposes limits on our operations.

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  We expect to use leverage in executing our business strategy, which may adversely affect the return on our assets and may reduce cash available for distribution to our stockholders, as well as increase losses when economic conditions are unfavorable.

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  There can be no assurance that we will be able to successfully utilize U.S. Government equity and debt financing to acquire non-Agency RMBS, CMBS and ABS.

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  We intend to use repurchase agreement financing to acquire our target assets, and our inability to access this funding could have a material adverse effect on our results of operations, financial condition and business.

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  The current dislocations in the residential and commercial mortgage sector could cause one or more of our potential lenders to be unwilling or unable to provide us with financing for our investments on attractive terms or at all.

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  An increase in our borrowing costs relative to the interest we receive on our target assets may adversely affect our profitability and our cash available for distribution to our stockholders.

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  Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

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  Our Manager does not have any experience operating a REIT and we cannot assure you that our Manager's past experience will be sufficient to successfully manage our business as a REIT.

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  Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager.

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  The management agreement with our Manager was not negotiated on an arm's-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

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  If we do not qualify as a REIT or if we fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

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  Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

Our Structure

        We were organized as a Delaware corporation on June 3, 2009. We will be externally managed by our Manager, which may be deemed to be our promoter with respect to this offering. The following chart shows our structure after giving effect to this offering and the concurrent private placement to our Manager:

*
The remaining        % of our equity represents                shares of restricted stock granted to our Manager and our officers and directors under our equity incentive plans. See "Management—Equity Incentive Plans."

Management Agreement

        We will be externally managed and advised by our Manager. We expect to benefit from the personnel, infrastructure, relationships and experience of our Manager to enhance the growth of our business. All of our officers, other than our chief financial officer, and two of our directors, James W. Hirschmann III and James J. Flick, are employees of our Manager. We do not expect to have any employees other than our chief financial officer and our chief financial officer's support staff. Our Manager does not serve us exclusively and is not obligated to dedicate any of its personnel to us, nor is our Manager or its personnel obligated to dedicate any specific portion of its or their time to our business.

        Prior to the completion of this offering, we will enter into a management agreement with our Manager. Pursuant to the management agreement, our Manager will implement our business strategy and perform certain services for us, subject to oversight by our board of directors. Our Manager will be responsible for, among other duties, (1) performing all of our day-to-day functions, (2) determining investment criteria in conjunction with our board of directors, (3) sourcing, analyzing and executing investments, asset sales and financings, (4) performing asset management duties and (5) performing financial and accounting management.

        The initial term of the management agreement will end three years after the closing of this offering, with automatic one-year renewal terms that end on the anniversary of the closing of this offering. Our independent directors will review our Manager's performance annually and, following the initial three-year term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) our Manager's unsatisfactory performance that is materially detrimental to us or (2) our determination that any fees payable to our Manager are not fair, subject to our Manager's right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We will provide our Manager with 180 days prior notice of such termination. Upon such a termination, we will pay our Manager a termination fee as described in the table below. We may also terminate the management agreement at any time, including during the initial term, with 30 days prior notice from our board of directors, without payment of a termination fee, for cause, as defined in the management agreement. Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may also decline to renew the management agreement by providing us with 180 days written notice, in which case we would not be required to pay a termination fee.

        The following table summarizes the fees and expense reimbursements that we will pay to our Manager:

Type	Description	Payment
Base management fee	Our Manager will be entitled to a base management fee equal to % per annum, calculated and payable quarterly in arrears, of our stockholders' equity. For purposes of calculating the base management fee, our "stockholders' equity" means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings, calculated in accordance with accounting principles generally accepted in the United States, or GAAP, at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for	Quarterly in cash.
repurchases of our shares of common stock, excluding any unrealized gains, losses or other non-cash items that have impacted stockholders' equity as reported in our financial statements prepared in accordance with GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, and excluding one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

Type	Description	Payment
Incentive fee

Our Manager will be entitled to an incentive fee that is payable quarterly in arrears in an amount equal to        % of the dollar amount by which Core Earnings, on a rolling four-quarter basis and before the incentive fee, exceeds a        % incentive fee hurdle rate, which is calculated as the product of (1) the weighted average of the issue price per share of all of our public offerings multiplied by the weighted average number of common shares outstanding (including, for the avoidance of doubt, restricted shares of common stock) in the four-quarter period and (2)         %. For the initial four quarters following this offering, Core Earnings will be calculated on the basis of each of the previously completed quarters on an annualized basis. Core Earnings for the initial quarter will be calculated from the settlement date of this offering on an annualized basis. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. This amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain non-cash items after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. For purposes of calculating the incentive fee, to the extent that we have a net loss in Core Earnings from a period prior to the rolling four-quarter period that has not been offset by Core Earnings in a subsequent period, such loss will continue to be included in the rolling four-quarter calculation until it has been fully offset.

Quarterly, payable in cash and restricted common stock.

Our Manager may elect to receive all or a portion of its incentive fee in shares of our common stock, subject to the approval of a majority of our independent directors and all applicable New York Stock Exchange, or NYSE, rules and securities laws.

Expense reimbursement

Reimbursement of operating expenses related to us incurred by our Manager, including legal, accounting, due diligence and other services. We will not reimburse our Manager or its affiliates for the salaries and other compensation of their personnel.

Monthly in cash.

Type	Description	Payment
Fee reduction

Our Manager has agreed to reduce the portion of the base management fee and the incentive fee set forth in the management agreement attributable to equity investments in the RLJ/Western Public-Private Investment Fund by the amount of any separate fees payable to our Manager that are attributable to our equity investments in the RLJ/Western Public-Private Investment Fund. Any amount of such separate fees in excess of the current quarter's fees will be applied against and reduce the fees payable to our Manager in subsequent quarters.

Termination fee

Termination fee equal to three times the sum of (1) the average annual base management fee and (2) the average annual incentive fee, in each case earned by our Manager during the prior 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter prior to such termination. See "Our Manager and the Management Agreement—Management Agreement—Term and Termination."

Upon termination of the management agreement by us without cause or by our Manager if we materially breach the management agreement.
Incentive plan

Our equity incentive plans include provisions for grants of restricted common stock and other equity based awards to our Manager and to our directors or officers. See "Management—Equity Incentive Plans."

Administered by the compensation committee of our board of directors.

Conflicts of Interest

        We are dependent on our Manager for our day-to-day management. All of our officers, other than our chief financial officer, and two of our directors, James W. Hirschmann III and James J. Flick, are employees of our Manager. We do not expect to have any employees other than our chief financial officer and our chief financial officer's support staff. Our Manager does not serve us exclusively and is not obligated to dedicate any of its personnel to us. Because our Manager serves other clients in addition to us, it is difficult to estimate the amount of time our Manager or its personnel will allocate to our business. The obligations of our Manager and its officers and personnel to engage in other business activities may reduce the time our Manager and its officers and personnel spend managing us. Our management agreement with our Manager was negotiated between related parties and its terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated at arm's length with an unaffiliated third party.

        We will compete for investment opportunities directly with other client portfolios managed by our Manager. A substantial number of client accounts managed by our Manager have exposure to our target assets and may have similar investment mandates and objectives. In addition, our Manager may have additional clients that compete directly with us for investment opportunities in the future. Our Manager will be subject to contractual arrangements with respect to the RLJ/Western Public-Private Investment Fund that are separate and distinct from the arrangements that our Manager has with respect to its management of us. At any given time, our Manager may be expected to have interests with respect to managing the RLJ/Western Public-Private Investment Fund that are actually or potentially in conflict with our interests. Our Manager has agreed to reduce the portion of the base management fee and the incentive fee set forth in the management agreement attributable to equity investments in the RLJ/Western Public-Private Investment Fund by the amount of any separate fees payable to our Manager that are attributable to our equity investments in the RLJ/Western Public-Private Investment Fund. Our Manager may nevertheless have a conflict of interest in recommending our participation in the RLJ/Western Public-Private Investment Fund for the fees payable to it by the RLJ/Western Public-Private Investment Fund may be greater than the fees payable to it by us under the management agreement. We have addressed this conflict by requiring that the terms of any equity investment we make in the RLJ/Western Public-Private Investment Fund be approved by our board of directors, including a majority of our independent directors.

        Our Manager has an investment allocation policy in place that is designed to treat all of its client accounts fairly and equitably with the goal of providing all clients with the best execution under the circumstances for transactions in fixed-income securities. Our Manager's investment allocation policy provides that no single client is intentionally favored over another and the procedures associated with this policy require our Manager's investment management department to allocate trades in a fair and equitable manner. When possible, in order to minimize transaction costs and seek best execution for all client accounts, transactions may be bunched or blocked together, with securities generally allocated to client accounts on a pro rata basis. According to our Manager's investment allocation policy, investments may be allocated by taking into account factors, including but not limited to investment goals or guidelines, available cash, liquidity requirements, odd lot positions, minimum allocations, existing portfolio holdings compared to target weightings, regulatory and legal restrictions and the tax implications of an investment. Our Manager's investment allocation policy requires that these bunched or blocked trades be allocated on the same day they are executed and requires that all clients receive the same average cost for the transaction.

        Our Manager periodically reviews its client accounts to identify situations where a potential conflict may exist, and when appropriate, may design specific procedures to address these situations. The investment allocation policy may be amended by our Manager at any time without our consent. To the extent that our Manager's or our business changes in such a way as to give rise to conflicts not currently addressed by our Manager's investment allocation policy, our Manager may need to refine its investment allocation policy to address such situation. Our independent directors will review our Manager's compliance with its investment allocation policy and the conflicts or potential conflicts of interest surrounding our Manager. In addition, to avoid any actual or perceived conflicts of interest with our Manager, prior to an acquisition of any security structured or issued by an entity managed by our Manager or any of its affiliates, the purchase or sale of any asset from or to an entity managed by our Manager or any of its affiliates, including the RLJ/Western Public-Private Investment Fund, or any co-investment with an entity managed by our Manager or any of its affiliates, such transaction must be approved by our board of directors, including a majority of our independent directors.

        We have agreed to pay our Manager a base management fee that is not tied to our performance and an incentive fee that is based entirely on our performance. This compensation-based arrangement may cause our Manager to acquire assets with higher yield potential, which are generally riskier or more speculative. The base management fee component may not sufficiently incentivize our Manager to generate attractive risk-adjusted returns for us. The performance-based incentive fee component may cause our Manager to place undue emphasis on the maximization of net income, including through the use of leverage, at the expense of other criteria, such as preservation of capital, to achieve higher incentive distributions. This could result in increased risk to the value of our portfolio of assets.

        We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, subject to our Manager's investment allocation policy, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us.

REIT Qualification

        We intend to elect and qualify as a REIT commencing with our initial taxable year ending on December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

        So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income that we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income or property.

1940 Act Exemption

        We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which is referred to herein as the 40% test. Excluded from the term "investment securities," among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

        We are organized as a holding company that conducts its businesses primarily through wholly-owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company because less than 40% of the value of its adjusted total assets on an unconsolidated basis will consist of "investment securities." The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our adjusted total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries.

        If the value of securities issued by our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our adjusted total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

        We expect certain of our subsidiaries to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally requires that at least 55% of such subsidiaries' assets must be comprised of qualifying real estate assets and at least 80% of each of their portfolios must be comprised of qualifying real estate assets and real estate related assets under the 1940 Act. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

        Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C). The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that our subsidiaries may rely on Section 3(c)(6) if, among other things, 55% of the assets of such subsidiaries consist of, and at least 55% of the income of such subsidiaries are derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of such subsidiaries.

        We may in the future organize special purpose subsidiaries that will borrow under the Term Asset-Backed Securities Loan Facility. We currently expect that these Term Asset-Backed Securities Loan Facility subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore, our interest in each of these Term Asset-Backed Securities Loan Facility subsidiaries would constitute an "investment security" for purposes of determining whether we pass the 40% test.

        We may in the future, however, organize one or more Term Asset-Backed Securities Loan Facility subsidiaries or other subsidiaries that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will also need to comply with the restrictions described in "Business—Operating and Regulatory Structure—1940 Act Exemption." Any Term Asset-Backed Securities Loan Facility subsidiary also would need to be structured to comply with any guidance that may be issued by the Division of Investment Management of the SEC on how the Term Asset-Backed Securities Loan Facility subsidiary must be organized to comply with the restrictions contained in Rule 3a-7.

        Compliance with Rule 3a-7 may require that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In light of the requirements of Rule 3a-7, our ability to manage assets held in a special purpose subsidiary that complies with

Rule 3a-7 will be limited and we may not be able to purchase or sell assets owned by that subsidiary when we would otherwise desire to do so, which could lead to losses. We expect that the aggregate value of our interests in our Term Asset-Backed Securities Loan Facility subsidiaries and other subsidiaries that may in the future seek to rely on Rule 3a-7, if any, will comprise less than 20% of our total assets on an unconsolidated basis.

        To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from the 1940 Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

        See "Business—Operating and Regulatory Structure—1940 Act Exemption" for a further discussion of the specific exemptions from registration under the 1940 Act that our subsidiaries are expected to rely on and the treatment of certain of our targeted asset classes for purposes of such exemptions.

        Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. See "Risk Factors—Risks Related to Our Business—Maintenance of our 1940 Act exemption imposes limits on our operations."

Restrictions on Ownership of Our Common Stock

        To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, our certificate of incorporation prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder; provided, however, that our board of directors may only waive the 9.8% ownership limit after it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT.

        Our certificate of incorporation also prohibits any person from, among other things:

  •
  beneficially or constructively owning shares of our capital stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code, or otherwise cause us to fail to qualify as a REIT; and

  •
  transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.

        In addition, our certificate of incorporation provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary and the purported owner or transferee acquiring no rights in such shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer resulting in such violation will be void from the time of such purported transfer.

        Our board of directors may impose additional terms of ownership and ownership restrictions on our stock in order to comply with U.S. Government financing requirements, including, but not limited to:

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  ownership restrictions limiting control of us by a government other than the United States to the level permitted under the Term Asset-Backed Securities Loan Facility; and

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  periodic disclosure to the Secretary of the U.S. Department of the Treasury regarding each stockholder that holds 10% or more of our equity interests.

THE OFFERING

Common stock offered by us	shares (plus up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriters' over-allotment option).
Common stock to be outstanding after this offering	shares.(1)
Use of proceeds

We intend to invest the net proceeds of this offering and the concurrent private placement of common stock to our Manager in our subsidiaries, which in turn will use such proceeds to purchase our target assets. As a result of the selection of our Manager, in a joint venture with The RLJ Companies, by the U.S. Department of the Treasury as a designated asset manager under the Legacy Securities Program, we anticipate allocating up to 40% of the net proceeds from this offering and the concurrent private placement to our Manager for investment in the RLJ/Western Public-Private Investment Fund, subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act. Until appropriate investments can be identified or until we receive capital calls from the RLJ/Western Public-Private Investment Fund, our Manager may invest these proceeds in interest-bearing short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT and maintain exemption from registration under the 1940 Act. These initial investments, if any, are expected to provide a lower net return than we will seek to achieve from investments in our target assets. We anticipate that we will be able to identify a sufficient amount of investments in our target assets within approximately six to nine months after the closing of this offering and the concurrent private placement. However, depending on the availability of appropriate investment opportunities and subject to prevailing market conditions, there can be no assurance that we will be able to identify a sufficient amount of investments within this timeframe. See "Use of Proceeds."

Distribution policy

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly dividends in an amount equal to our net taxable income. We plan to pay our first distribution in respect of the period from the closing of this offering through December 31, 2009, which may be prior

(1)
Includes (i) 100 shares of common stock we previously issued to Legg Mason, Inc., (ii)                         shares of common stock to be issued to our Manager in a concurrent private placement, (iii)                         shares of restricted common stock to be granted to our Manager upon consummation of this offering under the Manager Equity Plan, (iv)                         shares of restricted common stock to be granted to our executive officers and directors upon consummation of this offering under the Equity Plan. Does not include (i) an aggregate of                        additional shares of our common stock available for future grants under our equity incentive plans or (ii)                         shares of our common stock that we may issue and sell upon the exercise of the underwriters' over-allotment option.

to the time that we have fully invested the net proceeds from this offering and the concurrent private placement in investments in our target assets.

We cannot assure you that we will make any distributions to our stockholders. Any distributions that we make will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information, see "Distribution Policy."

Proposed NYSE symbol	"WMC"
Ownership and transfer restrictions

To assist us in complying with limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, our certificate of incorporation generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. See "Description of Capital Stock—Restrictions on Ownership and Transfer of our Capital Stock."

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading "Risk Factors" beginning on page 23 of this prospectus and all other information in this prospectus before investing in our common stock.

Our Corporate Information

        Our principal executive offices are located at 385 East Colorado Boulevard, Pasadena, California 91101. Our telephone number is (626) 844-9400. Our website is                        . The contents of our website are not a part of this prospectus. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Related to Our Business

We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

        We were organized in June 2009 and have no operating history. We have no assets and will commence operations only upon completion of this offering. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus. The results of our operations depend on several factors, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and economic conditions.

We may change any of our strategies, policies or procedures without stockholder consent.

        We may change any of our strategies, policies or procedures with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions at any time without the consent of our stockholders, which could result in an investment portfolio with a different risk profile. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this prospectus. These changes could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

We have not yet identified any specific investments in our target assets.

        We have not yet identified any specific investments in our target assets and as a result, you will not be able to evaluate any proposed investments before purchasing shares of our common stock. Additionally, our investments will be selected by our Manager and our stockholders will not have input into such investment decisions. Both of these factors will increase the uncertainty, and thus the risk, of investing in shares of our common stock.

        Until appropriate investments can be identified or until we receive capital calls from the RLJ/Western Public-Private Investment Fund, our Manager may invest the net proceeds of this offering and the concurrent private placement in interest-bearing short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT. These initial investments, if any, are expected to provide a lower net return than we will seek to achieve from investments in our target assets. Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we anticipate allocating up to 40% of the net proceeds from this offering and the concurrent private placement to our Manager for investment in the RLJ/Western Public-Private Investment Fund. We anticipate that we will be able to identify a sufficient amount of investments in our target assets within approximately six to nine months after the closing of this offering and the concurrent private placement. However, depending on the availability of appropriate investment opportunities and subject to prevailing market conditions, there can be no assurance that we will be able to identify a sufficient amount of investments within this timeframe. See "Use of Proceeds." Our Manager intends to conduct due diligence with respect to each investment and suitable investment opportunities may not be immediately available. Even if opportunities are available, there can be no assurance that our Manager's due diligence processes will uncover all relevant facts or that any investment will be successful.

We may allocate the net proceeds from this offering and the concurrent private placement to investments with which you may not agree.

        You will be unable to evaluate the manner in which the net proceeds of these offerings will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds from these offerings to make investments with which you may not agree. The failure of our management to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on our business, financial condition, liquidity, results of operations and ability to make distributions to our stockholders, and could cause the value of our common stock to decline.

There can be no assurance that the actions of the U.S. Government, the Federal Reserve, the U.S. Department of the Treasury and other governmental and regulatory bodies for the purpose of stabilizing the financial markets, including the establishment of the Term Asset-Backed Securities Loan Facility and the Public-Private Investment Program, or market response to those actions, will achieve the intended effect, and our business may not benefit from these actions and further government or market developments could adversely impact us.

        There can be no assurance that the Emergency Economic Stabilization Act of 2008, the Housing and Economic Recovery Act of 2008, the Term Asset-Backed Securities Loan Facility, or the TALF, the Public-Private Investment Program, or the PPIP, or other recent U.S. Government, Federal Reserve, U.S. Department of the Treasury and other governmental and regulatory actions will have a beneficial impact on the financial markets, including on current extreme levels of volatility. To the extent the market does not respond favorably to these initiatives or these initiatives do not function as intended, our business may not receive the anticipated positive impact from the legislation. There can also be no assurance that we will be eligible to participate in any programs established by the U.S. Government such as the TALF or the PPIP or, if we are eligible, that we will be able to utilize them successfully or at all. In addition, because the programs are designed, in part, to restart the market for certain of our target assets, the establishment of these programs may result in increased competition for attractive opportunities in our target assets. It is also possible that our competitors may utilize the programs which would provide them with attractive debt and equity capital funding from the U.S. Government. In addition, the U.S. Government, the Federal Reserve, the U.S. Department of the Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur, and such actions could have a dramatic impact on our business, results of operations and financial condition.

Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, the target assets in which we intend to invest.

        The U.S. Government, through the Federal Reserve, the Federal Housing Authority, or the FHA, and the Federal Deposit Insurance Corporation, or the FDIC, commenced implementation of programs designed to provide homeowners with assistance in avoiding residential or commercial mortgage loan foreclosures. The programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans.

        A significant number of loan modifications could result in a significant reduction in cash flows to the holders of the mortgage securities on an ongoing basis. These loan modification programs, as well as future legislative or regulatory actions, including amendments to the bankruptcy laws, that result in the modification of outstanding mortgage loans may adversely affect the value of, and the returns on, the target assets in which we intend to invest.

        The Helping Families Save Their Homes Act of 2009, which was enacted on May 20, 2009, provides a safe harbor for servicers entering into "qualified loss mitigation plans" with respect to residential mortgages originated before the act was enacted. By protecting servicers from certain liabilities, this safe harbor may encourage loan modifications and reduce the likelihood that investors in securitizations will be paid on a timely basis or will be paid in full.

We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these securities.

        We operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to acquire our target assets at attractive prices. In acquiring our target assets, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds (including other funds managed by our Manager), commercial and investment banks, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. Government, if we are not eligible to participate in programs established by the U.S. Government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for investments in our target assets may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives. In addition, the Federal Reserve's program to purchase Agency RMBS, has caused a narrowing in the yield differential between Agency RMBS and U.S. Treasuries. If this narrowing continues, our net interest margin with respect to Agency RMBS we expect to purchase could be negatively impacted.

Our investments may be concentrated and will be subject to risk of default.

        While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of directors. Therefore, our investments in our target assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly reduce our ability to make distributions to our stockholders.

The lack of liquidity in our investments may adversely affect our business.

        We expect that the assets that we will acquire will not be publicly traded. A lack of liquidity may result from the absence of a willing buyer or an established market for these assets, as well as legal or contractual restrictions on resale or the unavailability of financing for these assets. In addition, mortgage-related assets generally experience periods of illiquidity, including the recent period of delinquencies and defaults with respect to residential and commercial mortgage loans. The illiquidity of our investments may make it difficult for us to sell such investments if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our Manager has or could be attributed with material, non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Difficult conditions in the mortgage, residential and commercial real estate markets may cause us to experience market losses related to our holdings, and there is no assurance that these conditions will improve in the near future.

        Our results of operations are materially affected by conditions in the mortgage market, the residential and commercial real estate markets, the financial markets and the economy generally. The mortgage market has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or that they will not worsen. Disruption in the mortgage market negatively impacts new demand for homes and home price performance. There is a strong correlation between home price growth rates and mortgage loan delinquencies. The further deterioration of the RMBS, market may cause us to experience losses related to our assets and to sell assets at a loss. Declines in the market values of our investments may adversely affect our results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

        Dramatic declines in the residential and commercial real estate markets, with falling home prices and increasing foreclosures and unemployment, have resulted in significant asset write-downs by financial institutions, which have caused many financial institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. Institutions from which we may seek to obtain financing may have owned or financed residential or commercial mortgage loans, real estate-related securities and real estate loans, which have declined in value and caused them to suffer losses as a result of the recent downturn in the residential and commercial mortgage markets. Many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers, including other financial institutions. If these conditions persist, these institutions may become insolvent or tighten their lending standards, which could make it more difficult for us to obtain financing on favorable terms or at all. Our profitability may be adversely affected if we are unable to obtain cost-effective financing for our assets.

Our investments in MBS are generally subject to losses.

        We intend to acquire MBS. In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a mezzanine loan or B-Note, if any, then by the "first loss" subordinated security holder (generally, the "B-Piece" buyer) and then by the holder of a higher-rated security. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, mezzanine loans or B-Notes, and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related MBS. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.

We may acquire non-Agency RMBS collateralized by subprime mortgage loans, which are subject to increased risks.

        We may acquire non-Agency RMBS backed by collateral pools of mortgage loans that have been originated using underwriting standards that are less restrictive than those used in underwriting "prime mortgage loans" and "Alternative-A mortgage loans." These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories, mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, subprime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with subprime mortgage loans, the performance of non-Agency RMBS backed by subprime mortgage loans that we may acquire could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

The mortgage loans underlying the RMBS that we intend to acquire will be subject to defaults, foreclosure timeline extension, fraud and residential price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal, which could result in losses to us.

        Our investments in RMBS will be subject to the risks of defaults, foreclosure timeline extension, fraud and home price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal, accompanying the underlying residential mortgage loans. The ability of a borrower to repay a mortgage loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors may impair borrowers' abilities to repay their loans, including:

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  adverse changes in national and local economic and market conditions;

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  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

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  costs of remediation and liabilities associated with environmental conditions such as indoor mold;

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  the potential for uninsured or under-insured property losses;

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  acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses; and

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  acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001.

        In the event of defaults on the residential mortgage loans that underlie our investments in RMBS and the exhaustion of any underlying or any additional credit support, we may not realize our anticipated return on our investments and we may incur a loss on these investments. In addition, our investments in non-Agency RMBS will be backed by residential real property but, in contrast to Agency RMBS, their principal and interest will not be guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. Government. The ability of a borrower to repay these loans or other financial assets is dependent upon the income or assets of these borrowers.

The commercial mortgage loans underlying the CMBS we intend to acquire will be subject to defaults, foreclosure timeline extension, fraud and commercial price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal, which could result in losses to us.

        CMBS are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that may be greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things,

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  tenant mix;

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  success of tenant businesses;

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  property management decisions;

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  property location and condition;

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  competition from comparable types of properties;

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  changes in laws that increase operating expenses or limit rents that may be charged;

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  any need to address environmental contamination at the property or the occurrence of any uninsured casualty at the property;

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  changes in national, regional or local economic conditions and/or specific industry segments;

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  declines in regional or local real estate values;

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  declines in regional or local rental or occupancy rates;

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  increases in interest rates;

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  real estate tax rates and other operating expenses;

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  changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

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  acts of God, terrorist attacks, social unrest and civil disturbances.

If our Manager overestimates the loss-adjusted yields of our CMBS investments, we may experience losses.

        Our Manager will value our potential CMBS investments based on loss-adjusted yields, taking into account estimated future losses on the mortgage loans included in the securitization's pool of loans, and the estimated impact of these losses on expected future cash flows. Our Manager's loss estimates may not prove accurate, as actual results may vary from estimates. In the event that our Manager overestimates the pool level losses relative to the price we pay for a particular CMBS investment, we may experience losses with respect to such investment.

We may not control the special servicing of the mortgage loans included in the CMBS in which we invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

        With respect to CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans will be held by a "directing certificateholder" or a "controlling class representative," which is appointed by the holders of the most subordinate class of CMBS in such series (except in the case of CMBS financed by the TALF, where TALF rules prohibit control by investors in a subordinate class once the principal balance of that class is reduced to less than 25% of its initial principal balance as a result of both actual realized losses and "appraisal reduction amounts"). We may not have the right to appoint the directing certificateholder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect our interests.

The receivables underlying the ABS we may acquire are subject to credit exposure, which could result in losses to us.

        ABS are securities backed by various asset classes including auto loans, student loans, credit card loans, equipment loans, floor plan loans and small business loans fully guaranteed as to principal and interest by the U.S. Small Business Administration, or the SBA. ABS remain subject to the credit exposure of the underlying receivables. In the event of increased rates of delinquency with respect to any receivables underlying our ABS, we may not realize our anticipated return on these investments.

We may experience a decline in the market value of our assets.

        A decline in the market value of our assets may require us to recognize an "other-than-temporary" impairment against such assets under GAAP if we were to determine that, with respect to any assets in unrealized loss positions, we do not have the ability and intent to hold such assets to maturity or for a period of time sufficient to allow for recovery to the amortized cost of such assets. If such a determination were to be made, we would recognize unrealized losses through earnings and write down the amortized cost of such assets to a new cost basis, based on the fair market value of such assets on the date they are considered to be other-than-temporarily impaired. Such impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such assets could further affect our future losses or gains, as they are based on the difference between the sale price received and adjusted amortized cost of such assets at the time of sale.

Some of our portfolio investments will be recorded at fair value and, as a result, there will be uncertainty as to the value of these investments.

        Some of our portfolio investments will be in the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We will value these investments quarterly at fair value, as determined in accordance with Statement of Financial Accounting Standards, or SFAS, No. 157, "Fair Value Measurements," or SFAS 157, which may include unobservable inputs. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

Because we intend to acquire fixed-rate securities, an increase in interest rates on our borrowings may adversely affect our book value.

        Increases in interest rates may negatively affect the market value of our assets. Any fixed-rate securities that we invest in generally will be more negatively affected by these increases than adjustable-rate securities. In accordance with accounting rules, we will be required to reduce our book value by the amount of any decrease in the market value of our assets that are classified for accounting purposes as available-for-sale. We will be required to evaluate our assets on a quarterly basis to determine their fair value by using third party bid price indications provided by dealers who make markets in these securities or by third-party pricing services. If the fair value of a security is not available from a dealer or third-party pricing service, we will estimate the fair value of the security using a variety of models and analyses, taking into consideration aggregate characteristics including, but not limited to, type of collateral, index, margin, periodic interest rate caps, lifetime interest rate caps, underwriting standards, age and delinquency experience. However, the fair value reflects estimates and may not be indicative of the amounts we would receive in a current market exchange. If we determine that an agency security is other-than-temporarily impaired, we would be required to reduce the value of such agency security on our balance sheet by recording an impairment charge in our income statement and our stockholders' equity would be correspondingly reduced. Reductions in stockholders' equity decrease the amounts that we may borrow to purchase additional target assets, which could restrict our ability to increase our net income.

An increase in interest rates may cause a decrease in the volume of certain of our target assets, which could adversely affect our ability to acquire target assets that satisfy our investment objectives and to generate income and make distributions.

        Rising interest rates generally reduce the demand for mortgage loans due to the higher cost of borrowing. A reduction in the volume of mortgage loans originated may affect the volume of our target assets available to us, which could adversely affect our ability to acquire assets that satisfy our investment objectives. Rising interest rates may also cause our target assets that were issued prior to an interest rate increase to provide yields that are below prevailing market interest rates. If rising interest rates cause us to be unable to acquire a sufficient volume of our target assets with a yield that is above our borrowing cost, our ability to satisfy our investment objectives and to generate income and make distributions may be materially and adversely affected.

        The relationship between short-term and longer-term interest rates is often referred to as the "yield curve." Ordinarily, short-term interest rates are lower than longer-term interest rates. If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because we expect our investments, on average, generally will bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net income and the market value of our net assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested, the spread between the yields on the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event our borrowing costs may exceed our interest income and we could incur operating losses.

Increases in interest rates could adversely affect the value of our investments and cause our interest expense to increase, which could result in reduced earnings or losses and negatively affect our profitability as well as the cash available for distribution to our stockholders.

        We will seek to invest in non-Agency RMBS, CMBS, ABS and Agency RMBS. In a normal yield curve environment, an investment in such assets will generally decline in value if long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders.

        A significant risk associated with our target assets is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates increased significantly, the market value of these investments would decline, and the duration and weighted average life of the investments would increase. We could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on any repurchase agreements we may enter into.

        Market values of our investments may decline without any general increase in interest rates for a number of reasons, such as increases or expected increases in defaults, or increases or expected increases in voluntary prepayments for those investments that are subject to prepayment risk or widening of credit spreads.

        In addition, in a period of rising interest rates, our operating results will depend in large part on the difference between the income from our assets and our financing costs. We anticipate that, in most cases, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets.

Interest rate mismatches between our RMBS backed by adjustable-rate mortgages or hybrid adjustable-rate mortgages and our borrowings used to fund our purchases of these assets may cause us to suffer losses.

        We may fund our RMBS with borrowings that have interest rates that adjust more frequently than the interest rate indices and repricing terms of RMBS backed by adjustable-rate mortgages, or ARMs, or hybrid adjustable-rate mortgages, or hybrid ARMs. Accordingly, if short-term interest rates increase, our borrowing costs may increase faster than the interest rates on RMBS backed by ARMs or hybrid ARMs adjust. As a result, in a period of rising interest rates, we could experience a decrease in net income or a net loss.

        In most cases, the interest rate indices and repricing terms of RMBS backed by ARMs or hybrid ARMs and our borrowings will not be identical, thereby potentially creating an interest rate mismatch between our investments and our borrowings. While the historical spread between relevant short-term interest rate indices has been relatively stable, there have been periods when the spread between these indices was volatile. During periods of changing interest rates, these interest rate index mismatches could reduce our net income or produce a net loss, and adversely affect the level of our dividends and the market price of our common stock.

        In addition, RMBS backed by ARMs or hybrid ARMs will typically be subject to lifetime interest rate caps that limit the amount an interest rate can increase through the maturity of the RMBS. However, our borrowings under repurchase agreements typically will not be subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while caps could limit the interest rates on these types of RMBS. This problem is magnified for RMBS backed by ARMs or hybrid ARMs that are not fully indexed. Further, some RMBS backed by ARMs or hybrid ARMs may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we may receive less cash income on these types of RMBS than we need to pay interest on our related borrowings. These factors could reduce our net interest income and cause us to suffer a loss during periods of rising interest rates.

Interest rate fluctuations may adversely affect the level of our net income and the value of our assets and common stock.

        Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations present a variety of risks, including the risk of a narrowing of the difference between asset yields and borrowing rates, flattening or inversion of the yield curve and fluctuating prepayment rates, and may adversely affect our income and the value of our assets and common stock.

Prepayment rates may adversely affect the value of our investment portfolio.

        Pools of residential mortgage loans underlie the RMBS that we will acquire. In the case of residential mortgage loans, there are seldom any restrictions on borrowers' abilities to prepay their loans. We will generally receive payments from principal payments that are made on these underlying mortgage loans. When borrowers prepay their mortgage loans faster than expected, this results in prepayments that are faster than expected on the RMBS. Faster than expected prepayments could adversely affect our profitability, including in the following ways:

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  We may purchase RMBS that have a higher interest rate than the market interest rate at the time. In exchange for this higher interest rate, we may pay a premium over the par value to acquire the security. In accordance with GAAP, we may amortize this premium over the estimated term of the RMBS. If the RMBS is prepaid in whole or in part prior to its maturity date, however, we may be required to expense the premium that was prepaid at the time of the prepayment.

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  We anticipate that a substantial portion of our adjustable-rate RMBS may bear interest rates that are lower than their fully indexed rates, which are equivalent to the applicable index rate plus a margin. If an adjustable-rate RMBS is prepaid prior to or soon after the time of adjustment to a fully-indexed rate, we will have held that RMBS while it was least profitable and lost the opportunity to receive interest at the fully indexed rate over the remainder of its expected life.

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  If we are unable to acquire new RMBS similar to the prepaid RMBS, our financial condition, results of operation and cash flow would suffer. Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayment rates also may be affected by conditions in the housing and financial markets, general economic conditions and the relative interest rates on fixed-rate mortgages, or FRMs, and ARMs.

        While we will seek to minimize prepayment risk to the extent practical, in selecting investments we must balance prepayment risk against other risks and the potential returns of each investment. No strategy can completely insulate us from prepayment risk.

Recent market conditions may upset the historical relationship between interest rate changes and prepayment trends, which would make it more difficult for us to analyze our investment portfolio.

        Our success depends on our ability to analyze the relationship of changing interest rates on prepayments of the mortgage loans that underlie our RMBS. Changes in interest rates and prepayments affect the market price of the target assets that we intend to purchase and any target assets that we hold at a given time. As part of our overall portfolio risk management, we will analyze interest rate changes and prepayment trends separately and collectively to assess their effects on our investment portfolio. In conducting our analysis, we will depend on certain assumptions based upon historical trends with respect to the relationship between interest rates and prepayments under normal market conditions. If the recent dislocations in the mortgage market or other developments change the way that prepayment trends have historically responded to interest rate changes, our ability to (1) assess the market value of our investment portfolio, (2) implement any hedging strategies and (3) implement techniques to reduce our prepayment rate volatility would be significantly affected, which could materially adversely affect our financial position and results of operations.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to make distributions to all stockholders.

        Our business is highly dependent on communications and information systems of our Manager. Any failure or interruption of our Manager's systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to make distributions to our stockholders.

Maintenance of our 1940 Act exemption imposes limits on our operations.

        We intend to conduct our operations so that neither we nor our subsidiaries are required to register as an investment company under the 1940 Act. Because we are a holding company that will conduct our businesses through our wholly-owned or majority-owned subsidiaries, the securities issued by these subsidiaries that are excepted from the definition of "investment company" under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, together with any other investment securities owned by us, may not have a combined value in excess of 40% of the value of our adjusted total assets on an unconsolidated basis (the "40% test"). This requirement limits the types of businesses in which we may engage through our subsidiaries. In addition, the assets we and our subsidiaries may acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated under the 1940 Act, which may adversely affect our performance.

        If the value of securities issued by our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our adjusted total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

        Certain of our subsidiaries may rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally requires that at least 55% of each of their assets be comprised of qualifying real estate assets and at least 80% of each of their assets be comprised of qualifying real estate assets and real estate-related assets under the 1940 Act. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

        Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C). The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that our subsidiaries may rely on Section 3(c)(6) if, among other things, 55% of the assets of such subsidiaries consist of, and at least 55% of the income of such subsidiaries are derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of such subsidiaries.

        In addition, if we organize special purpose subsidiaries in the future that will borrow under the TALF, we currently expect that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore our interest in each of these TALF subsidiaries would constitute an "investment security" for purposes of determining whether we pass the 40% test.

        We may in the future, however, organize one or more TALF subsidiaries or other subsidiaries that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will also need to comply with the restrictions described in "Business—Operating and Regulatory Structure—1940 Act Exemption." In general, Rule 3a-7 exempts from the 1940 Act issuers that limit their activities as follows:

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  the issuer issues securities the payment of which depends primarily on the cash flow from "eligible assets," which include many of the types of assets that we expect to acquire in our TALF fundings, that by their terms convert into cash within a finite time period;

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  any securities sold to the public are fixed income securities rated investment grade by at least one rating agency (fixed income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to "qualified institutional buyers" and to persons involved in the organization or operation of the issuer);

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  the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued, (2) so that the acquisition or disposition does not result in a downgrading of the issuer's fixed income securities and (3) the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

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  unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets, and meets rating agency requirements for commingling of cash flows.

        Any TALF subsidiary also would need to be structured to comply with any guidance that may be issued by the Division of Investment Management of the SEC on how the TALF subsidiary must be organized to comply with the restrictions contained in Rule 3a-7. Compliance with Rule 3a-7 may require that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In light of the requirements of Rule 3a-7, our ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and we may not be able to purchase or sell assets owned by that subsidiary when we would otherwise desire to do so, which could lead to losses. We expect that the aggregate value of our interests in our TALF subsidiaries and other subsidiaries that may in the future seek to rely on Rule 3a-7, if any, will comprise less than 20% of our total assets on an unconsolidated basis.

        The determination of whether an entity is a majority-owned subsidiary of ours is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

        There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we or our subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of common stock. The loss of our 1940 Act exemption would also permit our Manager to terminate the management agreement, which could result in material adverse effect on our business and results of operations.

Risks Related to Financing and Hedging

We expect to use leverage in executing our business strategy, which may adversely affect the return on our assets and may reduce cash available for distribution to our stockholders, as well as increase losses when economic conditions are unfavorable.

        We expect to use leverage to finance our assets through borrowings under programs established by the U.S. Government such as the TALF and the PPIP (to the extent available to us), borrowings from repurchase agreements and other secured and unsecured forms of borrowing. There are no limits on the maximum amount of leverage that we may use, and we are not required to maintain any particular asset-to-equity leverage. The amount of leverage we may deploy for particular assets will depend upon our Manager's assessment of the credit and other risks of those assets. We expect under current market conditions to deploy approximately two to six times leverage on our non-Agency RMBS and approximately five times leverage on our CMBS through programs established by the U.S. Government, such as the TALF and the PPIP. We expect, initially, that we may deploy, on a debt-to-equity basis, up to six to eight times leverage on our Agency RMBS assets using private funding sources.

        The capital and credit markets have experienced extreme volatility and disruption since July 2007. In a large number of cases, the markets have exerted downward pressure on stock prices and credit capacity for issuers. Our access to capital depends upon a number of factors over which we have little or no control, including:

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  general market conditions;

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  the market's view of the quality of our assets;

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  the market's perception of our growth potential;

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  our eligibility to participate in and access capital from programs established by the U.S. Government;

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  our current and potential future earnings and cash distributions; and

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  the market price of the shares of our capital stock.

        The current weakness in the financial markets, the residential and commercial mortgage markets and the economy could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. Current market conditions have affected different types of financing for mortgage-related assets to varying degrees, with some sources generally being unavailable, others being available but at a higher cost, while others being largely unaffected. For example, in the repurchase agreement market, non-Agency RMBS have been more difficult to finance than Agency RMBS. Repurchase agreement counterparties have generally increased haircuts, which are the percentages that represent how much the amount of the loan is less than the value of the collateral securing the loan. Repurchase agreement counterparties have taken these steps in order to compensate themselves for a perceived increased risk due to the illiquidity of the underlying collateral. In some cases, margin calls have forced borrowers to liquidate collateral in order to meet the capital requirements of these margin calls, resulting in losses.

        The return on our assets and cash available for distribution to our stockholders may be reduced to the extent that market conditions prevent us from leveraging our assets or cause the cost of our financing to increase relative to the income that can be derived from the assets acquired. Our financing costs will reduce cash available for distributions to stockholders. We may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale to satisfy the obligations. We plan to leverage our Agency RMBS through repurchase agreements. A decrease in the value of these assets may lead to margin calls which we will have to satisfy. We may not have the funds available to satisfy any such margin calls and may be forced to sell assets at significantly depressed prices due to market conditions or otherwise, which may result in losses. The satisfaction of such margin calls may reduce cash flow available for distribution to our stockholders. Any reduction in distributions to our stockholders may cause the value of our common stock to decline.

There can be no assurance that our Manager will be able to prevent mismatches in the maturities of our assets and liabilities.

        Because we will employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities can create risk in the need to continually renew or otherwise refinance our liabilities. Our net interest margins will be dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. Our Manager expects to actively employ portfolio-wide and security-specific risk measurement and management processes in our daily operations. Our Manager's risk management tools will include software and services licensed or purchased from third parties, in addition to proprietary systems and analytical methods developed internally. There can be no assurance that these tools and the other risk management techniques described above will protect us from asset/liability risks.

There can be no assurance that we will be able to successfully utilize U.S. Government equity and debt financing to acquire non-Agency RMBS, CMBS and ABS.

        We may acquire non-Agency RMBS, CMBS and ABS primarily with financings under the TALF. To date, neither the Federal Reserve Bank of New York, or the FRBNY, nor the U.S. Department of the Treasury has announced how the TALF will be expanded to cover non-Agency RMBS. On June 4, 2009, William Dudley, president of the FRBNY, stated that the FRBNY was still assessing whether or not to include non-Agency RMBS as eligible assets to be financed under the TALF and was still in the process of assessing the feasibility and potential impact of such a program. There can be no assurance that the TALF will be expanded to include non-Agency RMBS. Furthermore, there can be no assurance that we will be able to utilize TALF successfully, or at all, to purchase non-Agency RMBS, CMBS and/or ABS.

        Our Manager, in a joint venture with The RLJ Companies, has been selected as a pre-qualified asset manager under the PPIP. We anticipate being able to benefit from the financing available under the PPIP, primarily by allocating up to 40% of the net proceeds from this offering and the concurrent private placement to our Manager for investment in the RLJ/Western Public-Private Investment Fund. There can be no assurance, however, that we will be eligible to participate in this program or, if we are eligible, that we will be able to utilize it successfully or at all. In addition, the terms of our investment in the RLJ/Western Public-Private Investment Fund and the U.S. Government financing that may be available to it, as described herein, have not been finalized. As a result, there can be no assurance that the final terms of the RLJ/Western Public-Private Investment Fund will be as favorable to us as those described herein. See "Business—Recent Regulatory Developments—The Public-Private Investment Program."

If a counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term, or if we default on our obligations under the repurchase agreement, we will lose money on our repurchase transactions.

        When we engage in repurchase transactions, we will generally sell securities to lenders (repurchase agreement counterparties) and receive cash from these lenders. The lenders will be obligated to resell the same securities back to us at the end of the term of the transaction. Because the cash we receive from the lender when we initially sell the securities to the lender will be less than the value of those securities (this difference is the haircut), if the lender defaults on its obligation to resell the same securities back to us we may incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). We would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Further, if we default on one of our obligations under a repurchase transaction, the lender can terminate the transaction and cease entering into any other repurchase transactions with us. We expect our repurchase agreements will contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. Any losses we incur on our repurchase transactions could adversely affect our earnings and thus our cash available for distribution to our stockholders.

Our use of repurchase agreements to finance our target assets may give our lenders greater rights in the event that either we or a lender files for bankruptcy.

        Our borrowings under repurchase agreements for our target assets may qualify for special treatment under the U.S. Bankruptcy Code, giving our lenders the ability to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to take possession of and liquidate the assets that we have pledged under their repurchase agreements without delay in the event that we file for bankruptcy. Furthermore, the special treatment of repurchase agreements under the U.S. Bankruptcy Code may make it difficult for us to recover our pledged assets in the event that a lender party to such agreement files for bankruptcy. Therefore, our use of repurchase agreements to finance our investments exposes our pledged assets to risk in the event of a bankruptcy filing by either a lender or us.

We intend to use repurchase agreement financing to acquire our target assets, and our inability to access this funding could have a material adverse effect on our results of operations, financial condition and business.

        We intend to use repurchase agreement financing as a strategy to increase the return on our assets. However, we may not be able to achieve our desired leverage ratio for a number of reasons, including if the following events occur:

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  our lenders do not make repurchase agreement financing available to us at acceptable rates;

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  certain of our lenders exit the repurchase market;

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  our lenders require that we pledge additional collateral to cover our borrowings, which we may be unable to do; or

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  we determine that the leverage would expose us to excessive risk.

        Our ability to fund our target assets may be impacted by our ability to secure repurchase agreement financing on acceptable terms. We can provide no assurance that lenders will be willing or able to provide us with sufficient financing. In addition, because repurchase agreements are short term commitments of capital, lenders may respond to market conditions making it more difficult for us to secure continued financing. During certain periods of the credit cycle, lenders may curtail their willingness to provide financing.

        If major market participants continue to exit the repurchase agreement financing business, the value of our target assets could be negatively impacted, thus reducing net stockholder equity, or book value. Furthermore, if many of our potential lenders are unwilling or unable to provide us with repurchase agreement financing, we could be forced to sell our target assets at an inopportune time when prices are depressed. In addition, if the regulatory capital requirements imposed on our lenders change, they may be required to significantly increase the cost of the financing that they provide to us. Our lenders also may revise their eligibility requirements for the types of assets they are willing to finance or the terms of such financings, based on, among other factors, the regulatory environment and their management of perceived risk, particularly with respect to assignee liability. Moreover, the amount of financing we will receive under our repurchase agreements will be directly related to the lenders' valuation of the assets that secure the outstanding borrowings. Typically, repurchase agreements grant the respective lender the absolute right to reevaluate the market value of the assets that secure outstanding borrowings at any time. If a lender determines in its sole discretion that the value of the assets has decreased, it has the right to initiate a margin call. A margin call would require us to transfer additional assets to such lender without any advance of funds from the lender for such transfer or to repay a portion of the outstanding borrowings. Any such margin call could have a material adverse effect on our results of operations, financial condition, business, liquidity and ability to make distributions to our stockholders, and could cause the value of our common stock to decline. We may be forced to sell assets at significantly depressed prices to meet such margin calls and to maintain adequate liquidity, which could cause us to incur losses. Moreover, to the extent we are forced to sell assets at such time, given market conditions, we may be selling at the same time as others facing similar pressures, which could exacerbate a difficult market environment and which could result in our incurring significantly greater losses on our sale of such assets. In an extreme case of market duress, a market may not even be present for certain of our assets at any price.

        Our liquidity may also be adversely affected by margin calls under repurchase agreements for our target assets because we will be dependent in part on the lenders' valuation of the collateral securing the financing. Any such margin call could harm our liquidity, results of operation, and financial condition. Additionally, in order to obtain cash to satisfy a margin call, we may be required to liquidate assets at a disadvantageous time, which could cause us to incur further losses and adversely affect our results of operations and financial condition.

The current dislocations in the residential and commercial mortgage sector could cause one or more of our potential lenders to be unwilling or unable to provide us with financing for our target assets on attractive terms or at all.

        Dramatic declines in the residential and commercial real estate markets, with decreasing home prices and increasing foreclosures and unemployment, have resulted in significant asset write-downs by financial institutions, which have caused many financial institutions to seek additional capital, tighten their lending standards, reduce their lending capacity, to merge with other institutions and, in some cases, to fail. This has resulted in a fewer number of potential repurchase agreement counterparties operating in the market. In addition, many commercial banks, investment banks and insurance companies have announced extensive losses from exposure to the residential and commercial mortgage markets. These losses have reduced financial industry capital, leading to reduced liquidity for some institutions. Many of these institutions may have owned or financed assets that have declined in value and caused them to suffer losses, enter bankruptcy proceedings, further tighten their lending standards or increase the amount of equity capital or haircut required to obtain financing. Further contraction among lenders, insolvency of lenders or other general market disruptions could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing on attractive terms or at all. This could increase our financing costs and reduce our access to liquidity. If one or more major market participants fails or otherwise experiences a major liquidity crisis, as was the case for Bear Stearns & Co. in March 2008 and Lehman Brothers Holdings Inc. in September 2008, it could negatively impact the marketability of all fixed-income securities, including our target assets, and this could negatively impact the value of the assets that we acquire, thus reducing our net book value. Furthermore, if many of our potential lenders are unwilling or unable to provide us with financing, we could be forced to sell our assets at an inopportune time when prices are depressed.

The repurchase agreements that we intend to use to finance our investments may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired.

        We intend to use repurchase agreements to finance acquisitions of our target assets. If the market value of the target asset pledged or sold by us to a financing institution pursuant to a repurchase agreement declines, we may be required by the financing institution to provide additional collateral or pay down a portion of the funds advanced, but we may not have the funds available to do so, which could result in defaults. Posting additional collateral to support our credit will reduce our liquidity and limit our ability to leverage our assets, which could adversely affect our business. In the event we do not have sufficient liquidity to meet such requirements, financing institutions can accelerate repayment of our indebtedness, increase interest rates, liquidate our collateral or terminate our ability to borrow. Such a situation would likely result in a rapid deterioration of our financial condition and possibly necessitate a filing for bankruptcy protection.

        Further, financial institutions providing the repurchase facilities may require us to maintain a certain amount of cash uninvested or to set aside non-levered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

Lenders may require us to enter into restrictive covenants relating to our operations.

        When we obtain financing, lenders could impose restrictions on us that would affect our ability to incur additional debt, our capability to make distributions to stockholders and our flexibility to determine our operating policies. Loan documents we execute may contain negative covenants that limit, among other things, our ability to repurchase stock, distribute more than a certain amount of our funds from operations, and employ leverage beyond certain amounts.

An increase in our borrowing costs relative to the interest that we receive on investments in our target assets may adversely affect our profitability and cash available for distribution to our stockholders.

        As our financings mature, we will be required either to enter into new borrowings or to sell certain of our investments. An increase in short-term interest rates at the time that we seek to enter into new borrowings would reduce the spread between our returns on our assets and the cost of our borrowings.

This would adversely affect our returns on our assets, which might reduce earnings and, in turn, cash available for distribution to our stockholders.

We may enter into hedging transactions that could expose us to contingent liabilities in the future.

        Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, part of our investment strategy may involve entering into hedging transactions that could require us to fund cash payments in certain circumstances (such as the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

        Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we may pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates. Our hedging activity would vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

  •
  interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

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  available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

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  due to a credit loss, the duration of the hedge may not match the duration of the related liability;

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  the amount of income that a REIT may earn from hedging transactions (other than hedging transactions that satisfy certain requirements of the Internal Revenue Code or that are done through a TRS) to offset interest rate losses is limited by federal tax provisions governing REITs;

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  the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

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  the hedging counterparty owing money in the hedging transaction may default on its obligation to pay.

        Our hedging transactions, which would be intended to limit losses, may actually adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

        In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction would most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we would seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for any hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Changes in accounting treatment may adversely affect our reported profitability.

        In February 2008, the Financial Accounting Standards Board, or the FASB, issued final guidance regarding the accounting and financial statement presentation for transactions that involve the acquisition of Agency RMBS from a counterparty and the subsequent financing of these securities through repurchase agreements with the same counterparty. We will evaluate our position based on the final guidance issued by FASB. If we do not meet the criteria under the final guidance to account for the transactions on a gross basis, our accounting treatment would not affect the economics of these transactions, but would affect how these transactions are reported on our financial statements. If we are not able to comply with the criteria under this final guidance for same party transactions we would be precluded from presenting Agency RMBS and the related financings, as well as the related interest income and interest expense, on a gross basis on our financial statements. Instead, we would be required to account for the purchase commitment and related repurchase agreement on a net basis and record a forward commitment to purchase Agency RMBS as a derivative instrument. Such forward commitments would be recorded at fair value with subsequent changes in fair value recognized in earnings. Additionally, we would record the cash portion of our investment in Agency RMBS as a mortgage related receivable from the counterparty on our balance sheet. Although we would not expect this change in presentation to have a material impact on our net income, it could have an adverse impact on our operations. It could have an impact on our ability to include certain Agency RMBS purchased and simultaneously financed from the same counterparty as qualifying real estate interests or real estate-related assets used to qualify under the exemption to not have to register as an investment company under the 1940 Act. It could also limit our investment opportunities as we may need to limit our purchases of Agency RMBS that are simultaneously financed with the same counterparty.

We may fail to qualify for hedge accounting treatment.

        We intend to record any derivative and hedging transactions in accordance with Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, or SFAS 133. Under these standards, we may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the SFAS 133 definition of a derivative (such as short sales), we fail to satisfy SFAS 133 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction.

We have limited experience in making critical accounting estimates, and our financial statements may be materially affected if our estimates prove to be inaccurate.

        Financial statements prepared in accordance with GAAP require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. Significant areas of accounting requiring the application of management's judgment include, but are not limited to (1) assessing the adequacy of the allowance for loan losses and (2) determining the fair value of investment securities. These estimates, judgments and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required. In addition, because we have limited operating history in some of these areas and limited experience in making these estimates, judgments and assumptions, the risk of future charges to income may be greater than if we had more experience in these areas. Any such charges could significantly harm our business, financial condition, results of operations and the price of our securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies" for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our business, financial condition and results of operations.

Risks Related to the TALF and the PPIP

There is no assurance that the selection of our Manager, in a joint venture with The RLJ Companies, as a designated asset manager under the PPIP will lead to establishment of the RLJ/Western Public-Private Investment Fund, or that the RLJ/Western Public-Private Investment Fund, if established, will be on terms acceptable for us as an investor.

        Our Manager, in a joint venture with The RLJ Companies, has been selected by the U.S. Department of the Treasury as a PPIP asset manager. It is contemplated that this joint venture will establish the RLJ/Western Public-Private Investment Fund, which will be funded by the U.S. Department of the Treasury and investors and will be managed by the joint venture. Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we anticipate allocating up to 40% of the net proceeds from this offering and the concurrent private placement to our Manager for investment in the RLJ/Western Public-Private Investment Fund. The establishment of the RLJ/Western Public-Private Investment Fund, however, is subject to a number of conditions, including (i) the joint venture raising at least $500 million of capital from investors within the 12 weeks after July 8, 2009; (ii) negotiation of definitive documentation; and (iii) completion of due diligence and other matters. The preliminary understandings between the U.S. Department of the Treasury and the joint venture are by their terms not legally binding. No assurance can be made that the conditions to establishment of the RLJ/Western Public-Private Investment Fund will be fulfilled or that the RLJ/Western Public-Private Investment Fund will be established as envisioned at the present time or at all. There can be no assurance as to how the RLJ/Western Public-Private Investment Fund will operate once it is formed. Further, the RLJ/Western Public-Private Investment Fund may not be established. If for some reason the RLJ/Western Public-Private Investment Fund is not established or ceases to operate, we expect to deploy our capital to other assets within our targeted asset classes.

        In addition, under the terms of the Legacy Securities Program, the U.S. Department of the Treasury has the right, in its sole discretion, to cease the funding of committed but undrawn equity capital and debt financing to a specific fund participating in the Legacy Securities Program, such as the RLJ/Western Public-Private Investment Fund after one year of operations. If this were to occur with respect to the RLJ/Western Public-Private Investment Fund, we would likely be unable to obtain capital and debt financing on similar terms and such actions may adversely affect our ability to purchase eligible assets and may otherwise affect expected returns on our portfolio assets.

The RLJ/Western Public-Private Investment Fund, if established, will operate independently of us and outside of our control and may have interests that conflict with our interests.

        Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we anticipate allocating up to 40% of the net proceeds from this offering and the concurrent private placement to our Manager for investment in the RLJ/Western Public-Private Investment Fund. The RLJ/Western Public-Private Investment Fund will be funded, operated and managed under arrangements that are separate from us and outside of our control. As a result, the RLJ/Western Public-Private

Investment Fund may have higher risk tolerances or different risk assessments than what we or our stockholders might determine is reasonable.

        While we currently expect to purchase a significant interest in the RLJ/Western Public-Private Investment Fund, the terms of our ownership interest are expected to provide that our interest is non-voting for so long as we are affiliated with the RLJ/Western Public-Private Investment Fund through our relationship with our Manager. As a result, we will not be able to influence any decisions made by the RLJ/Western Public-Private Investment Fund. Decisions made by the RLJ/Western Public-Private Investment Fund may be adverse to us and our stockholders. For example, we expect to have no influence over the timing of capital calls by the RLJ/Western Public-Private Investment Fund. To the extent that the RLJ/Western Public-Private Investment Fund does not deploy capital within the timeframes we expect, we may not be able to receive the returns on our capital as quickly as we would like, but we nevertheless will need to maintain sufficient capital available to satisfy our capital call obligation to the RLJ/Western Public-Private Investment Fund.

        Our Manager will be subject to contractual arrangements with respect to the RLJ/Western Public-Private Investment Fund that are separate and distinct from the arrangements that our Manager has with respect to its management of us. At any given time, our Manager may be expected to have interests with respect to managing the RLJ/Western Public-Private Investment Fund that are actually or potentially in conflict with our interests. For example, even though our Manager has agreed to reduce the portion of the base management fee and the incentive fee set forth in the management agreement attributable to equity investments in the RLJ/Western Public-Private Investment Fund by the amount of any separate fees payable to our Manager that are attributable to our equity investments in the RLJ/Western Public-Private Investment Fund, our Manager may nevertheless have a conflict of interest in recommending our participation in the RLJ/Western Public-Private Investment Fund because the fees payable by the RLJ/Western Public-Private Investment Fund may be greater than the fees payable by us under the management agreement.

We will not be able to withdraw our funds from the RLJ/Western Public-Private Investment Fund and the RLJ/Western Public-Private Investment Fund may not make distributions to its holders, including us, when we expect, if at all, which may materially adversely affect our liquidity position and ability to make or sustain dividends to our stockholders.

        In order to take advantage of certain aspects of the Legacy Securities Program, including certain financing opportunities available from the U.S. Department of the Treasury, public-private investment funds, or PPIFs, do not give investors, such as us, voluntary withdrawal rights. If we have a need for additional liquidity or we otherwise determine to decrease our exposure to the assets held by the RLJ/Western Public-Private Investment Fund, we will not be able to withdraw funds from the RLJ/Western Public-Private Investment Fund and may be forced to sell other assets at significantly depressed prices to maintain adequate liquidity or to adjust our asset allocations across our target asset classes, which could cause us to incur losses. In addition, since we will not be able to withdraw funds from the RLJ/Western Public-Private Investment Fund, we will be dependent on distributions from the RLJ/Western Public-Private Investment Fund and our other assets for liquidity.

        The liquidity needs of the RLJ/Western Public-Private Investment Fund will be different than ours, and the RLJ/Western Public-Private Investment Fund may not be in a position to make distributions to its holders, including us, when we expect or when we have a need for additional liquidity. We will not have any control over the timing and amount of distributions, if any, that the RLJ/Western Public-Private Investment Fund makes to its holders, including us. If the RLJ/Western Public-Private Investment Fund does not make distributions, or the distributions it does make are not consistent with our expectations, it could cause a material adverse effect on our results of operations, financial condition, business, liquidity and ability to make distributions to our stockholders. In addition, we may be forced to sell other assets at significantly depressed prices to maintain adequate liquidity if the RLJ/Western Public-Private Investment Fund is unable or unwilling to make distributions, which could cause us to incur losses.

        The RLJ/Western Public-Private Investment Fund may require us to commit a certain amount of capital before allowing us to acquire interests. We may not have to provide such capital immediately to the RLJ/Western Public-Private Investment Fund, but the RLJ/Western Public-Private Investment Fund would have the right to call our capital at any time it deems appropriate. As a result, we may need to keep a certain amount of funds available for capital calls that could otherwise be used to acquire assets or we may be forced to sell assets at significantly depressed prices to fund our capital commitment. To the extent we were unable to meet a capital call commitment of the RLJ/Western Public-Private Investment Fund, we could suffer adverse consequences. This could have a material adverse effect on our results of operations and ability to make distributions to our stockholders.

The terms and conditions of the TALF may change, which could adversely affect our investments.

        The terms and conditions of the TALF, including asset and borrower eligibility, could be changed at any time. Any such modifications may adversely affect the market value of any of our assets financed through the TALF and otherwise or our ability to obtain additional TALF financing. If the TALF is prematurely discontinued or reduced while our assets financed through the TALF are still outstanding, there may be no market for these assets and the market value of these assets would be adversely affected.

There is no assurance that we will be able to obtain any TALF loans.

        The TALF is operated by the FRBNY. The FRBNY has complete discretion regarding the extension of credit under the TALF and is under no obligation to make any loans to us even if we meet all of the applicable criteria. Requests for TALF loans may surpass the amount of funding authorized by the Federal Reserve and the U.S. Department of the Treasury, resulting in an early termination of the TALF. Depending on the demand for TALF loans and the general state of the credit markets, the Federal Reserve and the U.S. Department of the Treasury may decide to modify the terms and conditions of the TALF. The Federal Reserve has received no requests for loans to buy new CMBS under TALF as of the first monthly deadline, and there may be a lack of assets that are eligible for financing under the program. TALF loans are expected to be available only on one or two specified days per month and the investment period will terminate on December 31, 2009, unless the program is extended by the Federal Reserve. Such actions may adversely affect our ability to obtain TALF loans and use the loan leverage to enhance returns, and may otherwise affect expected returns on our investments.

It may be difficult to acquire sufficient amounts of eligible assets to qualify to participate in the TALF or the PPIP consistent with our investment strategy.

        Assets to be used as collateral for TALF and PPIP loans must meet strict eligibility criteria with respect to characteristics such as issuance date, maturity, and credit rating and with respect to the origination date of the underlying collateral. These restrictions may limit the availability of eligible assets, and it may be difficult to acquire sufficient amounts of assets to obtain financing under the TALF and the PPIP consistent with our investment strategy.

Downgrades of legacy CMBS and/or changes in the rating methodology and assumptions for future CMBS issuances may decrease the availability of the TALF to finance CMBS.

        On May 26, 2009, Standard & Poor's, or S&P, which rates a substantial majority of CMBS issuances, issued a request for comment regarding its proposed changes to its methodology and assumptions for rating CMBS, and in so doing indicated that the proposed changes would result in downgrades of a considerable amount of CMBS (including super-senior tranches). Specifically, S&P indicated that "it is likely that the proposed changes, which represent a significant change to the criteria for rating high investment-grade classes, will prompt a considerable amount of downgrades in recently issued (2005-2008 vintage) CMBS." S&P noted that its preliminary findings indicate that approximately 25%, 60% and 90% of the most senior tranches (by count) within the 2005, 2006, and 2007 vintages, respectively, may be downgraded. The current TALF guidelines issued by the FRBNY indicate that in order to be eligible for the TALF, legacy CMBS must not have a rating below the highest investment-grade rating category from any TALF CMBS-eligible rating agency, which includes S&P, and must not have been placed on review or watch for downgrade by any TALF CMBS-eligible rating agency. Other rating agencies may take similar actions with regard to their ratings of CMBS. As a result, downgrades of legacy CMBS may substantially limit the availability of the TALF for legacy CMBS. Further, changes to the methodology and assumptions utilized by rating agencies to rate CMBS, including S&P's proposed changes, may decrease the amount or availability of new issue CMBS rated in the highest investment-grade rating category.

It may be difficult to transfer any assets purchased using TALF.

        Any assets purchased using funding will be pledged to the FRBNY as collateral for the TALF loans. Transfer or sale of any of these assets requires repayment of the related TALF loan or the consent of the FRBNY to assign obligations under the related TALF loan to the applicable assignee. The FRBNY in its discretion may restrict or prevent assignment of loan obligations to a third party, including a third party that meets the criteria of an eligible borrower. In addition, the FRBNY will not consent to any assignments after the termination date for making new loans, which is December 31, 2009, unless extended by the Federal Reserve.

        These restrictions may limit our ability to trade or otherwise dispose of our investments, and may adversely affect our ability to take advantage of favorable market conditions and make distributions to stockholders.

We could lose our eligibility as a TALF borrower, which would adversely affect our ability to fulfill our investment objectives.

        Any U.S. company is permitted to participate in the TALF, provided that it maintains an account relationship with a primary dealer and enters into a TALF-specific customer agreement with such primary dealer. A U.S. company excludes certain entities that are controlled by a non-U.S. government or that are managed by an investment manager controlled by a non-U.S. government. For these purposes, an entity controls a company if, among other things, the entity owns, controls, or holds with power to vote 25% or more of a class of voting securities of, or the total equity of, the company. The application of these rules under the TALF is not clear. For instance, it is uncertain how a change of control subsequent to a stockholders' purchase of shares of common stock which results in such shareholder being owned or controlled by a non-U.S. government will be treated for purposes of the 25% limitation. If for any reason we are deemed not to be eligible to participate in the TALF, all of our outstanding TALF loans will become immediately due and payable, the FRBNY will have full recourse against us for repayment of our TALF loans, and we will not be eligible to obtain future TALF loans.

We may need to surrender eligible TALF assets to repay TALF loans at maturity.

        Each TALF loan must be repaid within three or five years, depending on its terms. We may invest in non-Agency RMBS and CMBS that do not mature within the term of the TALF loan. If we do not have sufficient funds to repay interest and principal on the related TALF loan at maturity and if these assets cannot be sold for an amount equal to or greater than the amount owed on such loan, we must surrender the assets to the FRBNY in lieu of repayment. If we are forced to sell any assets to repay a TALF loan, we may not be able to obtain a favorable price. If we default on our obligation to pay a TALF loan and the FRBNY elects to liquidate the assets used as collateral to secure such TALF loan, the proceeds from that sale will be applied, first, to any enforcement costs, second, to unpaid principal and, finally, to unpaid interest. Under the terms of the TALF, if assets are surrendered to the FRBNY in lieu of repayment, all assets that collateralize that loan must be surrendered. In these situations, we would forfeit any equity that we held in these assets.

Under the TALF, FRBNY consent is required to exercise our voting rights on the collateral.

        As a requirement of the TALF, we must agree not to exercise or refrain from exercising any voting, consent or waiver rights under any collateral pledged to support a TALF loan without the consent of the FRBNY, which may adversely affect our ability to exercise our voting rights and significantly diminish the value of the collateral.

We will be dependent on the activities of our primary dealers.

        To obtain TALF loans, we must execute a customer agreement with at least one primary dealer which will act on our behalf under the agreement with the FRBNY. The primary dealer will submit aggregate loan request amounts on behalf of its customers in the form and manner specified by the FRBNY. Each primary dealer is required to apply its internal customer identification program and due diligence procedures to each borrower and represent that each borrower is an eligible borrower for purposes of the TALF, and to provide the FRBNY with information sufficient to describe the dealer's customer risk assessment methodology. These customer agreements may impose additional requirements that could affect our ability to obtain TALF loans. Each primary dealer is expected to have relationships with other TALF borrowers, and a primary dealer may allocate more resources toward assisting other borrowers with whom it has other business dealings. Primary dealers are also responsible for distributing principal and interest after receipt thereof from The Bank of New York Mellon, as custodian for the TALF. Once funds or collateral are transferred to a primary dealer or at the direction of a primary dealer, neither the custodian nor the FRBNY has any obligation to account for whether the funds or collateral are transferred to the borrower. We will therefore be exposed to bankruptcy risk of our primary dealers.

Under certain conditions, we may be required to provide full recourse for TALF loans or to make indemnification payments.

        To participate in the TALF, we must execute a customer agreement with a primary dealer authorizing it, among other things, to act as our agent under TALF and to act on our behalf under the agreement with the FRBNY and with The Bank of New York Mellon as administrator and as the FRBNY's custodian of the collateral. Under such agreements, we will be required to represent to the primary dealer and to the FRBNY that, among other things, we are an eligible borrower and that the collateral that we pledge meets the TALF eligibility criteria. The FRBNY will have full recourse to us for repayment of the loan for any breach of these representations. Further, the FRBNY may have full recourse to us for repayment of a TALF loan if the eligibility criteria for collateral under the TALF are considered continuing requirements and the pledged collateral no longer satisfies such criteria. In addition, we will be required to pay to our primary dealers fees under the customer agreements and to indemnify our primary dealers for certain breaches under the customer agreements and to indemnify the FRBNY and its custodian for certain breaches under the agreement with the FRBNY. Payments made to satisfy such full recourse requirements and indemnities could have a material adverse effect on our net income and our distributions to our stockholders, including any proceeds of this offering and the concurrent private placement that we have not yet invested in target assets or distributed to our stockholders.

Termination of a customer agreement may adversely affect our related TALF borrowings.

        In certain circumstances, a primary dealer may have the right to terminate its customer agreement with respect to any TALF loans made through such primary dealer and force us to find another primary dealer with respect to such loans, transfer the loan to another eligible borrower under the TALF, or to repay the loan or surrender the collateral to the FRBNY. In such circumstances, we may not realize our anticipated return on the assets used as collateral for such TALF loans.

We will be subject to interest rate risk, which can adversely affect our net income.

        We expect that interest rates on fixed-rate TALF loans will be set at a premium over the then current one-year, two-year, three-year and five-year London Interbank Offered Rate, or LIBOR, swap rates and that interest rates for floating-rate TALF loans will be set at a premium to one-month LIBOR. As a result, we may be exposed to (1) timing risk between the dates on which payments are received on assets financed through the TALF and the dates on which interest payments are due on the TALF loans and (2) asset/liability repricing risk, due to differences in the dates and indices on which floating rates on the financed assets and on the related TALF loans are reset.

Our ability to receive the interest earnings may be limited.

        Interest payments that are received from the assets that are used as collateral for a TALF loan must be applied to pay interest on the related TALF loan before any interest payments can be distributed to us. To the extent there are interest payments from the collateral in excess of the required interest payment on the related TALF loan, the amount of such excess interest that will be distributed to us will be limited. For example, for a five-year TALF loan, the excess of interest distributions from the collateral over the TALF loan interest payable will be remitted to us only until such excess equals 25% per annum of the haircut amount in the first three loan years, 10% in the fourth loan year, and 5% in the fifth loan year, and the remainder of such excess will be applied to the related TALF loan principal. Further, if certain events of default, credit support depletion events or early amortization events occur with respect to the collateral, all interest and principal received from such collateral will be applied to repay the TALF loan before any amounts are distributed to us. In such cases, we may recognize taxable income in excess of the amount of interest that we receive from the collateral, which could require us to liquidate other assets in order to comply with certain REIT distribution requirements. If we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments.

        We may be required to use our earnings to keep the TALF loans current. If the interest on the collateral pledged to support a TALF loan is not sufficient to cover the interest payment on such loan, we will have a grace period of 30 days to make the interest payment. If the loan remains delinquent after the grace period, the FRBNY will enforce its rights to the collateral.

        To the extent that proceeds from our TALF assets are received by the custodian prior to the monthly date on which they are distributed to us, such proceeds will be held by the custodian and all interest earned on such proceeds will be retained by the FRBNY. If such proceeds were immediately distributed to us, we would be able to invest such proceeds in short-term investments and the income from such investments would be available to distribute to our stockholders.

Risks Associated with Our Relationship With Our Manager

Our Manager does not have any experience operating a REIT and we cannot assure you that our Manager's past experience will be sufficient to successfully manage our business as a REIT.

        Our Manager has never operated a REIT. The REIT provisions of the Internal Revenue Code are complex, and any failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or force us to pay unexpected taxes and penalties. In such event, our net income would be reduced and we could incur a loss.

Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager.

        Our Manager will be authorized to follow very broad investment guidelines. Our board of directors will periodically review our investment guidelines and our investment portfolio but will not, and will not be required to, review all of our proposed investments, except that an investment in a security structured or issued by another entity managed by our Manager must be approved by a majority of our independent directors prior to such investment. In addition, in conducting periodic reviews, our board of directors may rely primarily on information provided to them by our Manager. Furthermore, our Manager may use complex strategies, and transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager will have great latitude within the broad parameters of our investment guidelines in determining the types and amounts of non-Agency RMBS, CMBS, ABS and Agency RMBS investments it may decide are attractive investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, decisions made and investments and financing arrangements entered into by our Manager may not fully reflect the best interests of our stockholders.

There are conflicts of interest in our relationship with our Manager that could result in decisions that are not in the best interests of our stockholders.

        We are subject to conflicts of interest arising out of our relationship with our Manager. All of our officers, other than our chief financial officer, and two of our directors, James W. Hirschmann III and James J. Flick, are employees of our Manager. We do not expect to have any employees other than our chief financial officer and our chief financial officer's support staff. Our management agreement with our Manager was negotiated between related parties and its terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated at arm's length with an unaffiliated third party. In addition, the obligations of our Manager and its officers and personnel to engage in other business activities may reduce the time our Manager and its officers and personnel spend managing us. Our Manager will be subject to contractual arrangements with respect to the RLJ/Western Public-Private Investment Fund that are separate and distinct from the arrangements that our Manager has with respect to its management of us. At any given time, our Manager may be expected to have interests with respect to managing the RLJ/Western Public-Private Investment Fund that are actually or potentially in conflict with our interests.

        We will compete for investment opportunities directly with other client portfolios managed by our Manager. Clients of our Manager may have investment mandates and objectives that target the same assets as our company. A substantial number of client accounts managed by our Manager have exposure to our target assets and may have similar investment mandates and objectives. In addition, our Manager may have additional clients that compete directly with us for investment opportunities in the future. Our Manager has an investment allocation policy in place that is intended to ensure that no single client is intentionally favored over another and that trades are allocated in a fair and equitable manner. We may compete with our Manager or its other clients for investment or financing opportunities sourced by our Manager; however, we may either not be presented with the opportunity or have to compete with our Manager to acquire these investments or have access to these sources of financing. Our Manager and our executive officers may choose to allocate favorable investments to itself or to its or other clients instead of to us. Further, at times when there are turbulent conditions in the mortgage markets or distress in the credit markets or other times when we will need focused support and assistance from our Manager, our Manager's other clients will likewise require greater focus and attention, placing our Manager's resources in high demand. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if our Manager did not act as a manager for other entities. There is no assurance that our Manager's allocation policies that address some of the conflicts relating to our access to investment and financing sources, which are described under "Management—Conflicts of Interest," will be adequate to address all of the conflicts that may arise.

        We have agreed to pay our Manager a base management fee that is not tied to our performance and an incentive fee that is based entirely on our performance. This compensation-based arrangement may cause our Manager to acquire assets with higher yield potential, which are generally riskier or more speculative. The base management fee component may not sufficiently incentivize our Manager to generate attractive risk-adjusted returns for us. The performance-based incentive fee component may cause our Manager to place undue emphasis on the maximization of net income, including through the use of leverage, at the expense of other criteria, such as preservation of capital, to achieve higher incentive distributions. This could result in increased risk to the value of our portfolio of assets.

        Concurrently with the completion of this offering, we will complete a private placement in which we will sell an aggregate of            shares of our common stock to our Manager, at the initial public offering price per share, for an investment equal to 5% of the gross proceeds raised in this offering, excluding the underwriters' overallotment option, up to $25 million. Our Manager has agreed to a                        lock-up with respect to the shares of common stock that it purchases in the concurrent private placement. Our Manager may sell any of these securities at any time following the expiration of this              lock-up period. To the extent our Manager sells some of these securities, its interests may be less aligned with our interests.

We are dependent on our Manager and its key personnel for our success.

        We have no separate facilities and are completely reliant on our Manager. We do not expect to have any employees other than our chief financial officer and our chief financial officer's support staff. All of our other executive officers and two of our directors are employees of our Manager. Our Manager has significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the executive officers and key personnel of our Manager. The executive officers and key personnel of our Manager will evaluate, negotiate, close and monitor our investments; therefore, our success will depend on their continued service. The departure of any of the executive officers or key personnel of our Manager could have a material adverse effect on our performance. In addition, we offer no assurance that our Manager will remain our investment manager or that we will continue to have access to our Manager's principals and professionals. The initial term of our management agreement with our Manager only extends until the third anniversary of the closing of this offering, with automatic one-year renewals thereafter. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan. Moreover, our Manager is not obligated to dedicate any of its personnel exclusively to us nor is it obligated to dedicate any specific portion of its time to our business, and none of our Manager's personnel are contractually dedicated to us under our management agreement with our Manager.

The management agreement with our Manager was not negotiated on an arm's-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

        Our executive officers, other than our chief financial officer, and two of our directors are employees of our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

        Termination of the management agreement with our Manager without cause is difficult and costly. Our independent directors will review our Manager's performance and any fees payable to our Manager annually and, following the initial three-year term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) our Manager's unsatisfactory performance that is materially detrimental to us, or (2) our determination that any fees payable to our Manager are not fair, subject to our Manager's right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We will provide our Manager 180 days prior notice of any such termination. Unless terminated for cause, we will pay our Manager a termination fee equal to three times the sum of (1) the average annual base management fee and (2) the average annual incentive fee, in each case earned by our Manager during the prior 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination. These provisions may increase the cost to us of terminating the management agreement and adversely affect our ability to terminate our Manager without cause.

        Our Manager is only contractually committed to serve us until the third anniversary of the closing of this offering. Thereafter, the management agreement is automatically renewable for one-year terms; provided, however, that our Manager may terminate the management agreement annually upon 180 days prior notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

        Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Under the terms of the management agreement, our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary's stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. In addition, we have agreed to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

Our Manager's base management fee is payable regardless of our performance.

        We will pay our Manager a base management fee regardless of the performance of our portfolio. Our Manager's entitlement to nonperformance-based compensation might reduce its incentive to devote its time and effort to seeking assets that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our stockholders and the market price of our common stock.

Our incentive fee may induce our Manager to acquire certain assets, including speculative assets.

        In addition to its base management fee, our Manager is entitled to receive an incentive fee based, in part, upon our achievement of targeted levels of Core Earnings. In evaluating asset acquisition and other management strategies, the opportunity to earn an incentive fee based on net income may lead our Manager to place undue emphasis on the maximization of net income, including through the use of leverage, at the expense of other criteria, such as preservation of capital, to achieve a higher incentive fee. Assets with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our portfolio of assets.

Risks Related to Our Common Stock

There is no public market for our common stock and a market may never develop, which could result in holders of our common stock being unable to monetize their investment.

        Our shares of common stock are newly-issued securities for which there is no established trading market. We expect that our common stock will be approved for listing on the NYSE, but there can be no assurance that an active trading market for our common stock will develop. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.

        Some of the factors that could negatively affect the market price of our common stock include:

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    our actual or anticipated variations in our quarterly operating results;

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    changes in our earnings estimates or publication of research reports about us or the real estate industry;

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    changes in market valuations of similar companies;

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    adverse market reaction to any increased indebtedness we incur in the future;

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    additions to or departures of our Manager's key personnel;

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    actions by our stockholders; and

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    speculation in the press or investment community.

        Market factors unrelated to our performance could also negatively impact the market price of our common stock. One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our common stock. For instance, if interest rates rise, it is likely that the market price of our common stock will decrease as market rates on interest-bearing securities increase.

Investing in our common stock may involve a high degree of risk.

        The investments that we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.

Common stock eligible for future sale may have adverse effects on our share price.

        We are offering            shares of our common stock as described in this prospectus. In addition, concurrently with the completion of this offering, we will complete a private placement in which we will sell an aggregate of                 shares of our common stock to our Manager, at the initial public offering price per share, for an investment equal to 5% of the gross proceeds raised in this offering, excluding the underwriters overallotment option, up to $25 million. Our equity incentive plans provide for grants of restricted common stock and other equity-based awards to our Manager and to our directors and officers up to an aggregate of        % of the issued and outstanding shares of our common stock (on a

fully diluted basis) at the time of the award, subject to a ceiling of                shares of our common stock. See "Management—Equity Incentive Plans."

        Our Manager has agreed to a lock-up period relating to the shares of common stock purchased by it in the concurrent private placement that will expire at the date which is                         following the date of this prospectus. In addition, we and our Manager have, and each of our executive officers and directors and each executive officer of our Manager has, agreed with the underwriters to a 180-day lock-up period (subject to extension in certain circumstances), meaning that, until the end of the 180-day lock-up period, we and our Manager, and each of our executive officers and directors and each executive officer of our Manager, will not, subject to certain exceptions, sell or transfer any shares of common stock without the prior consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., the representatives of the underwriters. The representatives of the underwriters may, in their sole discretion, at any time from time to time and without notice, waive the terms and conditions of the lock-up agreements to which they are a party. Assuming no exercise of the underwriters' over-allotment option to purchase additional shares, approximately        % of our shares of common stock will be subject to lock-up agreements. When the lock-up periods expire, these shares of common stock will become eligible for sale, in some cases subject to the requirements of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, which are described under "Shares Eligible For Future Sale."

        We cannot predict the effect, if any, of future sales of our common stock, or the availability of shares for future sales, on the market price of our common stock. The market price of our common stock may decline significantly when the restrictions on resale (or lock up agreements) by certain of our stockholders lapse. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

        Also, we may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders' interests in us.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

        We intend to pay quarterly distributions and to make distributions to our stockholders in an amount such that we distribute all or substantially all of our REIT taxable income in each year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, debt covenants, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

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  the profitability of the investment of the net proceeds of this offering and the concurrent private placement;

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  our ability to make profitable investments;

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  margin calls or other expenses that reduce our cash flow;

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  defaults in our asset portfolio or decreases in the value of our portfolio; and

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  the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

        We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions in the future. In addition, some of our distributions may include a return in capital.

Future offerings of debt or equity securities, which would rank senior to our common stock, may adversely affect the market price of our common stock.

        If we decide to issue debt or equity securities in the future, which would rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Risks Related to Our Organization and Structure

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

        Our certificate of incorporation authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our certificate of incorporation to increase the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

        In order for us to qualify as a REIT for each taxable year after 2009, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. "Individuals" for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. To preserve our REIT qualification, our certificate of incorporation generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Provisions in our certificate of incorporation, our bylaws and Delaware law may have the effect of preventing or hindering a change in control and adversely affecting the market price of our common stock.

        Provisions in our certificate of incorporation and our bylaws and applicable provisions of the Delaware General Corporation Law may make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of our stockholders. These provisions could discourage potential takeover attempts and could adversely affect the market price our common stock.

We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our operations.

        We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our operations. Such distributions would reduce the amount of cash we have available for investing and other purposes and could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each stockholder's basis in its shares of common stock.

Tax Risks

Your investment has various U.S. federal income tax risks.

        This summary of certain tax risks is limited to the federal tax risks addressed below. Additional risks or issues may exist that are not addressed in this prospectus and that could affect the U.S. federal income tax treatment of us or our stockholders.

        We strongly urge you to review carefully the discussion under "Material U.S. Federal Income Tax Considerations" and to seek advice based on your particular circumstances from an independent tax advisor concerning the effects of federal, state and local income tax law on an investment in our common stock and on your individual tax situation.

If we do not qualify as a REIT or if we fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

        We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Although we do not intend to request a ruling from the Internal Revenue Service, or the IRS, as to our REIT qualification, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to our qualification as a REIT in connection with this offering of common stock. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP will represent only the view of our counsel based on our counsel's review and analysis of existing law and on certain representations as to factual matters and covenants made by us and our Manager, including representations relating to the values of our assets and the sources of our income. The opinion will be expressed as of the date issued. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, and our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in securities of other issuers will not cause a violation of the REIT requirements.

        If we were to fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and dividends paid to our stockholders would not be deductible by us in computing our taxable income. Any resulting corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of our common stock. Unless we were entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year in which we failed to qualify as a REIT.

Our ability to receive distributions of net income will be limited.

        Under the anticipated terms of our investment in the RLJ/Western Public-Private Investment Fund, distributions to investors will be limited while any U.S Government financing remains outstanding. As a result, we may receive allocations of taxable income in excess of amounts available for distribution to us, which could require us to borrow to pay distributions, or to liquidate other assets, in order to comply with certain REIT distribution requirements. If we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

        The maximum tax rate applicable to income from "qualified dividends" payable to domestic stockholders that are individuals, trusts and estates has been reduced by legislation to 15% through the end of 2010. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

REIT distribution requirements could adversely affect our ability to execute our business plan.

        We generally must distribute annually at least 90% of our taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

        From time to time, we may generate taxable income greater than our income for financial reporting purposes prepared in accordance with GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue income from interests in mortgage loans, mortgage backed securities, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. In addition, we may, in a particular taxable year, recognize taxable income with respect to our contemplated investment in the RLJ/Western Public-Private Investment Fund in excess of cash distributions we receive in such taxable year. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower either directly or pursuant to our involvement in programs recently announced by the federal government. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to modification.

        Further, restrictions on our ability to receive interest payments from collateral that is pledged to support a TALF loan may result in further mismatches between the timing of our taxable income recognition and our actual receipt of cash. For example, in the case of a five-year TALF loan, the excess of interest distributions from the collateral over the TALF loan interest payable will be remitted to us only until such excess equals 25% per annum of the haircut amount in the first three loan years, 10% in the fourth loan year, and 5% in the fifth loan year, and the remainder of such excess will be applied to the related TALF loan principal. If certain events of default, credit support depletion events or early amortization events occur with respect to the collateral, all interest and principal received from such collateral will be applied to repay the TALF loan before any amounts are distributed to us. In such cases, we may recognize taxable income in excess of the amount of cash flow that we receive from the collateral.

        As a result, we may find it difficult or impossible to meet distribution requirements in certain circumstances. In particular, where we experience differences in timing between the recognition of taxable income and the actual receipt of cash, the requirement to distribute a substantial portion of our taxable income could cause us to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt or (iv) make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with REIT requirements. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect the value of our common stock.

The stock ownership limit imposed by the Internal Revenue Code for REITs and our certificate of incorporation may restrict our business combination opportunities.

        In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year following our first year. Our certificate of incorporation, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of the aggregate value of our outstanding capital stock. Our board may grant an exemption in its sole discretion, subject to such conditions, representations and undertakings as it may determine. The ownership limits imposed by the tax law are based upon direct or indirect ownership by "individuals," but only during the last half of a tax year. The ownership limits contained in our certificate of incorporation key off of the ownership at any time by any "person," which term includes entities. These ownership limitations in our certificate of incorporation are common in REIT organizational documents and are intended to provide added assurance of compliance with the tax law requirements, and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

        Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes, such as mortgage recording taxes. See "Material U.S. Federal Income Tax Considerations—Taxation of Western Asset Mortgage Capital Corporation." In addition, in order to meet the REIT qualification requirements, prevent the recognition of certain types of non-cash income or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may hold some of our assets through a TRS or other subsidiary corporations that will be subject to corporate-level income tax at regular rates. In addition, if we lend money to a TRS, the TRS may be unable to deduct all or a portion of the interest paid to us, which could result in an even higher corporate-level tax liability. Any of these taxes would decrease cash available for distribution to our stockholders.

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

        To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source of income or asset diversification requirements for qualifying as a REIT. In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to maintain our REIT qualification. Thus, compliance with the REIT requirements may hinder our ability to make and, in certain cases, to maintain ownership of, certain attractive investments.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

        To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. See "Material U.S. Federal Income Tax Considerations—Taxation of Western Asset Mortgage Capital Corporation." If we meet these requirements at the end of a calendar quarter and fail to comply at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

We may choose to pay dividends in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

        We may distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder. Under IRS Revenue Procedure 2009-15, up to 90% of any such taxable dividend for 2009 could be payable in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

        Further, while Revenue Procedure 2009-15 applies only to taxable dividends payable in cash or stock in 2008 and 2009, it is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

        We may acquire interests in debt instruments in the secondary market for less than their face amount. The discount at which such interests in debt instruments are acquired may reflect doubts about the ultimate collectibility of the underlying loans rather than current market interest rates. The amount of such discount will nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Market discount on a debt instrument accrues on the basis of the constant yield to maturity of the debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we receive less on the interest in the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year. In addition, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed.

        Moreover, some of the MBS that we acquire may have been issued with original issue discount. We will be required to accrue original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such MBS will be made. If such MBS turns out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectibility is provable.

        Further, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectibility. In addition, we may recognize taxable income with respect to our contemplated investment in the RLJ/Western Public-Private Investment Fund in excess of cash distributions that we receive in such taxable year. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, or if we ultimately recognize losses with respect to our investment in RLJ/Western Public-Private Investment Fund, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

The failure of assets subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify as a REIT.

        We intend to enter into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings which are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

The "taxable mortgage pool" rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

        Certain of our securitizations could result in the creation of taxable mortgage pools, or TMPs, for U.S. federal income tax purposes. As a REIT, so long as we own 100% of the equity interests in a TMP, we generally would not be adversely affected by the characterization of the securitization as a TMP. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the TMP. In addition, to the extent that our stock is owned by tax-exempt "disqualified organizations," such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income from the TMP. In that case, we may reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, which would be treated as sales for U.S. federal income tax purposes.

        A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

Liquidation of assets may jeopardize our REIT qualification.

        To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

        The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge our liabilities. Any income from a hedging transaction we may enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute "gross income" for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions would likely be treated as non-qualifying income for purposes of both of the gross income tests. See "Material U.S. Federal Income Tax Considerations—Taxation of Western Asset Mortgage Capital Corporation." As a result of these rules, we may need to limit use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of any hedging activities because a TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in any TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code.

        Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

  •
  use of proceeds of this offering and the concurrent private placement;

  •
  our business and investment strategy;

  •
  our projected operating results;

  •
  actions and initiatives of the U.S. Government, including the establishment of the TALF and the PPIP, and changes to U.S. Government policies and execution and impact of these actions, initiatives and policies;

  •
  our ability to access the RLJ/Western Public-Private Investment Fund, the terms of our investments therein and the performance of the RLJ/Western Public-Private Investment Fund;

  •
  our ability to obtain financing arrangements;

  •
  financing and advance rates for our target assets;

  •
  our expected leverage;

  •
  general volatility of the securities markets in which we invest;

  •
  our expected investments;

  •
  interest rate mismatches between our target assets and our borrowings used to fund such investments;

  •
  changes in interest rates and the market value of our target assets;

  •
  changes in prepayment rates on our target assets;

  •
  effects of hedging instruments on our target assets;

  •
  rates of default or decreased recovery rates on our target assets;

  •
  the degree to which any hedging strategies may or may not protect us from interest rate volatility;

  •
  impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

  •
  our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

  •
  our ability to maintain our exemption from registration under the 1940 Act;

  •
  availability of investment opportunities in mortgage-related, real estate-related and other securities;

  •
  availability of qualified personnel;

  •
  estimates relating to our ability to make distributions to our stockholders in the future;

  •
  our understanding of our competition; and

  •
  market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

        The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

 USE OF PROCEEDS

        We are offering                        shares of our common stock at the anticipated public offering price of $                        per share (excluding the underwriters' over-allotment option to purchase up to an additional                         shares). We estimate that the net proceeds we will receive from selling common stock in this offering will be approximately $             million, after deducting underwriting discounts and commissions and estimated organizational and offering expenses of approximately $             million (or, if the underwriters exercise their over-allotment option in full, approximately $             million, after deducting underwriting discounts and commissions and estimated organizational and offering expenses of approximately $             million).

        Concurrently with the completion of this offering, we will complete a private placement in which we will sell an aggregate of                        shares of our common stock to our Manager, at the initial public offering price per share, for an investment equal to 5% of the gross proceeds raised in this offering, excluding the underwriters' overallotment option, up to $25 million. No underwriting discount or commission is payable in connection with the sale of shares to our Manager.

        We intend to invest the net proceeds of this offering and the concurrent private placement as described above in our subsidiaries, which in turn will use such proceeds to purchase our target assets in accordance with our objectives and strategies described in this prospectus. Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we anticipate allocating up to 40% of the net proceeds from this offering and the concurrent private placement to our Manager for investment in the RLJ/Western Public-Private Investment Fund. In addition, subject to prevailing market conditions at the time of purchase we currently expect the capital we deploy in our subsidiaries will be used by them to purchase our target assets in the following ranges: approximately 50-80% non-Agency RMBS, approximately 5-20% CMBS, approximately 5-15% ABS and approximately 5-15% Agency RMBS. Our investments in the RLJ/Western Public-Private Investment Fund will be allocated pro rata among the assets held by the RLJ/Western Public-Private Investment Fund, and as a result, the classification of our investments in the RLJ/Western Public-Private Investment Fund will depend upon the composition of assets held by the RLJ/Western Public-Private Investment Fund. However, there is no assurance that, upon the completion of this offering, we will not allocate the proceeds from this offering and the concurrent private placement in a different manner among our target assets. Our decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. See "Business—Our Investment Strategy."

        Until appropriate investments can be identified or until we receive capital calls from the RLJ/Western Public-Private Investment Fund, our Manager may invest the net proceeds from this offering and the concurrent private placement in interest-bearing short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT and maintain our exemption from registration under the 1940 Act. These initial investments, if any, are expected to provide a lower net return than we will seek to achieve from investments in our target assets. We anticipate that we will be able to identify a sufficient amount of investments in our target assets within approximately six to nine months after the closing of this offering and the concurrent private placement. However, depending on the availability of appropriate investment opportunities and subject to market prevailing conditions, there can be no assurance that we will be able to identify a sufficient amount of investments within this timeframe.

        Prior to the time we have fully used the net proceeds of this offering and the concurrent private placement to acquire our target assets, we may fund our quarterly distributions out of such net proceeds.

 DISTRIBUTION POLICY

        We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly distributions in an amount equal to our net taxable income. We plan to pay our first distribution in respect of the period from the closing of this offering through December 31, 2009, which may be prior to the time when we have fully invested the net proceeds from this offering and the concurrent private placement in our target assets.

        If we pay a taxable stock distribution, our stockholders would be sent a form that would allow each stockholder to elect to receive its proportionate share of such distribution in all cash or in all stock, and the distribution will be made in accordance with such elections, provided that if the stockholders' elections, in the aggregate, would result in the payment of cash in excess of the maximum amount of cash to be distributed, then cash payments to stockholders who elected to receive cash will be prorated, and the excess of each such stockholder's entitlement in the distribution, less such prorated cash payment, would be paid to such stockholder in shares of our common stock.

        To the extent that in respect of any calendar year, cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time we have fully invested the net proceeds of this offering and the concurrent private placement, we may fund our quarterly distributions out of such net proceeds, which would reduce the amount of cash we have available for investing and other purposes. We will generally not be required to make distributions with respect to activities conducted through any TRS that we form following the completion of this offering. For more information, see "Material U.S. Federal Income Tax Considerations—Taxation of Western Asset Mortgage Capital Corporation."

        To satisfy the requirements to qualify as a REIT and generally not be subject to federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our net taxable income to holders of our common stock out of assets legally available therefor. The amount of cash available for distribution will be decreased by any fees or expenses payable by us to our Manager under the management agreement. Any distributions we make will be at the discretion of our board of directors and will depend upon our earnings and financial condition, debt covenants, funding or margin requirements under repurchase agreements, warehouse facilities or other secured and unsecured borrowing agreements, maintenance of our REIT qualification, restrictions under Delaware law, and such other factors as our board of directors deems relevant. Our earnings and financial condition will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, see "Risk Factors."

        We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain, or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see "Material U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders."

CAPITALIZATION

        The following table sets forth (1) our actual capitalization at June 30, 2009, and (2) our capitalization as adjusted to reflect the effect of (i) the sale of                         shares of our common stock in this offering at an assumed offering price of $            per share after deducting the underwriting discounts and commissions and estimated organizational and offering expenses payable by us and (ii) the concurrent private placement to our Manager of             shares of our common stock at a price per share equal to the assumed initial public offering price per share. You should read this table together with "Use of Proceeds" included elsewhere in this prospectus.

	As of June 30, 2009
	Actual	As Adjusted(1)
Stockholder's equity:
Common stock, par value $0.01 per share; 100,000 shares authorized, and 100 shares issued and outstanding, actual and 500,000,000 shares authorized and shares outstanding, as adjusted(2)	$1	$
Preferred Stock, par value $0.01 per share; 0 shares authorized and 0 shares issued and outstanding, actual and 100,000,000 shares authorized and 0 shares outstanding, as adjusted	—		—
Additional paid in capital	$999	$

Total stockholder's equity	$1000	$

(1)
Does not include                        additional shares available for future grants under the equity incentive plans. Also assumes that the underwriters' option to purchase up to an additional                         shares of our common stock to cover over-allotments, if any, is not exercised.

(2)
The                         shares issued and outstanding on an as adjusted basis includes                         shares of restricted common stock granted to our Manager pursuant to the Manager Equity Plan and                         shares of restricted common stock granted to our executive officers and our independent directors pursuant to the Equity Plan.

 SELECTED FINANCIAL INFORMATION

        The following table presents selected financial information as of June 9, 2009 and June 30, 2009 (unaudited) that has been derived from our historical balance sheets as of each date and the related notes included elsewhere in this prospectus. We have no operating history and no investment portfolio.

        The following selected financial information is only a summary and is qualified by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our balance sheets as of June 9, 2009 and June 30, 2009 (unaudited) and the related notes thereto included elsewhere in this prospectus.

	As of June 30, 2009	As of June 9, 2009
	(Unaudited)
Assets:
Cash	$1,000	$1,000

Liabilities and Stockholder's Equity:
Stockholder's equity	$1,000	$1,000

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        You should read the following discussion in conjunction with the sections of this prospectus entitled "Risk Factors," "Forward-Looking Statements" and "Business" and our balance sheets dated as of June 30, 2009 (unaudited) and June 9, 2009 and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this prospectus.

Overview

        We are a newly-organized Delaware corporation focused on investing in, financing and managing primarily non-Agency RMBS, CMBS, ABS and Agency RMBS, which we refer to as our target assets. We may finance our investments in our target assets with financings that may become available to us under recently established U.S. Government programs and through private funding sources, including repurchase agreements and asset resecuritizations.

        We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our initial taxable year ending December 31, 2009. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act.

        We will be externally managed and advised by our Manager, an SEC-registered investment advisor and a wholly-owned subsidiary of Legg Mason. Our Manager will be responsible for administering our business activities and our day-to-day operations, subject to the supervision of our board of directors. On July 8, 2009, the U.S. Department of the Treasury publicly announced that our Manager, in a joint venture with The RLJ Companies, was selected as one of nine pre-qualified asset managers under the PPIP.

Factors Impacting Our Operating Results

        We expect that the results of our operations will be affected by a number of factors and primarily depend on, among other things, the level of our net interest income, the market value of our assets and the supply of, and demand for, the target assets in which we may invest. Our net interest income, which includes the amortization of purchase premiums and accretion of purchase discounts, varies primarily as a result of changes in market interest rates and prepayment speeds, as measured by the Constant Prepayment Rate, or the CPR, on our target assets. Interest rates and prepayment speeds vary according to the type of investment, conditions in the financial markets, competition and other factors, none of which can be predicted with any certainty. Our operating results may also be impacted by credit losses in excess of initial anticipations or unanticipated credit events experienced by borrowers whose mortgage loans are included in our non-Agency RMBS or CMBS or are held directly by us.

Changes in Fair Value of Our Assets

        Many of our assets, including our mortgage assets, will be carried at fair value. Accordingly, changes in the fair value of our assets will impact the results of our operations for the period in which such change in value occurs. The expectation of changes in real estate prices is a major determinant of the value of mortgage loans. This factor is beyond our control.

Changes in Market Interest Rates

        With respect to our proposed business operations, increases in interest rates, in general, may over time cause: (1) the interest expense associated with our borrowings to increase; (2) the value of our investment portfolio to decline; (3) coupons on our RMBS secured by ARMs and hybrid ARMs and on our floating rate CMBS to reset, although on a delayed basis, to higher interest rates; (4) prepayments on our RMBS to slow, thereby slowing the amortization of our purchase premiums and the accretion of our purchase discounts; and (5) to the extent we enter into interest rate swap agreements as part of a hedging strategy, the value of these agreements to increase. Conversely, decreases in interest rates, in general, may over time cause: (1) prepayments on our RMBS to increase, thereby accelerating the amortization of our purchase premiums and the accretion of our purchase discounts; (2) the interest expense associated with our borrowings to decrease; (3) the value of our investment portfolio to increase; (4) to the extent we enter into interest rate swap agreements as part of a hedging strategy, the value of these agreements to decrease; and (5) coupons on our RMBS secured by ARMs and hybrid ARMs and on our floating rate CMBS to reset, although on a delayed basis, to lower interest rates.

Prepayment Speeds

        Prepayment speeds on RMBS vary according to interest rates, the type of investment, conditions in the financial markets, competition, foreclosures and other factors and cannot be predicted with any certainty. In general, when interest rates rise, it is relatively less attractive for borrowers to refinance their mortgage loans and, as a result, prepayment speeds tend to decrease. This can extend the period over which we earn interest income. When interest rates fall, prepayment speeds on RMBS tend to increase, thereby decreasing the period over which we earn interest income. Additionally, other factors such as the credit rating of the borrower, the rate of home price appreciation or depreciation, financial market conditions, foreclosures and lender competition, none of which can be predicted with any certainty, may affect prepayment speeds on RMBS.

        Prepayment rates on CMBS vary according to interest rates, the type of investment, conditions in the financial markets, competition and other factors, none of which can be predicted with any certainty. We expect that over time our floating rate CMBS will experience higher prepayment rates than do fixed-rate CMBS as we believe that borrowers with floating rate commercial mortgage loans exhibit more refinancing activity compared to fixed-rate borrowers. In addition, in normal markets, prepayments on floating rate commercial mortgage loans tend to accelerate significantly as the coupon reset date approaches.

Spreads on RMBS

        The spread between swap rates and RMBS has recently been volatile. Spreads on non-Treasury, fixed-income assets have moved sharply wider due to the difficult credit conditions. The poor collateral performance of the non-agency residential mortgage sector coupled with declining home prices have had a negative impact on investor confidence. As the prices of securitized assets have declined, a number of investors and a number of structured investment vehicles have faced margin calls from dealers and have been forced to sell assets in order to reduce leverage. The price volatility of these assets has also impacted lending terms in the repurchase market, as counterparties have raised margin requirements to reflect the more difficult environment. The spread between the yield on our RMBS assets and our funding costs is an important factor in the performance of this aspect of our business. Wider spreads imply greater income on new asset purchases but may have a negative impact on our stated book value. Wider spreads may also negatively impact asset prices. In an environment where spreads are widening, counterparties may require additional collateral to secure borrowings which may require us to reduce leverage by selling assets. Conversely, tighter spreads imply lower income on new asset purchases but may have a positive impact on our stated book value. Tighter spreads may have a positive impact on asset prices. In this case, we may be able to reduce the amount of collateral required to secure borrowings.

RMBS Extension Risk

        Our Manager will compute the projected weighted-average life of our investments based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when we acquire an FRM or hybrid ARM security, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect us from rising interest rates, because the borrowing costs are fixed for the duration of the fixed-rate portion of the related RMBS.

        However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related assets could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on our results of operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the hybrid ARM security would remain fixed. This situation may also cause the market value of our hybrid ARM security to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Non-Agency RMBS Credit Risk

        Our operating results will be affected by credit risks and risks of default from the underlying mortgage loans that collateralize our non-Agency RMBS. We have recently witnessed dramatic declines in the residential real estate markets, characterized by falling home prices and increasing foreclosures. Increases in defaults and delinquencies will adversely impact our operating results, while declines in rates of default and delinquencies will improve our operating results from this aspect of our business.

CMBS Real Estate Risk

        Commercial property values and net operating income derived from such properties are subject to volatility and may be affected adversely by a number of factors, including, but not limited to: national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). In the event net operating income decreases, a borrower may have difficulty making its debt service payments, which could adversely affect the value of our CMBS.

Size of Investment Portfolio

        The size of our investment portfolio, as measured by the aggregate principal balance of our mortgage related securities and the other assets we own, is also a key revenue driver. Generally, as the size of our investment portfolio grows, the amount of interest income we receive increases. A larger investment portfolio, however, drives increased expenses, as we incur additional interest expense to finance the purchase of our assets.

Critical Accounting Policies

        Our financial statements are prepared in accordance with GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment and use of assumptions as to future uncertainties. In accordance with SEC guidance, the following discussion addresses the accounting policies that we will apply based on our expectation of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made and based upon information available to us at that time. We will rely on independent pricing of our assets at each quarter's end to arrive at what we believe to be reasonable estimates of fair market value. We have identified what we believe will be our most critical accounting policies to be the following:

Repurchase Agreements

        We intend to finance the acquisition of Agency RMBS, and may finance the acquisition of other target assets, through the use of repurchase agreements. Repurchase agreements will be treated as collateralized financing transactions and will be carried at primarily their contractual amounts, including accrued interest, as specified in the respective agreements.

        In instances where we acquire Agency RMBS through repurchase agreements with the same counterparty from whom the Agency RMBS were purchased, we will account for the purchase commitment and repurchase agreement on a net basis and record a forward commitment to purchase Agency RMBS as a derivative instrument if the transaction does not comply with the criteria in FASB Staff Position, or FSP, FAS 140-3, "Accounting for Transfers of Financial Assets and Repurchase Financing Transactions," or FSP FAS 140-3, for gross presentation. If the transaction complies with the criteria for gross presentation in FSP FAS 140-3, we will record the assets and the related financing on a gross basis in our statements of financial condition, and the corresponding interest income and interest expense in our statements of operations and comprehensive income (loss). Such forward commitments are recorded at fair value with subsequent changes in fair value recognized in income. Additionally, we will record the cash portion of our investment in Agency RMBS as a mortgage related receivable from the counterparty on our balance sheet.

Fair Value Measurements

        The FASB issued SFAS No. 157, "Fair Value Measurements," or SFAS 157. SFAS 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS 157 requires companies to disclose the fair value of their financial instruments according to a fair value hierarchy (levels 1, 2, and 3, as defined). Additionally, companies are required to provide enhanced disclosure regarding instruments in the level 3 category (which require significant management judgment), including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities.

Securities Held for Investment

        Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," or SFAS 115, requires that at the time of purchase, we designate a security as either held-to-maturity, available-for-sale, or trading, depending on our ability and intent to hold such security to maturity. Securities available-for-sale will be reported at fair value, while securities held-to-maturity will be reported at amortized cost. Although we generally intend to hold most of our RMBS and CMBS until maturity, we may, from time to time, sell any of our RMBS and CMBS as part of our overall management of our investment portfolio.

        All securities classified as available-for-sale will be reported at fair value, based on market prices from third-party sources when available, and when third party sources are not available, based upon a variety of models and analyses, taking into consideration aggregate characteristics including, but not limited to, type of collateral, index, margin, periodic interest rate caps, lifetime interest rate caps, underwriting standards, age and delinquency experience. Any unrealized gains and losses will be excluded from earnings and reported as a separate component of stockholders' equity. We do not have an investment portfolio at this time.

        Our Manager will evaluate securities for other-than-temporary impairment, or OTTI, on at least a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. In accordance with FSP FAS 115-2 and FAS 124-2, the determination of OTTI of debt instruments, where fair value is below amortized cost, is triggered, in circumstances where: (1) an entity has the intent to sell a security; (2) it is more likely than not that the entity will be required to sell the security before recovery of its amortized cost basis; or (3) the entity does not expect to recover the entire amortized cost basis of the security. If an entity intends to sell a security or if it is more likely than not the entity will be required to sell the security before recovery, an OTTI write-down is recognized in earnings equal to the entire difference between the security's amortized cost basis and its fair value. If an entity does not intend to sell the security or it is not more likely than not that it will be required to sell the security before recovery, the OTTI write-down is separated into an amount representing the credit loss, which is recognized in earnings, and the amount related to all other factors, which is recognized in other comprehensive income.

Interest Income Recognition

        Interest income on available-for-sale securities will be recognized over the life of the investment using the effective interest method. Interest income on MBS is recognized using the effective interest method as described by SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases," or SFAS 91, for securities of high credit quality and Emerging Issues Task Force No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets," or EITF 99-20, for all other securities.

        Under SFAS 91 and EITF 99-20, management will estimate, at the time of purchase, the future expected cash flows and determine the effective interest rate based on these estimated cash flows and our purchase price. As needed, these estimated cash flows will be updated and a revised yield computed based on the current amortized cost of the investment. In estimating these cash flows, there will be a number of assumptions that will be subject to uncertainties and contingencies. These include the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations), the pass through or coupon rate and interest rate fluctuations. In addition, interest payment shortfalls due to delinquencies on the underlying mortgage loans have to be estimated. These uncertainties and contingencies are difficult to predict and are subject to future events that may impact management's estimates and our interest income.

        Security transactions will be recorded on the trade date. Realized gains and losses from security transactions will be determined based upon the specific identification method and recorded as gain (loss) on sale of available-for-sale securities and loans held for investment in the statement of income.

        We will account for accretion of discounts or premiums on available-for-sale securities using the effective interest yield method. Such amounts will be included as a component of interest income in the income statement.

Accounting for Derivative Financial Instruments

        Our policies permit us to enter into derivative contracts, including interest rate swaps, interest rate caps and interest rate floors, as a means of mitigating our interest rate risk.

        We will account for any derivative financial instruments in accordance with SFAS 133 "Accounting for Derivative Instruments and Hedging Activities," or SFAS 133, as amended and interpreted.

SFAS 133 requires an entity to recognize all derivatives as either assets or liabilities in the balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders' equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

        In the normal course of business, we may use a variety of derivative financial instruments to manage or hedge interest rate risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income.

        Derivatives will generally be used for hedging purposes. We may rely on quotations from a third party to determine these fair values. If any hedging activities do not achieve our desired results, our reported earnings may be adversely affected.

Income Taxes

        We intend to elect and qualify to be taxed as a REIT, commencing with our initial taxable year ending December 31, 2009. Accordingly, we will generally not be subject to corporate federal or state income tax to the extent that we make qualifying distributions to our stockholders, and provided that we satisfy on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If we fail to qualify as a REIT, and do not qualify for certain statutory relief provisions, we will be subject to federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which we lost our REIT qualification. Accordingly, our failure to qualify as a REIT could have a material adverse impact on our results of operations and amounts available for distribution to our stockholders.

        Our dividends paid deduction for qualifying dividends paid to our stockholders is computed using our taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

        We may elect to treat certain of our subsidiaries as TRSs. In general, a TRS of ours may hold assets and engage in activities that we cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to federal, state and local corporate income taxes.

        While a TRS will generate net income, a TRS can declare dividends to us which will be included in our taxable income and necessitate a distribution to our stockholders. Conversely, if we retain earnings at a TRS level, no distribution is required and we can increase book equity of the consolidated entity.

Manager Compensation

        The management agreement provides for the payment of a base management fee to our Manager and an incentive fee if our financial performance exceeds certain benchmarks. The base management fee and the incentive fee are accrued and expensed during the period for which they are calculated and earned. For a more detailed discussion on the fees payable under the management agreement, see

"Our Manager and the Management Agreement—Management Agreement—Management Fees and Expense Reimbursements."

Share-Based Compensation

        We will follow SFAS No. 123R, "Share-Based Payments," or SFAS 123(R), with regard to our equity incentive plans. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) requires that compensation cost relating to share-based payment transactions be recognized in financial statements. The cost is measured based on the fair value of the equity or liability instruments issued.

        Prior to the completion of this offering, we will adopt two equity incentive plans under which our Manager and our officers and directors will be eligible to receive equity-based awards. Our board of directors may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under our equity incentive plans to reflect any change in our capital structure. See "Management—Equity Incentive Plans."

Recent Accounting Pronouncements

        In March 2008, the FASB issued SFAS 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment to SFAS 133," or SFAS 161. SFAS 161 requires enhanced disclosures for derivative instruments, including those used in hedging activities, for fiscal years and interim periods beginning after November 15, 2008.

        The FASB issued FSP FAS 140-3 relating to SFAS 140, "Accounting for Transfers of Financial Assets and Repurchase Financing Transactions," or SFAS 140, to address questions where assets purchased from a particular counterparty and financed through a repurchase agreement with the same counterparty can be considered and accounted for as separate transactions. Currently, we are still evaluating our ability to record such assets and the related financing on a gross basis in our statements of financial condition, and the corresponding interest income and interest expense in our statements of operations and comprehensive income (loss). For assets representing available-for-sale investment securities, as in our case, any change in fair value will be reported through other comprehensive income under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," with the exception of impairment losses, which will be recorded in the statement of operations and comprehensive (loss) income as realized losses. FASB's staff position requires that all of the following criteria be met in order to continue the application of SFAS No. 140 as described above: (1) the initial transfer of repurchase financing cannot be contractually contingent; (2) the repurchase financing entered into between the parties provides full recourse to the transferee, and the repurchase price is fixed; (3) the financial asset has an active market, and the transfer is executed at market rates; and (4) the repurchase agreement and financial asset do not mature simultaneously.

        On December 11, 2008, the FASB issued FSP 140-4 and FIN 46(R)-8, "Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities." The FSP increases disclosures for public companies about securitizations, asset-backed financings and variable interest entities. The FSP is effective for reporting periods that end after December 15, 2008.

        In January 2009, the FASB issued FASB Staff Position No. EITF 99-20-1, "Amendments to the Impairment Guidance of EITF Issue No. 99-20" or FSP EITF 99-20-1. FSP EITF 99-20-1 revises the impairment guidance provided by EITF 99-20 for beneficial interests to make it consistent with the requirements of FASB Statement No. 115 for determining whether an impairment of other debt and equity securities is other-than-temporary. FSP EITF 99-20-1 eliminates the requirement that a holder's best estimate of cash flows be based upon those that a market participant would use. Instead, FSP 99-20-1 requires that an other-than-temporary impairment be recognized when it is probable that there has been an adverse change in the holder's estimated cash flows. FSP EITF 99-20-1 did not have a material impact on our financial statements.

Results of Operations

        As of the date of this prospectus, we have not commenced any significant operations because we are in our organization stage. We will not commence any significant operations until we have completed this offering and the concurrent private placement. We are not aware of any material trends or uncertainties, other than economic conditions affecting mortgage loans, MBS and real estate, generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related investments, other than those referred to in this prospectus.

        Underwriting commissions and offering costs to be incurred in connection with this offering will be reflected as a reduction of additional paid-in-capital. Costs incurred that are not directly associated with the completion of this offering will be expensed as incurred.

        We are responsible for the payment of our obligations, and upon successful completion of this offering, we will reimburse our Manager for these costs from the proceeds of the offering. As of June 30, 2009, our Manager has incurred approximately $0.4 million of offering costs. As of June 9, 2009, our Manager had not incurred any significant offering or organizational costs.

Liquidity and Capital Resources

        Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to pay dividends, fund investments, repay borrowings and other general business needs. Our primary sources of funds for liquidity will consist of the net proceeds from this offering and the concurrent private placement, net cash provided by operating activities, cash from repurchase agreements and other financing arrangements and future issuances of common equity, preferred equity, convertible securities, trust preferred and/or debt securities. To the extent available to us, we may finance our non-Agency RMBS, CMBS and ABS with financings under the TALF and the PPIP and through private funding sources, including repurchase agreements and asset resecuritizations.

        Our Manager, in a joint venture with The RLJ Companies, has been selected by the U.S. Department of the Treasury as one of nine pre-qualified asset managers in the Legacy Securities Program established under the PPIP. As a designated asset manager, the joint venture will form and manage a public-private investment fund, which will acquire a portfolio of non-Agency RMBS and CMBS, or the RLJ/Western Public-Private Investment Fund. It is anticipated that the RLJ/Western Public-Private Investment Fund will have access to the U.S. Department of the Treasury financings under the PPIP and possible other funding sources. Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we anticipate allocating up to 40% of the net proceeds from this offering and the concurrent private placement to our Manager for investment in the RLJ/Western Public-Private Investment Fund. See "Business—Recent Regulatory Developments—The Public-Private Investment Program" for additional information relating to the RLJ/Western Public-Private Investment Fund.

        Under repurchase agreements, we may be required to pledge additional assets to our repurchase agreement counterparties (lenders) in the event that the estimated fair value of the existing pledged collateral under such agreements declines and such lenders demand additional collateral which may take the form of additional securities or cash. Generally, repurchase agreements contain a financing rate, term and trigger levels for margin calls and haircuts depending on the types of collateral and the counterparties involved. If the estimated fair value of the investment securities increases due to changes in market interest rates or market factors, lenders may release collateral back to us. Specifically, margin calls may result from a decline in the value of the investments securing our repurchase agreements, prepayments on the mortgages securing such investments and from changes in the estimated fair value of such investments generally due to principal reduction of such investments from scheduled amortization and resulting from changes in market interest rates and other market factors. Counterparties also may choose to increase haircuts based on credit evaluations of our company and/or the performance of the bonds in question. We believe that the current levels of haircuts are approximately 5% on fixed-rate Agency RMBS that are mortgage pass-through certificates, approximately 5% to 7% on adjustable-rate or hybrid adjustable-rate Agency RMBS that are mortgage pass-through certificates and approximately 10% on Agency RMBS that are collateralized mortgage obligations. Current haircuts on non-Agency RMBS are significantly higher. Trigger levels for margin calls generally vary from $250,000 to $1 million at the discretion of the counterparty. The recent disruptions in the financial and credit markets have resulted in increased volatility in these levels, and we expect further changes as market conditions continue to change. Should prepayment speeds on the mortgages underlying our investments or market interest rates suddenly increase, margin calls on our repurchase agreements could result, causing an adverse change in our liquidity position.

        We anticipate that, upon repayment of each borrowing under a repurchase agreement, we will use the collateral immediately for borrowing under a new repurchase agreement. We have not at the present time entered into any commitment agreements under which the lender would be required to enter into new repurchase agreements during a specified period of time.

        We believe these identified sources of funds will be adequate for purposes of meeting our short-term (within one year) liquidity and long-term liquidity needs. However, our ability to meet our long-term liquidity and capital resource requirements may require additional financing. Our short-term and long-term liquidity needs include funding future investments, operating costs and distributions to our stockholders. A number of financial institutions, including potential and current repurchase agreement lenders, have tightened their lending standards and reduced their lending overall. If we are unable to obtain or renew our sources of financing or unable to obtain them on attractive terms, it may have an adverse effect on our business and results of operations.

        To qualify as a REIT, we must distribute annually at least 90% of our taxable income. These distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for operations.

Contractual Obligations and Commitments

        We had no contractual obligations as of June 30, 2009. Prior to the completion of this offering, we will enter into a management agreement with our Manager. Our Manager will be entitled to receive a base management fee, an incentive fee and the reimbursement of certain expenses. See "Our Manager and the Management Agreement—Management Agreement—Management Fees and Expense Reimbursements." We will compensate our chief financial officer and our chief financial officer's support staff, which are our only employees. Because our management agreement provides that our Manager is responsible for managing our affairs, our executive officers who are employees of our Manager will not receive cash compensation from us for serving as our executive officers. Our Manager will compensate all of our officers and personnel, other than our chief financial officer and our chief financial officer's support staff.

        Under our equity incentive plans, the administrator of the plans is authorized to approve grants of equity-based awards to our Manager, its personnel and its affiliates, our officers and directors as well as certain other service providers. To date, our board of directors has not approved any grants of equity awards, although we intend to grant certain equity awards upon the completion of this offering. See "Management—Equity Incentive Plans."

        We expect to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited.

Off-Balance Sheet Arrangements

        As of June 30, 2009, we had no off-balance sheet arrangements.

Dividends

        We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We intend to pay regular quarterly dividends to our stockholders in an amount equal to our net taxable income. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, we must first meet both our operating requirements and debt service on our repurchase agreements and other debt payable. If cash available for distribution to our stockholders is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions, or we may make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities.

Inflation

        Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP, and our distributions will be determined by our board of directors consistent with our obligation to distribute to our stockholders at least 90% of our net taxable income on an annual basis in order to maintain our REIT qualification; in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

        The primary components of our market risk are related to interest rate, prepayment and market value risk. While we do not seek to avoid risk completely, we believe the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Interest Rate Risk

        Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control.

        We will be subject to interest rate risk in connection with our investments and our repurchase agreements. Our repurchase agreements will typically be of limited duration and will be periodically refinanced at current market rates. We may mitigate this risk through utilization of derivative contracts, primarily interest rate swap agreements, interest rate caps and interest rate floors.

Interest Rate Effect on Net Interest Income

        Our operating results will depend in large part on differences between the yields earned on our investments and our cost of borrowing and any interest rate hedging activities. A portion of our borrowings, such as some we may access under U.S. Government financing programs, may be based on fixed interest rates. Most of our borrowings, including others that we may access under U.S. Government financing programs and the repurchase agreements we expect to access for our Agency RMBS assets, will generally be based on prevailing market interest rates. We will attempt to match fund our borrowings and assets by attempting to use fixed-rate borrowings to finance fixed-rate assets and variable rate borrowings to finance our assets that pay variable rates of interest. However, it will not always be possible to match fund our borrowings and assets in this way.

        During periods of rising interest rates, the borrowing costs associated with our variable rate borrowings tend to increase while the income earned on our fixed interest rate investments may remain substantially unchanged, or the income earned on our variable rate assets may reset more slowly than the changes in our borrowing costs. These factors will result in a narrowing of the net interest spread between the related assets and borrowings and may even result in losses. Further, during this portion of the interest rate and credit cycles, defaults could increase and result in credit losses to us, which could adversely affect our liquidity and operating results. Such delinquencies or defaults could also have an adverse effect on the spread between interest-earning assets and interest-bearing liabilities.

        Hedging techniques are partly based on assumed levels of prepayments of our RMBS. If prepayments are slower or faster than assumed, the life of the RMBS will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

Interest Rate Effects on Fair Value

        Another component of interest rate risk is the effect changes in interest rates will have on the market value of the assets we acquire. We will face the risk that the market value of our assets will increase or decrease at different rates than those of our liabilities, including any hedging instruments.

        We will primarily assess our interest rate risk by estimating the duration of our assets and the duration of our liabilities. Duration essentially measures the market price volatility of financial instruments as interest rates change. We generally calculate duration using various financial models and empirical data. Different models and methodologies can produce different duration numbers for the same securities.

        It is important to note that the impact of changing interest rates on fair value can change significantly when interest rates change materially. Therefore, the volatility in the fair value of our assets could increase significantly when interest rates change materially. In addition, other factors impact the fair value of our interest rate-sensitive investments and any hedging instruments, such as the shape of the yield curve, market expectations as to future interest rate changes and other market conditions. Accordingly, changes in actual interest rates may have a material adverse effect on us.

Prepayment Risk

        As we receive prepayments of principal on our investments, premiums paid on such investments will be amortized against interest income. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the investments. Conversely, discounts on such investments are accreted into interest income. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the investments.

Extension Risk

        If prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related assets could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument, while the income earned on the hybrid adjustable-rate assets would remain fixed. This situation may also cause the market value of our hybrid adjustable-rate assets to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Market Risk

Market Value Risk

        Our available-for-sale securities will be reflected at their estimated fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income pursuant to SFAS 115, Accounting for Certain Investments in Debt and Equity Securities. The estimated fair value of these securities fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase.

Real Estate Risk

        Residential and commercial property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to: national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to our securities, which could also cause us to suffer losses.

Credit Risk

        We retain the risk of potential credit losses on the loans underlying the non-Agency RMBS, CMBS and ABS we hold. We may seek to manage this risk through our pre-acquisition due diligence process, through the use of non-recourse financing that limits our exposure to credit losses to the specific assets that are subject to the non-recourse financing and, subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, through the use of derivative financial instruments, including, among others, contracts with respect to the Markit ABX.HE index, a tradeable index referencing a basket of 20 subprime MBS, and the Markit CMBX index, a tradeable index referencing a basket of 25 CMBS. In addition, with respect to any particular target asset, our Manager's investment team will evaluate, among other things, relative valuation, supply and demand trends, shape of yield curves, prepayment rates, delinquency and default rates, recovery of various segments of the economy and vintage of collateral.

Risk Management

        To the extent consistent with maintaining our REIT qualification, we will seek to manage risk exposure to protect our investment portfolio against the effects of major interest rate changes. We may generally seek to manage this risk by:

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  relying on our Manager's investment selection process described in this prospectus under "Business—Our Investment Process and Analysis";

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  monitoring and adjusting, if necessary, the reset index and interest rate related to our target assets and our financings;

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  attempting to structure our financing agreements to have a range of different maturities, terms, amortizations and interest rate adjustment periods;

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  using hedging instruments, primarily interest rate swap agreements but also financial futures, options, interest rate cap agreements, floors and forward sales to adjust the interest rate sensitivity of our target assets and our borrowings; and

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  actively managing, on an aggregate basis, the interest rate indices, interest rate adjustment periods, and gross reset margins of our target assets and the interest rate indices and adjustment periods of our financings.

BUSINESS

Our Company

        We are a newly-organized Delaware corporation focused on investing in, financing and managing primarily residential mortgage-backed securities, or RMBS, that are not issued or guaranteed by a U.S. Government agency or federally chartered corporation, or non-Agency RMBS. We will also seek to invest in commercial mortgage-backed securities, or CMBS, and other asset-backed securities, or ABS, as well as RMBS for which a U.S. Government agency or federally chartered corporation guarantees payments of principal and interest on the securities, or Agency RMBS. We refer to the non-Agency RMBS, CMBS, ABS and Agency RMBS that we expect to acquire as our target assets. We may finance investments in our target assets with financings that may become available to us under recently established U.S. Government programs and through private funding sources, including repurchase agreements and asset resecuritizations.

        Our objective is to provide attractive risk-adjusted returns to our investors over the long term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by selectively acquiring a diversified investment portfolio of assets designed to produce attractive returns across a variety of market conditions and economic cycles. We intend to construct a diversified investment portfolio by focusing on the relative value of securities within various sectors of the mortgage markets and security selection, with an emphasis on undervalued distressed assets.

        We will be externally managed and advised by our Manager, an investment advisor registered with the U.S. Securities and Exchange Commission, or the SEC, and a wholly-owned subsidiary of Legg Mason, Inc., or Legg Mason (NYSE: LM). Our Manager will be responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our board of directors.

        Our Manager, in a joint venture with The RLJ Companies, has been selected by the U.S. Department of the Treasury as one of nine pre-qualified asset managers in the Legacy Securities Program established under the U.S. Government's Public-Private Investment Program, or the PPIP. As a designated asset manager, the joint venture will form and manage a public-private investment fund that will acquire a portfolio of non-Agency RMBS and CMBS, or the RLJ/Western Public-Private Investment Fund. We expect that the RLJ/Western Public-Private Investment Fund will have access to the U.S. Department of the Treasury financings under the PPIP and possible other funding sources. Subject to maintaining our qualification as a real estate investment trust, or REIT, and exemption from registration under the Investment Company Act of 1940, as amended, or the 1940 Act, we anticipate allocating up to 40% of the net proceeds from this offering and the concurrent private placement to our Manager for investment in the RLJ/Western Public-Private Investment Fund.

        We have not made any investments in our target assets as of the date of this filing. We will not commence significant operations until we have completed this offering and the concurrent private placement. We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our initial taxable year ending December 31, 2009. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act.

Current Market Opportunities

        In recent years, adverse changes in financial market conditions have required a deleveraging of the entire global financial system and caused the forced sale of large quantities of mortgage-related and other financial assets, resulting in a significant contraction in market liquidity for mortgages and mortgage-related assets. This illiquidity has negatively affected both the terms and availability of financing for most mortgage-related assets, including non-Agency RMBS and CMBS, and has generally resulted in mortgage-related assets trading at significantly lower prices compared to prior periods. The recent period has also been characterized by an almost across the board downward movement in non-Agency RMBS, CMBS and ABS valuations and correspondingly higher yields to compensate investors for the higher risks associated with owning these assets.

        We believe that the current distressed conditions in the financial markets present attractive investment opportunities for us and that we are particularly well positioned to capitalize on such opportunities. We believe that our Manager's and its supervised affiliates' in-depth understanding of mortgage-backed securities, or MBS, and market fundamentals, as well as their ability to analyze and value the underlying mortgages that collateralize non-Agency RMBS, CMBS and Agency RMBS will enable our Manager to selectively acquire assets with the potential for attractive risk-adjusted returns and capital appreciation. In addition, we believe that recent U.S. Government and central bank actions designed to stabilize and restore credit flows in the financial sector and to the broader economy, including the establishment of the PPIP's Legacy Securities Program and the Term Asset-Backed Securities Loan Facility, or the TALF, could positively impact our business, potentially providing us with access to financing as well as opportunities to acquire assets at attractive prices. There can be no assurance, however, that we will be able to successfully capitalize on these opportunities.

Our Manager

        We will be externally managed and advised by Western Asset Management Company. Established in 1971 and acquired by Legg Mason in 1986, our Manager is an investment advisor located in Pasadena, California, that specializes in fixed-income asset management. From offices in Pasadena, Hong Kong, London, Melbourne, New York, São Paulo, Singapore and Tokyo, our Manager's 916 employees provide investment services for a wide variety of global clients, including mutual funds, corporate, public, insurance, health care, union organizations and charitable foundations. Client portfolios range across an equally wide variety of mandates, from money markets to emerging markets. As of June 30, 2009, our Manager had 619 clients, representing 44 countries and 1,217 accounts. By devoting all of its resources to fixed-income, our Manager is able to fully commit to serving clients of all types within the fixed-income sector.

        As of June 30, 2009, our Manager and its investment advisory affiliates over which our Manager has operational responsibility, or its supervised affiliates, had approximately $485.0 billion in assets under management. As of June 30, 2009, our Manager had a total of $66.1 billion in assets under management in the asset classes corresponding to our target assets, of which $18.5 billion was invested in non-Agency RMBS, $3.5 billion in CMBS, $1.9 billion in ABS and $42.2 billion in Agency RMBS. Our Manager manages these assets using a range of specific strategies and investment vehicles, including collateralized debt obligations, mutual and private funds, private commingled vehicles and separately managed accounts. Our Manager's investment professionals and other staff have extensive experience in managing fixed-income assets, including non-Agency RMBS, CMBS, ABS, Agency RMBS, collateralized mortgage obligations and other such instruments.

        On July 8, 2009, the U.S. Department of the Treasury publicly announced that our Manager, in a joint venture with The RLJ Companies, was selected as one of nine pre-qualified asset managers under the PPIP. The joint venture will serve as general partner of the RLJ/Western Public-Private Investment Fund and will be responsible for the creation of the RLJ/Western Public-Private Investment Fund and its administrative affairs, but will not make investment decisions. Our Manager will serve as the investment manager of the RLJ/Western Public-Private Investment Fund and will be solely responsible for managing all aspects of the RLJ/Western Public-Private Investment Fund's investment and borrowing activities. The RLJ Companies, founded by Robert L. Johnson, owner of the NBA Charlotte Bobcats and founder of Black Entertainment Television, is a diverse portfolio of companies in the financial services, asset management, real estate, hospitality, professional sports, film production and gaming industries. Headquartered in Bethesda, Maryland, The RLJ Companies also has operations in

Charlotte, North Carolina; Los Angeles, California; Orlando, Florida; Little Rock, Arkansas; and San Juan, Puerto Rico. See "—Recent Regulatory Developments—The Public- Private Investment Program" below for additional information relating to our intended investments in the RLJ/Western Public-Private Investment Fund.

        Our chief investment officer, Ronald D. Mass, who also serves as the head of our Manager's structured products team, will, along with the structured products team, be primarily responsible for overseeing the management of our assets. The structured products team is comprised of Mr. Mass and 14 additional investment professionals who will focus on our target assets. The structured products team is also able to call on the experience of 11 other professionals, not specifically dedicated to managing our target assets, but with expertise that covers certain aspects of our target assets. The collective team operates under the purview of our Manager's U.S. broad markets committee which sets overall sector allocations for broad market accounts. The structured products team is further supported by a broader market team through which our Manager seeks to unite groups of specialists dedicated to different market sectors. The daily interaction among the different teams is designed to develop a consensus approach that draws on the expertise of all team members. Our Manager's overall investment management team consists of 129 investment professionals with an average industry experience of 17 years.

        Our Manager's investment process is based on a team approach using a combination of security-level research and macroeconomic analysis. Our Manager's investment style starts with developing a global investment outlook, as a part of which our Manager engages in forecasting economic growth, interest rates and inflation. However, rather than selecting precise targets, our Manager restricts its forecasting to long-term trends, focusing on factors such as economic growth, interest rates and inflation. Investment strategies are then driven by the difference between our Manager's reading of the underlying fundamentals and the macroeconomic trends that have been generally priced into securities by the market. Using a disciplined investment approach, our Manager will set targets for asset allocation and duration for each sector of the fixed-income market. This view is then weighed carefully against expectations already priced into the markets in order to arrive at an investment strategy and portfolio structure. Each of our Manager's sector teams is tasked with choosing the issues and issuers for a particular sector. Factors that are taken into consideration in evaluating specific securities include relative credit strength, liquidity, issue structure, event risk, covenant protection and market valuation, focusing on the selection of individual assets based upon a fundamental analysis of the asset and an evaluation of the asset's relative value. In addition, with respect to any particular target asset, our Manager's investment team will evaluate, among other things, relative valuation, supply and demand trends, shape of yield curves, prepayment rates, delinquency and default rates, recovery of various segments of the economy and vintage of collateral.

        We also expect to benefit from our Manager's portfolio management, finance and administration functions, which will address securities valuation, risk management, legal, compliance, investor relations and operational matters, trade allocation and execution and information technologies in connection with the performance of its duties. We expect that our Manager and its affiliates will continue to manage their existing portfolios and provide management services to their other clients.

Our Investment Strategy

        Our Manager's investment philosophy, which developed from a singular focus in fixed-income asset management over a variety of credit cycles and conditions, is to provide clients with diversified, tightly controlled, long-term value-oriented portfolios. Through rigorous analysis of all sectors of the fixed-income market, our Manager seeks to identify assets with the greatest risk-adjusted total value potential. We expect to benefit from the breadth and depth of our Manager's overall investment philosophy, which focuses on a macroeconomic analysis as well as an in-depth analysis of individual assets and their relative value. Our Manager's RMBS platform is enhanced and supported by proprietary loan level performance models that combine zip-code level data and loan characteristics, along with unemployment data, income trends and housing supply trends, to project loan and security performance. Our Manager's CMBS platform is enhanced and supported by proprietary property level performance models that combine tenant level data and commercial real estate market factors, including metropolitan specific economic growth rates, property lease trends and property usage trends, to project loan and security performance. These RMBS and CMBS models are continuously back-tested and updated to reflect current economic and real estate market data. On a monthly basis, multiple stress analyses will be run on RMBS and CMBS to monitor collateral performance and will inform our relative value framework.

        We will rely on our Manager's expertise in asset allocation and identifying attractive assets within our target assets. Our Manager has extensive experience analyzing the relative value of securities within various sectors of the mortgage markets, including undervalued distressed assets. We expect our Manager to maximize returns on our investments in distressed assets that fall within our target assets by evaluating market opportunities based on the condition of the various sectors of the mortgage markets, the relative value of the specific asset within such markets and an internal risk/return analysis. In making investment decisions on our behalf, our Manager will incorporate its views on the economic environment and the outlook for the mortgage markets, including relative valuation, supply and demand trends, the level of interest rates, the shape of the yield curve, prepayment rates, financing and liquidity, commercial and residential real estate prices, delinquencies, default rates, recovery of various segments of the economy and vintage of collateral, subject to maintaining our REIT qualification and our exemption from registration under the 1940 Act.

        We do not have a formal portfolio turnover policy and do not intend to adopt one. Although we generally intend to hold most of our RMBS and CMBS until maturity, we may, from time to time, sell any of our RMBS and CMBS as part of our overall management of our investment portfolio. When investments are realized, we will reinvest our proceeds therefrom in our target assets. Depending on market conditions, we will also make opportunistic dispositions of our investments in our target assets.

Our Target Assets

        Our target assets and the principal assets we expect to acquire in each are as follows:

Non-Agency RMBS

        Non-Agency RMBS are residential mortgage-backed securities that are not issued or guaranteed by a U.S. Government agency or federally chartered corporation. Like Agency RMBS, non-Agency RMBS represent interests in "pools" of mortgage loans secured by residential real property. To the extent available to us, we intend to finance our non-Agency RMBS portfolio primarily with financings under the TALF and the Legacy Securities Program and otherwise with private financing sources. See "—Our Financing Strategy" below.

        The mortgage loan collateral for non-Agency RMBS consists of residential mortgage loans that do not generally conform to underwriting guidelines issued by a federally chartered corporation, such as the Federal National Mortgage Association, or Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac, or an agency of the U.S. Government, such as the Government National Mortgage Association, or Ginnie Mae, due to certain factors, including mortgage balances in excess of agency underwriting guidelines, borrower characteristics, loan characteristics and level of documentation, and therefore are not issued or guaranteed by an agency. Senior RMBS typically are rated by at least one nationally recognized statistical rating organization, such as Moody's Investors Service, Inc., or Moody's, Standard & Poor's, or S&P, or Fitch, Inc., and are or were at the time of issuance AAA-rated by at least one of these rating agencies, although such ratings may have been subsequently downgraded.

        The non-Agency and Agency RMBS we acquire could be secured by fixed-rate mortgages, or FRMs, adjustable-rate mortgages, or ARMs, or hybrid adjustable-rate mortgages, or hybrid ARMs.

FRMs have interest rates that are fixed for the term of the loan and do not adjust. The interest rates on ARMs generally adjust annually (although some may adjust more frequently) to an increment over a specified interest rate index. Hybrid ARMs have interest rates that are fixed for a specified period of time (typically three, five, seven or ten years) and, thereafter, adjust to an increment over a specified interest rate index. ARMs and hybrid ARMs generally have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date. Relative value analysis, including consideration of current market conditions, will determine our allocation to FRMs, ARMs and hybrid ARMs.

        Our allocation of our non-Agency RMBS collateralized by FRMs, ARMs or hybrid ARMs will depend on various factors including, but not limited to, relative value, expected future prepayment trends, home price appreciation trends, supply and demand, availability of financing, expected future interest rate volatility and the overall state of the non-Agency RMBS secondary market. Borrowers of the underlying loans that secure the non-Agency RMBS assets we may purchase can be divided into prime, Alternative-A and subprime borrowers based on their credit rating. Subject to prevailing market conditions at the time of purchase, we currently expect our non-Agency RMBS to be made up of securities collateralized by approximately 45-60% prime loans, 30-40% Alternative-A loans and 5-25% sub-prime loans.

CMBS

        CMBS are securities backed by obligations (including certificates of participation in obligations) that are principally secured by commercial mortgages on real property or interests therein having a multifamily or commercial use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, apartments, nursing homes and senior living facilities. Our emphasis will be on securities that when originally issued were rated in the highest rating category by one or more of the nationally recognized statistical rating organizations. We have not established a minimum current rating requirement.

        CMBS are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust's income to make specified interest and principal payments on such tranches. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive principal payments only after the more senior classes have received all principal payments to which they are entitled. The credit quality of CMBS depends on the credit quality of the underlying mortgage loans, which is a function of factors such as the principal amount of loans relative to the value of the related properties; the cash flow produced by the property; the mortgage loan terms, such as amortization; market assessment and geographic location; construction quality of the property; and the creditworthiness of the borrowers.

ABS

        ABS are securities backed by various asset classes including auto loans, student loans, credit card loans, equipment loans, floor plan loans and small business loans fully guaranteed as to principal and interest by the SBA. ABS remain subject to the credit exposure of the underlying receivables. Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we may acquire debt tranches from these securitizations and we may utilize the TALF to finance these ABS assets. Under the TALF, the Federal Reserve Bank of New York, or the FRBNY, makes non-recourse loans to borrowers collateralized by eligible collateral, which includes U.S. dollar-denominated cash (i.e., non-synthetic) ABS that have a credit rating in the highest long-term or short-term investment grade rating category from two or more major nationally recognized statistical rating organizations and do not have a credit rating below the highest investment grade rating category from a major nationally recognized statistical rating organization. See "—Our Financing Strategy" below.

Agency RMBS

        Agency RMBS are residential mortgage-backed securities for which a U.S. Government agency such as Ginnie Mae, or a federally chartered corporation such as Fannie Mae or Freddie Mac guarantees payments of principal and interest on the securities. Payments of principal and interest on Agency RMBS, not the market value of the securities themselves, are guaranteed.

        Agency RMBS differ from other forms of traditional debt securities, which normally provide for periodic payments of interest in fixed amounts with principal payments at maturity or on specified call dates. Instead, Agency RMBS provide for monthly payments, which consist of both principal and interest. In effect, these payments are a "pass-through" of scheduled and prepaid principal payments and the monthly interest made by the individual borrowers on the mortgage loans, net of any fees paid to the issuers, servicers or guarantors of the securities. The principal may be prepaid at any time due to prepayments on the underlying mortgage loans or other assets. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

        Our allocation of our Agency RMBS collateralized by FRMs, ARMs or hybrid ARMs will depend on various factors including, but not limited to, relative value, expected future prepayment trends, supply and demand, costs of hedging, costs of financing, expected future interest rate volatility and the overall shape of the U.S. Department of the Treasury and interest rate swap yield curves. We intend to take these factors into account when we make investments. In the future, our residential portfolio may extend to debentures that are issued and guaranteed by Freddie Mac or Fannie Mae or mortgage-backed securities the collateral of which is guaranteed by Ginnie Mae, Freddie Mac, Fannie Mae or another federally chartered corporation.

Other

        In addition to our target assets described above, we may also invest in residential and commercial whole loans and, subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, in other fixed-income sectors.

Our Competitive Advantages

        We believe that our competitive advantages include the following:

Significant Experience of Our Manager

        Our Manager has been an active investor in non-Agency RMBS, CMBS and ABS for over 20 years through several housing and credit cycles and has utilized Agency RMBS as a vital component within its investment strategy since its inception in 1971. Our Manager has extensive experience managing structured products portfolios, including nine collateralized debt obligations, totaling $5.75 billion of original issuance of mortgage- and asset-backed securities. We will have access to a structured products team comprised of 15 investment professionals who will focus on our target assets. The structured products team will also be able to call on the experience of 11 other professionals, not specifically dedicated to managing our target assets, but with expertise in our target assets. In addition, we believe that our Manager's senior management team, which has a long track record and broad experience in managing mortgage-related assets through a variety of credit and interest rate environments, has demonstrated the ability to generate attractive risk-adjusted returns under different market conditions and cycles and will provide us with a competitive advantage. For more information regarding our Manager's structured products team, please see "—Our Manager."

Selection of our Manager as a PPIP Asset Manager and Potential Access to Favorable Non-Recourse Government Term Borrowing Facilities

        We believe the establishment of the Legacy Securities Program by the U.S. Department of the Treasury under the PPIP, the selection of our Manager, in a joint venture with The RLJ Companies, as a pre-qualified Legacy Securities Program asset manager, and the expansion of the TALF to cover CMBS and possibly, in the future, non-Agency RMBS will provide us with an opportunity to invest in the RLJ/Western Public-Private Investment Fund. We expect the selection of our Manager, in a joint venture with The RLJ Companies, as a PPIP asset manager will provide access to assets that will offer potentially favorable risk-adjusted returns, in part due to financing that will be provided to the RLJ/Western Public-Private Investment Fund by the U.S. Department of the Treasury, as well as access to favorable non-recourse term borrowing facilities.

Extensive Strategic Relationships

        Our Manager and its supervised affiliates maintain extensive long-term relationships with other financial intermediaries, including primary dealers, leading investment banks, brokerage firms, leading mortgage originators and commercial banks. As one of the largest fixed-income investment managers in the world, our Manager has access to deal flow and secondary trading opportunities to which smaller firms do not have access. Additionally, our Manager's size and broad market access are valuable in developing and implementing our investment strategy. We believe these relationships will enhance our ability to source, finance and hedge investment opportunities and, thus, enable us to grow in various credit and interest rate environments. In addition, we believe the contacts our Manager and its supervised affiliates have with numerous investment grade derivative and lending counterparties will assist us in implementing our financing and hedging strategies.

Experience Investing in Distressed Assets

        Our Manager was a significant investor in the Resolution Trust Corporation programs to securitize loans acquired from failed financial institutions. From 1991 to 1995, our Manager invested RMBS and CMBS securities issued by the Resolution Trust Corporation and backed by both performing and non-performing loans. Additionally, our Manager has experience investing in both new issue and secondary securities backed by distressed collateral. These investments include prime, Alternative-A and subprime residential and commercial loan-backed securities. Our Manager has also made new issue and secondary market purchases of ABS backed by distressed collateral, including credit cards, autos, equipment, aircraft and manufactured housing. We believe that we will benefit from our Manager's knowledge of, and experience with, these distressed assets, particularly in our target asset classes.

Disciplined Investment Approach

        We will seek to maximize our risk-adjusted returns through our Manager's disciplined investment approach, which relies on rigorous quantitative and qualitative analysis. Our Manager's investment decision making process for non-Agency RMBS, CMBS and ABS includes a credit risk analysis, which involves due diligence on the issuer, the collateral, the servicer and the transaction structure. Investment holdings are then monitored regularly as part of our Manager's surveillance process to identify securities where underlying credit quality is improving or deteriorating. We believe that our Manager's rigorous approach will provide us with a competitive advantage when operating in a variety of market conditions.

Access to Our Manager's Sophisticated Analytical Tools and Infrastructure

        We expect our Manager to use its analytical and portfolio management modeling tools and processes to seek to generate positive net interest margins for our target assets by evaluating, among other things, home price levels, default models and loss severity.

        Our Manager's investment process for RMBS involves (i) analyzing home price modeling at the state, metropolitan statistical area, county and zip code level; (ii) applying our Manager's default rate models to project residential loan defaults; (iii) applying our Manager's prepayment models that are used to calculate the ability and incentive to refinance based on prevailing mortgage rates and underwriting guidelines; and (iv) applying our Manager's models that are used to calculate loss severity to project the costs of foreclosing and liquidating loans, the loan-to-value ratio of the loan and the cumulative amount of home price appreciation or depreciation since the loan was originated. Our Manager's investment process for CMBS involves evaluating the potential for losses based on (i) the structure of the security or loan; (ii) the potential for defaults and ultimate recoveries based on the cash flows and values of the underlying properties; and (iii) the market and metropolitan statistical area dynamics and other potential severities. Our Manager's investment process for ABS involves evaluating collateral characteristics, the timing of cash flows, the strength of the issuer and the servicer, structural features, principal and interest waterfalls, as well as the various types of credit enhancement available to protect a given class of bonds.

        In conjunction with its individual security level credit analysis, our Manager will analyze macroeconomic factors to determine the appropriate sector mix and strategy for us that will best capitalize on the market knowledge, experience and relationships within our Manager's existing platform. We intend to capitalize on the market knowledge and ready access to data across our target markets that our Manager obtains through these tools and processes and believe that our Manager's sophisticated analysis of both macro and micro economic factors will enable us to manage cash flows from our target assets and make distributions to our stockholders while preserving capital. We will also benefit from our Manager's comprehensive finance and administrative infrastructure, including its risk management and financial reporting operations, as well as its business development, legal and compliance teams.

Alignment of Our Manager's Interests

        We have taken steps to structure our relationship with our Manager so that our interests and those of our Manager are closely aligned. In addition to our Manager's incentive compensation structure, our Manager has agreed to purchase an aggregate of                        shares of our common stock in a concurrent private placement, at the initial public offering price per share, for an investment equal to 5% of the gross proceeds raised in this offering, excluding the underwriters' overallotment option, up to $25 million. Upon completion of this offering and the concurrent private placement, our Manager will beneficially own    % of our outstanding common stock (or    % if the underwriters fully exercise their option to purchase additional shares). Our Manager has also agreed to a                  lock-up with respect to the shares of our common stock that it purchases in the concurrent private placement. We believe that the significant investment in us by our Manager, as well as our Manager's incentive compensation structure, will align our Manager's interests with our interests, and will create an incentive to maximize returns for our stockholders.

Our Investment Process and Analysis

General

        Our Manager's strategic goal is to add value to client portfolios while adhering to a disciplined risk control process. Our Manager's investment philosophy combines traditional analysis with innovative technology applied to all sectors of the market. Our Manager believes inefficiencies exist in the fixed-income markets and attempts to add incremental value by exploiting these inefficiencies across all eligible market sectors. Our Manager's management style emphasizes the use of multiple strategies and active sector rotation and issue selection, while constraining overall interest rate risk.

        Our Manager's fixed-income discipline emphasizes a team approach that unites groups of specialists dedicated to different market sectors. The investment responsibilities of each sector group are distinct, yet results are derived from the constant interaction that unites the specialty groups into a cohesive investment management team. The sector teams are comprised of our Manager's senior portfolio managers and research analysts who are highly skilled and experienced in each major area of the fixed-income market. They exchange views on a daily basis and periodically meet more formally to review our Manager's economic outlook and investment strategy. This structure seeks to generate an investment consensus that draws on the expertise of all team members.

Sector & Sub-Sector Allocation

        Our Manager seeks to rotate allocations among and within sectors of the bond market, preferring non-government sectors because they have typically offered higher relative yields and have tended to outperform the broad market over long market cycles. Members of our Manager's U.S. and Global Broad Market Strategy Committees continually analyze the broad economic environment to determine its potential impact on sector performance. This group studies historical yield spreads, identifies the fundamental factors that influence yield spread relationships and relates these findings to our Manager's projections to determine attractive alternatives.

        Our Manager's analysts continually augment this process by providing detailed analyses of specific sectors. In particular, mortgage analysis includes the use of external research which integrates the components of prepayment, housing turnover, default and refinancing.

Issue Selection

        Issue selection starts with a fundamental analysis to determine mispriced or undervalued securities. Our Manager's sector teams provide an ongoing assessment of changing credit characteristics and securities with traits such as floating interest rates, hidden underlying assets or credit backing and securities issued in mergers. Also assessed are newly issued securities. Armed with these sector and issue analyses, our Manager's sector teams and portfolio managers seek to select individual issues opportunistically.

Non-Agency RMBS

        Our Manager was one of the early investors in non-Agency RMBS and has over 20 years of history investing in this sector, covering multiple housing and loan underwriting cycles. A key element of the non-Agency RMBS investment process is the forecast of expected losses due to defaults on the underlying non-Agency RMBS loan collateral. The level of losses is dependent on the quantity of loans which default and the loss severity upon liquidation of defaulted loans. Our Manager has developed a number of proprietary tools to analyze residential mortgage loan defaults and loss severities. These tools encompass home price models, default models, and loan loss severity models. When projecting future performance, many assumptions have to be made. Our Manager uses in-house quantitative research from loan level data to project mortgage pool cash flows, analyze security structures, and ultimately assess the risk in its RMBS positions. Our Manager also makes qualitative adjustments to reflect the current state of the housing market, securities market liquidity, and potential implications of policy changes and macroeconomic conditions.

        Our Manager's approach to asset acquisition and ongoing surveillance of risk follows similar methodologies. Our Manager uses raw loan level data and loan level time-series in conjunction with economic variables to develop projections of characteristic specific borrower behavior trends. The end result of this research is to produce top line cash flow assumptions that can be applied to each mortgage pool evaluated, and includes default rates, delinquency rolling rates, delinquency curing rates, loss severities, payment velocities, and voluntary prepayments. These variables are analyzed and stratified across various loan level risk factors, including the following: loan status (current, delinquent, foreclosed, bankrupt, real estate owned); credit score; loan payment history; loan-to-value ratio, borrower equity, and home price appreciation/depreciation from origination; loan age and seasoning; geography at the state, metropolitan statistical area, county, and zip code level; loan originator and servicer; payment and interest rate reset shock; and documentation, loan purpose, occupancy, and additional loan terms.

        Given the existing housing environment, our Manager currently believes home price declines and negative equity will be the primary drivers of default risk. The default rate models our Manager has developed are utilized to project residential loan defaults on prime, Alternative-A, and subprime collateral. The strength of the housing market is an important factor in projecting the rate of defaults as the amount of positive or negative equity can be a significant factor in the decision of a borrower to default on a loan.

        The loss severity models assist our Manager in predicting loss severity and recovery rates if borrowers default on their loans. The loss severity models are based on a number of factors including but not limited to the costs of foreclosing and liquidating loans, the loan-to-value ratio of the loan and the cumulative amount of home price appreciation or depreciation since the loan was originated. Voluntary prepayment speeds are determined considering, among other things, historical loan-level detail from other home price depreciation environments, such as California in the early 90s and, more recently, the Midwestern United States. Updated borrower information, loan-to-value data and refinance incentive factor heavily in our Manager's calculations.

        Our Manager scores and forecasts an equilibrium home price level for zip codes throughout the country. This home price appreciation/depreciation forecast is constructed using numerous data such as inflation, personal income growth and unemployment. By combining the loan level analysis and the home price appreciation forecasts, our Manager generates default, loss, and recovery expectations for a given pool of loans.

        The housing, default rate, and loss severity models listed above in addition to other proprietary tools enable our Manager to project prepayment, delinquency, default, and loss severity rates on residential loan pools backing non-Agency RMBS. These assumptions, in conjunction with the payment structure and credit enhancement of the non-Agency RMBS transactions allow our Manager to project bond cashflows, yields, yield spreads, and projected returns across a number of scenarios. This level and variability of these cashflows, yields, yield spreads, and projected returns serve as the basis of our Manager's relative value framework and asset acquisition process.

        Our Manager provides ongoing surveillance of non-Agency RMBS which is utilized in our relative value framework and decisions to sell holdings. As updated security and loan information becomes available including the level of credit enhancement, the paydown of securities, delinquency rates, prepayment rates, default rates, and loss severities, this data is tracked by our Manager. This updated data along with changes in the housing, economic, and interest rate environment serve as the basis for updated projections. As projections of bond cashflows, yields, yield spreads, and returns are updated based on this new information, our Manager's appraisal of overall risk level for each non-agency RMBS is updated. This process serves as the basis for our Manager's asset disposition process.

CMBS

        Our Manager has been an active participant in the CMBS market since its inception. Our Manager was a significant investor in the Resolution Trust Corporation programs to securitize loans acquired from failed financial institutions. Our Manager invests across the capital structure in large diverse conduit deals, single borrower and single property deals as well one-off deals such as credit tenant lease transactions. The level of analysis for different securities will vary based on the risk profile of the investment being evaluated. To manage risk appropriately for troubled CMBS, our Manager evaluates the potential for losses based on both the structure of the security or loan, as well as how the cash flows and values of the underlying properties will contribute to potential defaults and ultimate recoveries. Specifically, our Manager evaluates the following as a part of this process:

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  The market/metropolitan statistical area dynamics (potential for growth/contraction; future demand for commercial space; changing demographics; and impact of home price depreciation and decreased consumer spending);

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  Current cash flows of the underlying properties (stability of tenants; property rents versus market rents; true cash flow versus pro forma assumptions; and market demand drivers);

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  Broad market metrics (changes in capitalization rates; ability to obtain financing; and new construction and available space coming on line);

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  Default factors (understand borrower's motivations; amount of true equity held by the borrower; ability to cover debt service coverage ratio, both current and projected; and tax implications to borrower); and

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  Potential severities (effectiveness, timing and costs of various work out strategies (such as note sales, foreclosures or discounted payoffs); complications relating from loan structure (such as B notes, mezzanine debt and pari passu loans); and ultimate impact on loan or bond structure).

        In looking at distressed commercial real estate loans and securities, our Manager starts with a fundamental analysis of the securities, incorporating various scenarios at the loan level. Cash flow stresses under various economic scenarios combined with cap rate stresses will drive default scenarios. For securities, property level default, prepayment, and loss severity assumptions are fed into various third-party cash flow models to derive deal and security level cash flows. Factors to be evaluated would include the following: capital structure and/or ratings concentrations (risk of actual tranche); vintage considerations; exposure to troubled metropolitan statistical areas; outsized exposure to more volatile property types; exposure to pari passu assets across various deals; exposure to pro forma loans; and specific borrower concerns.

ABS

        Our Manager evaluates ABS securities by evaluating collateral characteristics, timing of cash flows, strength of issuer and servicer, structural features as well as overall macro economic conditions. The analysis for any specific ABS asset will vary depending on the perceived drivers of risk. Some default and severity related factors our Manager reviews include (to the extent relevant for that asset type):

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  Unemployment and other economic conditions;

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  Personal bankruptcy legislation;

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  Other legislation (including SBA and student loan related);

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  Used car and equipment prices (for auto and equipment related transactions);

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  Historical issuer performance;

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  Issuer quality and creditworthiness;

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  Servicer quality and creditworthiness;

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  Health of manufacturer (for any hard asset);

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  Borrower quality (including FICO for individuals); and

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  Composition and diversity of the receivables pool.

        Our Manager also evaluates principal and interest waterfalls, as well as the various type of credit enhancement available to protect a given class of bonds. Our Manager stresses defaults and severities under various scenarios and also evaluates performance under a range of cash flow scenarios.

Agency RMBS

        Our Manager takes a value-oriented approach to managing Agency RMBS. Our Manager is guided by its mortgage philosophy, which can be summarized in three points: high-quality value orientation; a cautious approach to prepayments and convexity; and avoiding undue security complexity.

        Our Manager has historically focused its Agency RMBS investing almost exclusively on pass-through securities including hybrid ARMs. Our Manager believes that the imbedded prepayment option and the changing effective duration of these securities must be hedged in order to achieve a stable leveraged return profile from this sector. Our Manager believes that many of the financial models that predict prepayments and value mortgages have historically underestimated the changing nature of the refinancing process, and as such have underestimated prepayments during periods of time when yields are falling. Our Manager structures its Agency RMBS investing to take a conservative approach to the convexity of the mortgage market and conducts hedging strategies consistent with this outlook. Our Manager may utilize derivative financial instruments, including, among others, puts and calls on securities or indices of securities, interest rate swaps, interest rate caps, interest rate swaptions, exchange-traded derivatives, U.S. Department of the Treasury securities and options on U.S. Department of the Treasury securities and interest rate floors to hedge all or a portion of the interest rate risk associated with the financing of our investment portfolio. Specifically, our Manager may seek to hedge our exposure to potential interest rate mismatches between the interest that we earn on our investments and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our Manager seeks to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of our financing.

Investment Methods

        We may, in the future, utilize "to-be-announced" forward contracts, or TBAs, in order to invest in Agency RMBS. Pursuant to these TBAs, we would agree to purchase, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered would not be identified until shortly before the TBA settlement date. Our ability to purchase Agency RMBS through TBAs may be limited by the 75% asset test applicable to REITs. See "Material U.S. Federal Income Tax Considerations—Income Tests" and "Material U.S. Federal Income Tax Considerations—Asset Tests."

Investment Sourcing

        We expect our Manager to take advantage of the broad network of relationships it has established to identify investment opportunities. Our Manager and its supervised affiliates have extensive long-term relationships with financial intermediaries, including primary dealers, leading investment banks, brokerage firms, leading mortgage originators and commercial banks.

        Investing in, and sourcing financing for, non-Agency RMBS, CMBS, ABS and Agency RMBS is highly competitive. Although our Manager competes with many other investment managers for profitable investment opportunities in fixed-income asset classes and related investment opportunities and sources of financing, we believe that a combination of our Manager's experience, together with the vast resources and relationships of our Manager, will provide us with a significant advantage in identifying and capitalizing on attractive opportunities.

Investment Guidelines

        Our board of directors will adopt a set of investment guidelines that sets forth our target assets and other criteria to be used by our Manager to evaluate specific assets as well as our overall portfolio composition. Our Manager will make determinations as to the percentage of our assets that will be invested in each of our target asset classes, consistent with the investment guidelines adopted by our board of directors. We expect our Manager's investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our assets that will be invested in any of our target asset classes at any given time. We believe that the diversification of our portfolio of assets, our Manager's extensive experience in investing in our target assets and the flexibility of our strategy, combined with our Manager's and its supervised affiliates' general investment and advisory expertise and comprehensive finance and administrative infrastructure, will enable us to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles.

        Our board of directors will adopt the following investment guidelines:

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  no investment shall be made that would cause us to fail to qualify as a REIT for U.S. federal income tax purposes;

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  no investment shall be made that would cause us to be regulated as an investment company under the 1940 Act;

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  our investments will be predominantly in our target assets; and

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  until appropriate investments can be identified or until we receive capital calls from the RLJ/Western Public-Private Investment Fund, our Manager may invest the proceeds of this and any future offerings in interest-bearing, short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT and maintain exemption from registration under the 1940 Act.

        These investment guidelines may be changed from time to time by our board of directors without the approval of our stockholders.

Our Financing Strategy

        We will fund the acquisition of our target assets through the use of leverage with respect to a number of financing sources, subject to maintaining our qualification as a REIT for U.S. federal income tax purposes. To the extent available to us, we may finance non-Agency RMBS, CMBS and ABS through programs established by the U.S. Government, such as the TALF and the PPIP, and through private funding sources, including repurchase agreements and asset resecuritizations. Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we anticipate being able to benefit from the financing available under the PPIP, primarily by allocating up to 40% of the net proceeds from this offering and the concurrent private placement to our Manager for investment in the RLJ/Western Public-Private Investment Fund. We intend to finance Agency RMBS through private funding sources, including short-term borrowings structured as repurchase agreements.

        There are no limits on the maximum amount of leverage that we may use, and we are not required to maintain any particular asset-to-equity leverage. We expect under current market conditions to deploy approximately two to six times leverage on our non-Agency RMBS and approximately five times leverage on our CMBS through U.S. Government programs, such as the TALF and the PPIP, and up to six to eight times leverage on our Agency RMBS assets using private funding sources. The amount of leverage that we will deploy for particular investments in our target assets will depend upon our Manager's assessment of a variety of factors, which may include: the anticipated liquidity and price volatility of the assets in our investment portfolio; the potential for losses and extension risk in our investment portfolio; the gap between the duration of our assets and liabilities, including any hedges; the availability and cost of financing the assets; our Manager's opinion of the creditworthiness of our financing counterparties; the health of the U.S. economy and the residential and commercial mortgage-related markets; our Manager's outlook for the level, slope and volatility of interest rates; the collateral underlying our non-Agency RMBS, CMBS, ABS and Agency RMBS; and our Manager's outlook for asset spreads relative to the London Interbank Offered Rate, or LIBOR, curve.

U.S. Government Financing

        To the extent available to us, we may finance investments in our non-Agency RMBS, CMBS and ABS primarily with financings under the TALF and the PPIP. A description of the financing that may be made available to us under these programs is set forth below under "—Recent Regulatory Developments." There can be no assurance that we will be eligible to participate in any programs established by the U.S. Government or, if we are eligible, that we will be able to utilize them successfully or at all.

Repurchase Agreements

        Repurchase agreements are financings pursuant to which we will sell our target assets to the repurchase agreement counterparty, the buyer, for an agreed upon price with the obligation to repurchase these assets from the buyer at a future date and at a price higher than the original purchase price. We intend to use repurchase agreements to finance the purchase of our target assets. The amount of financing we will receive under a repurchase agreement is limited to a specified percentage of the estimated market value of the assets we sell to the buyer. The difference between the sale price and repurchase price is the interest expense of financing under a repurchase agreement. Under repurchase agreement financing arrangements, the buyer, or lender, could require us to provide additional cash collateral to re-establish the ratio of value of the collateral to the amount of borrowing. In the current economic climate, we believe that the lender generally will advance a borrower approximately 90% to 95% of the market value of the securities financed (meaning a 5% to 10% haircut). A significant decrease in advance rate or an increase in the haircut could result in the borrower having to sell securities in order to meet any additional margin requirements by the lender, regardless of market condition. We expect to mitigate our risk of margin calls by employing a prudent amount of leverage that is below what could be used under current advance rates.

        We plan to leverage our Manager's and its supervised affiliates' existing relationships with financial intermediaries, including primary dealers, leading investment banks, brokerage firms, commercial banks and other repurchase agreement counterparties to execute repurchase agreements for certain of our target assets concurrently with or shortly after the closing of this offering and the concurrent private placement.

        To the extent that we invest in Agency RMBS through TBAs in the future, we may enter into dollar roll transactions using TBAs in which we would sell a TBA and simultaneously purchase a similar, but not identical, TBA. Our ability to enter into dollar roll transactions with respect to TBAs may be limited by the 75% gross income test applicable to REITs. See "Material U.S. Federal Income Tax Considerations—Income Tests."

Other Financing

        Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and exemption from registration under the 1940 Act, we may in the future use other funding sources to acquire our assets, including warehouse facilities, securitizations and other secured and unsecured forms of borrowing.

Our Interest Rate Hedging and Risk Management Strategy

        We may, from time to time, utilize derivative financial instruments to hedge the interest rate risk associated with our borrowings. Under the U.S. federal income tax laws applicable to REITs, we generally will be able to enter into certain transactions to hedge indebtedness that we may incur, or plan to incur, to acquire or carry real estate assets, although our total gross income from interest rate hedges that do not meet this requirement and other non-qualifying sources generally must not exceed 5% of our gross income.

        Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we may also engage in a variety of interest rate management techniques that seek on one hand to mitigate the influence of interest rate changes on the values of some of our assets and on the other hand help us achieve our risk management objectives. The U.S. federal income tax rules applicable to REITs may require us to implement certain of these techniques through a domestic TRS that is fully subject to federal corporate income taxation. Our interest rate management techniques may include:

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  interest rate swap agreements, interest rate cap agreements, exchange-traded derivatives and swaptions;

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  puts and calls on securities or indices of securities;

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  Eurodollar futures contracts and options on such contracts;

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  U.S. Department of the Treasury securities and options on U.S. Department of the Treasury securities; and

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  other similar transactions.

        We may attempt to reduce interest rate risks and to minimize exposure to interest rate fluctuations through the use of match funded financing structures, when appropriate, whereby we may seek (1) to match the maturities of our debt obligations with the maturities of our assets and (2) to match the interest rates on our assets with like-kind debt (i.e., we may finance floating rate assets with floating rate debt and fixed-rate assets with fixed-rate debt), directly or through the use of interest rate swap agreements, interest rate cap agreements, or other financial instruments, or through a combination of these strategies. We expect these instruments will allow us to minimize, but not eliminate, the risk that we have to refinance our liabilities before the maturities of our assets and to reduce the impact of changing interest rates on our earnings.

        Risk management is a component of our strategy to deliver consistent risk-adjusted returns to our stockholders. Because we intend to acquire primarily fixed-income securities, losses from credit defaults, interest rate volatility or other risks can meaningfully reduce or eliminate our distributions to stockholders. In addition, because we expect to employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities may create the need to renew or otherwise refinance our liabilities. Our net interest margins will be dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. In order to minimize the risks to us, we expect to employ security-specific risk measurement and management processes. Our risk management tools include software and services licensed or purchased from third parties, in addition to proprietary systems and analytical methods developed by our Manager. There can be no guarantee that these tools and the other risk management techniques described above will protect us from market risks.

Policies With Respect to Certain Other Activities

        If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

        In addition, we may borrow money to finance the acquisition of investments. We intend to use traditional forms of financing, such as repurchase agreements. We also may utilize structured financing techniques to create attractively priced non-recourse financing at an all-in borrowing cost that is lower than that provided by traditional sources of financing and that provide long-term, floating rate financing. Our investment guidelines and our portfolio and leverage are periodically reviewed by our board of directors as part of their oversight of our Manager.

        As of the date of this prospectus, we do not intend to offer equity or debt securities in exchange for property. Though we have no current intention to do so, we may in the future repurchase or otherwise reacquire our shares.

        As of the date of this prospectus, we do not intend to invest in the securities of other REITs, other entities engaged in real estate activities or securities of other issuers for the purpose of exercising control over such entities.

        We engage in the purchase and sale of investments. We may make loans to third parties in the ordinary course of business for investment purposes. As of the date of this prospectus, we do not intend to underwrite the securities of other issuers.

        We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent certified public accountants and file quarterly reports with the SEC containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

        Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.

Risk Management

        As part of our risk management strategy, our Manager will actively manage the financing, interest rate, credit, prepayment and convexity (the measure of the sensitivity of the duration of a bond to changes in interest rates) risks associated with holding a portfolio of our target assets.

Interest Rate Hedging

        Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we may engage in a variety of interest rate management techniques that seek on one hand to mitigate the influence of interest rate changes on the values of some of our assets and on the other hand help us achieve our risk management objectives. We may utilize derivative financial instruments, including, among others, puts and calls on securities or indices of securities, interest rate swaps, interest rate caps, interest rate swaptions, exchange-traded derivatives, U.S. Department of the Treasury securities and options on U.S. Department of the Treasury securities and interest rate floors to hedge all or a portion of the interest rate risk associated with the financing of our investment portfolio. Specifically, we may hedge our exposure to potential interest rate mismatches between the interest that we earn on our investments and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of our financing. We will rely on our Manager's expertise to manage these risks on our behalf. We may implement part of our hedging strategy through a taxable REIT subsidiary, or TRS, which will be subject to federal, state and, if applicable, local income tax.

Asset/Liability Risk Management

        Because we will employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities can create the risk that we will need to continually renew or otherwise refinance our liabilities. Our net interest margins will be dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. Our Manager expects to actively employ portfolio-wide and security-specific risk measurement and management processes in our daily operations. Our Manager's risk management tools will include software and services licensed or purchased from third parties, in addition to proprietary systems and analytical methods developed internally. There can be no assurance, however, that these tools and the other risk management techniques described above will protect us from asset/liability risks.

Credit Risk

        We retain the risk of potential credit losses on the loans underlying the non-Agency RMBS, CMBS and ABS we hold. We may seek to manage this risk through our pre-acquisition due diligence process, through the use of non-recourse financing that limits our exposure to credit losses to the specific assets that are subject to the non-recourse financing and through the use of derivative financial instruments, including, among others, contracts with respect to the Markit ABX.HE index and the Markit CMBX index. In addition, with respect to any particular target asset, our Manager's investment team will evaluate, among other things, relative valuation, supply and demand trends, shape of yield curves, prepayment rates, delinquency and default rates, recovery of various segments of the economy and vintage of collateral.

Recent Regulatory Developments

The Housing and Economic Recovery Act of 2008

        In response to general market instability and, more specifically, the financial conditions of Fannie Mae and Freddie Mac, on July 30, 2008, the Housing and Economic Recovery Act of 2008 established a new regulator for Fannie Mae and Freddie Mac, the U.S. Federal Housing Finance Agency, or the FHFA. On September 7, 2008, the U.S. Department of the Treasury, the FHFA and the Federal Reserve announced a comprehensive action plan to help stabilize the financial markets, support the availability of mortgage finance and protect taxpayers. Under this plan, among other things, the FHFA has been appointed as conservator of both Fannie Mae and Freddie Mac, allowing the FHFA to control the actions of the two government sponsored enterprises, or GSEs, without forcing them to liquidate, which would be the case under receivership. Importantly, the primary focus of the plan is to increase the availability of mortgage financing by allowing these GSEs to continue to grow their guarantee business without limit, while limiting net purchase of Agency RMBS to a modest amount through the end of 2009. Beginning in 2010, these GSEs will gradually reduce their Agency RMBS portfolios. In addition, in an effort to further stabilize the U.S. mortgage market, the U.S. Department of the Treasury took three additional actions. First, it entered into a preferred stock purchase agreement with each of the GSEs, pursuant to which $100 billion will be available to each GSE. Second, it established a new secured credit facility, the GSECF, available to each of Fannie Mae and Freddie Mac (as well as Federal Home Loan Banks) through December 31, 2009, when other funding sources are unavailable. Third, it established an Agency RMBS purchase program, under which the U.S. Department of the Treasury may purchase Agency RMBS in the open market. This Agency RMBS purchase program will also expire on December 31, 2009. Initially, Fannie Mae and Freddie Mac each issued $1.0 billion of senior preferred stock to the U.S. Department of the Treasury and warrants to purchase 79.9% of the fully-diluted common stock outstanding of each GSE at a nominal exercise price. Pursuant to these agreements, each of Fannie Mae's and Freddie Mac's mortgage and Agency RMBS portfolio may not exceed $850 billion as of December 31, 2009, and will decline by 10% each year until such portfolio reaches $250 billion. After reporting a substantial loss in the third quarter of 2008, Freddie Mac requested a capital injection of $13.8 billion by the U.S. Department of the Treasury pursuant to its preferred stock purchase agreement. Although the U.S. Government has committed capital to Fannie Mae and Freddie Mac, there can be no assurance that these actions will be adequate for their needs. These uncertainties lead to questions about the future of the GSEs in their current form, or at all, and the availability of, and trading market for, Agency RMBS. If these actions are inadequate, and the GSEs continue to suffer losses or cease to exist, our business, operations and financial condition could be materially adversely affected. See "Risk Factors—Risks Related to Our Business—There can be no assurance that the actions of the U.S. Government, the Federal Reserve, the U.S. Department of the Treasury and other governmental and regulatory bodies for the purpose of stabilizing the financial markets, including the establishment of the TALF and the PPIP, or market response to those actions, will achieve the intended effect, and our business may not benefit from these actions and further government or market developments could adversely impact us."

The Temporary Guarantee Program for Money Market Funds

        In an effort to stabilize the money market fund industry, the U.S. Department of the Treasury on September 19, 2008, announced the establishment of the Temporary Guarantee Program for Money Market Funds, through which U.S. Department of the Treasury guarantees the share price of any publicly offered eligible money market mutual fund—both retail and institutional—that applies for and pays a fee to participate in the program. The temporary measure will enable the Exchange Stabilization Fund, established in 1934 as part of the Gold Reserve Act, to insure the holdings of any publicly offered money market mutual fund for both retail and institutional clients. The current termination date for the guarantee program is September 18, 2009.

        Money market funds are a vital source of short-term liquidity in the financial markets. Money market funds provide for repurchase agreement financing by lending cash versus collateral, such as debt issued by the U.S. Department of the Treasury and Agency RMBS, for short periods of time. Pressure on asset prices in the credit markets has recently caused several money market funds to come under pressure from a pricing and redemption standpoint. This insurance program will help ease this pressure over time and should allow lending capacity offered by money market funds to return to more normal levels.

        As we will rely on short-term borrowing in the form of repurchase agreements to fund the purchase of some of our target assets, we believe that this action should positively impact us by stabilizing a major source of our anticipated borrowings.

The Capital Assistance Program and the Bank Stress Tests

        On February 25, 2009, the U.S. Department of the Treasury and federal banking agencies released details about the Capital Assistance Program, or the CAP. The CAP has two elements: (1) a forward looking stress test to determine if any major bank requires an additional capital buffer, and (2) access to preferred shares convertible into common equity from the government as a bridge to private capital in the future. Nineteen banks with risk weighted assets exceeding $100 billion have been stress tested under various economic assumptions relating to further contractions in the U.S. economy and further declines in housing prices and increases in unemployment. The stress tests were completed on April 24, 2009, and shared confidentially with the institutions subject to the test. The results were made public on May 7, 2009. In the aftermath of the publication of the results of the bank "stress tests," many of the examined banks were able to complete common stock offerings to strengthen their balance sheets and liquidity positions, which may reduce the need for these banks to dispose of some or all of their non-Agency RMBS, CMBS and ABS assets, thereby potentially contributing to higher asset prices.

The Term Asset-Backed Securities Loan Facility

        In response to the severe dislocation in the credit markets, the U.S. Department of the Treasury and the Federal Reserve jointly announced the establishment of the TALF on November 25, 2008. The TALF is intended to increase credit availability and support economic activity by facilitating renewed securitization activities. Under the TALF, upon certain terms and conditions, the FRBNY provides non-recourse loans to borrowers to help fund their purchase of eligible assets. Initially, eligible assets included ABS collateralized by certain assets such as student loans, auto loans and leases, floor plan loans, credit card receivables, receivables related to residential mortgage servicing advances, equipment loans and leases and loans guaranteed by the Small Business Administration, or the SBA, but did not include RMBS or CMBS. Any U.S. company that owns TALF-eligible ABS may borrow from the FRBNY under the TALF, provided that the company maintains an account relationship with a primary dealer and enters into a TALF-specific customer agreement with such primary dealer. The period under which TALF loans may be made by the FRBNY is scheduled to terminate on December 31, 2009, but may be extended.

        Credit extensions under TALF will be non-recourse, unless the borrower breaches its representations, warranties or covenants, and will be exempt from margin calls related to a decrease in the underlying collateral value. The loans are pre-payable in whole or in part at the option of the borrower, but substitution of collateral during the term of the loan generally is not allowed. Under the TALF, the FRBNY will lend to each borrower an amount equal to the lesser of the par or market value of the pledged collateral minus a haircut, which varies based on the type and expected life of the collateral, except that the loan amount for each legacy CMBS loan will be the lesser of the dollar purchase price on the applicable trade date of the CMBS or its market price as of the subscription date of the CMBS loan less, in either case, the applicable haircut (from par). Unless otherwise provided in the terms of the Master Loan and Security Agreement that the borrower must agree to, any remittance of principal on pledged collateral must be used immediately to reduce the principal amount of the loan in proportion to the loan's haircut. However, if certain events of default, credit support depletion events or early amortization events occur with respect to the pledged collateral, all interest and principal received from such collateral will be applied to repay the TALF loan before any amounts are distributed to the borrower. In addition, other than with respect to legacy CMBS, if the pledged collateral has a market value above par, the borrower will make an additional principal payment calculated to adjust for the average reversion of market value toward par value as the collateral matures. Further, for five-year TALF loans, the excess of collateral interest distributions over the TALF loan interest payable will be remitted to the borrower only until such excess equals 25% per annum of the haircut amount in the first three loan years, 10% in the fourth loan year, and 5% in the fifth loan year, and the remainder of such excess will be applied to TALF loan principal. Among other things, a borrower must agree not to exercise or refrain from exercising any voting, consent or wavier right under any pledged collateral without the consent of the FRBNY.

        On March 23, 2009, in connection with the establishment of the PPIP, the U.S. Department of the Treasury and the Federal Reserve announced preliminary plans to expand the TALF to include non-Agency RMBS that were originally rated AAA and CMBS that are rated AAA. On May 1, 2009, the Federal Reserve published the terms for the expansion of the TALF to CMBS and announced that, beginning in June 2009, up to $100 billion of TALF loans would be available to finance purchases of eligible CMBS created on or after January 1, 2009. The Federal Reserve stated in this publication and in later releases that, to be eligible for TALF funding, the following conditions must be satisfied with respect to such newly-issued CMBS:

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  The CMBS must be collateralized by first-priority mortgage loans or participations therein that are current in payment at the time of securitization;

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  The underlying mortgage loans must be fixed-rate loans that do not provide for interest-only payments during any part of their term;

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  The underlying mortgage loans must be secured by one or more income-generating commercial properties located in the United States or one of its territories;

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  95% or more of the dollar amount of the credit exposures underlying the CMBS must be exposures that are originated by U.S.-organized entities or institutions or U.S. branches or agencies of foreign banks;

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  The CMBS must be issued on or after January 1, 2009 and the underlying mortgage loans must have been originated on or after July 1, 2008;

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  The underwriting for the CMBS must be prepared generally on the basis of then-current in-place, stabilized and recurring net operating income and then-current property appraisals;

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  The CMBS collateralizing the TALF borrowing must have a credit rating in the highest long-term investment-grade rating category, without the benefit of third party credit support, from at least two CMBS eligible national rating agencies and must not have a credit rating below the highest investment-grade rating category from any CMBS eligible national rating agency or have been placed on review or watch for downgrade by any CMBS eligible national rating agency at the time of the TALF loan closing;

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  The CMBS must entitle its holders to payments of principal and interest (that is, must not be an interest-only or principal-only security);

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  The CMBS must bear interest at a pass-through rate that is fixed or based on the weighted average of the underlying fixed mortgage rates;

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  The CMBS collateralizing the TALF borrowing must not be junior to other securities with claims on the same pool of loans;

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  Control over the servicing of the underlying mortgage loans must not be held by investors in a subordinate class of the CMBS once the principal balance of that class is reduced to less than 25% of its initial principal balance as a result of both actual realized losses and "appraisal reduction amounts"; and

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  The FRBNY will retain the right to reject any CMBS as TALF loan collateral based on its risk assessment.

        The Federal Reserve also described the following terms for CMBS collateralized TALF loans:

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  Each TALF loan secured by CMBS will have a three-year maturity or five-year maturity, at the election of the borrower;

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  A three-year TALF loan will bear interest at a fixed rate per annum equal to 100 basis points over the three-year LIBOR swap rate. A five-year TALF loan is expected to bear interest at a fixed rate per annum equal to 100 basis points over the five-year LIBOR swap rate;

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  The collateral haircut for each CMBS with an average life of five years or less will be 15%. For CMBS with average lives beyond five years, collateral haircuts will increase by one percentage point for each additional year of average life beyond five years. No CMBS may have an average life beyond ten years; and

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  A TALF borrower must agree not to exercise or refrain from exercising any voting, consent or waiver rights under a CMBS without the consent of the FRBNY.

        On May 19, 2009, the Federal Reserve announced that beginning in July 2009, it would expand the TALF to include certain high-quality CMBS created before January 1, 2009, or legacy CMBS, and announced additional criteria that will apply to TALF loans for legacy CMBS. The terms of the expansion of the TALF to legacy CMBS include the following:

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  As of the TALF loan subscription date, at least 95% of the properties securing the underlying mortgage loans, by related loan principal balance, must be located in the United States or one of its territories;

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  The CMBS collateralizing the TALF borrowing must have a credit rating in the highest long-term investment-grade rating category, without the benefit of third party credit support, from at least two CMBS eligible national rating agencies, and must not have a credit rating below the highest investment grade rating category from any CMBS eligible national rating agency or have been placed on review or watch for downgrade by any CMBS eligible national rating agency at the time of the TALF loan closing;

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  The CMBS must entitle its holders to payments of principal and interest (that is, must not be an interest-only or principal-only security);

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  The CMBS must bear interest at a pass-through rate that is fixed or based on the weighted average of the underlying fixed mortgage rates;

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  Upon issuance, the CMBS must not have been junior to other securities with claims on the same pool of loans;

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  Each TALF loan secured by CMBS will have a three-year maturity or five-year maturity, at the election of the borrower;

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  A three-year TALF loan will bear interest at a fixed rate per annum equal to 100 basis points over the three-year LIBOR swap rate. A five-year TALF loan will bear interest at a fixed rate per annum equal to 100 basis points over the five-year LIBOR swap rate;

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  The amount of the TALF loan for each legacy CMBS will be the lesser of the dollar purchase price of the CMBS on its trade date and the market price of the CMBS as of the loan subscription date, less, in either case, the base dollar haircut (from par). The market price of any legacy CMBS must not exceed 100%;

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  The base dollar haircut for each CMBS with an average life of five years or less will be 15%. For CMBS with average lives beyond five years, base dollar haircuts will increase by one percentage point for each additional year of average life beyond five years;

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  For a three-year TALF loan on legacy CMBS, the excess of collateral interest distributions over the TALF loan interest payable will be remitted to the borrower in each loan year until it equals 30% per annum of the haircut amount, with the remainder applied to TALF loan principal;

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  The FRBNY will retain the right to reject any CMBS as TALF loan collateral based on its risk assessment; and

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  A TALF borrower must agree not to exercise or refrain from exercising any voting, consent or waiver rights under a CMBS without the consent of the FRBNY.

        We believe that the expansion of the TALF to include high-quality CMBS may provide us with attractively priced non-recourse term borrowings that we could use to purchase CMBS that are eligible for funding under this program. However, on the first and second TALF funding subscription dates for newly-issued CMBS that were held on June 16 and July 16, 2009, no requests were submitted for TALF loans for newly-issued CMBS. On the initial subscription date for legacy CMBS that was held on July 16, 2009, borrowers subscribed for $669 million in legacy CMBS TALF loans. As many legacy CMBS have had their ratings downgraded and as at least one rating agency, S&P, has announced that further downgrades are likely in the future as property values have declined, these downgrades may significantly reduce the quantity of legacy CMBS that are TALF eligible.

        To date, neither the FRBNY nor the U.S. Department of the Treasury has announced how the TALF will be expanded to cover non-Agency RMBS. On June 4, 2009, William Dudley, president of the FRBNY, stated that the FRBNY was still assessing whether or not to include non-Agency RMBS as eligible assets to be financed under the TALF and was still in the process of assessing the feasibility and potential impact of such a program. We believe that if the TALF is expanded to include non-Agency RMBS, it may provide us with attractively priced non-recourse term borrowing facilities that we can use to purchase non-Agency RMBS; however, there can be no assurance that such expansion will occur. Furthermore, there can be no assurance that we will be able to utilize the TALF successfully, or at all, to purchase non-Agency RMBS, CMBS or ABS.

The Public-Private Investment Program

        On March 23, 2009, the U.S. Department of the Treasury, in conjunction with the Federal Deposit Insurance Corporation, or the FDIC, and the Federal Reserve, announced the creation of the PPIP, under which it would make targeted investments in Public-Private Investment Funds, or PPIFs. The PPIP is intended to encourage the transfer of certain illiquid legacy real estate-related assets off of the balance sheets of financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. Using $75 billion to $100 billion in Troubled Asset Relief Program, or TARP, capital and capital from investors, the PPIP is expected to generate $500 billion to $1 trillion in purchasing power and, as announced, has two primary components: the Legacy Securities Program and the Legacy Loans Program.

        Under the Legacy Securities Program, Legacy Securities PPIFs will be established to purchase from financial institutions certain non-Agency RMBS and CMBS that were originally rated in the highest rating category by two or more of the TALF-eligible nationally recognized statistical rating organizations. The U.S. Department of the Treasury has announced that it will invest up to $30 billion of equity and debt in Legacy Securities PPIFs and expects to provide up to 50% of the equity capital of the Legacy Securities PPIF, with the remainder provided by investors, and is expected to provide attractively priced secured non-recourse loans in an aggregate amount of up to 50% of the PPIF's total equity capital so long as the PPIF's investors do not have voluntary withdrawal rights. In addition, the U.S. Department of the Treasury will consider requests for debt financing of up to 100% of a PPIF's total equity capital, subject to restrictions on asset level leverage, withdrawal rights, disposition priorities and other factors. Loans made by the U.S. Department of the Treasury to any PPIF will accrue interest at an annual rate to be determined by the U.S. Department of the Treasury and will be payable in full on the date of termination of the PPIF. The U.S. Department of the Treasury will receive warrants in the PPIF, and the terms and amounts of such warrants will be determined on a case-by-case basis. The equity and debt financing under the Legacy Securities Program is available to Legacy Securities PPIFs managed by investment managers who have been selected as a Legacy Securities PPIF asset manager under the program.

        On July 8, 2009, the U.S. Department of the Treasury publicly announced that our Manager, in a joint venture with The RLJ Companies, was selected as one of nine pre-qualified Legacy Securities PPIF asset managers. Each of these asset managers has up to 12 weeks to raise at least $500 million of capital from investors for a Legacy Securities PPIF. The U.S. Department of the Treasury will make a matching equity investment in the PPIFs and will provide debt financing up to 100% of the total equity of the PPIFs. In addition, subject to total leverage limits and covenants, the Legacy Securities PPIFs will be able to obtain private debt financing and leverage through the TALF for TALF-eligible assets. The Legacy Securities PPIFs will have a term of eight years, subject to two one-year extensions. Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we anticipate allocating up to 40% of the net proceeds from this offering and the concurrent private placement to our Manager for investment in the RLJ/Western Public-Private Investment Fund.

        Our Manager has executed a term sheet with the U.S. Department of the Treasury relating to the RLJ/Western Public-Private Investment Fund. Based on this term sheet, we anticipate that the RLJ/Western Public-Private Investment Fund would:

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  be structured as a partnership for U.S. tax purposes;

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  provide for a three-year commitment period, over which capital commitments from investors could be drawn;

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  have a finite life, meaning that after a specified holding period the assets held by the RLJ/Western Public-Private Investment Fund would be sold and the proceeds from such sale would be distributed to investors;

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  provide for the payment of fees to the investment manager, which could be higher than the fees we pay our Manager under the management agreement;

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  prohibit withdrawal of capital by investors;

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  contain transferability restrictions; and

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  limit distributions to investors while any U.S. Government financing remains outstanding.

        Other key details of the RLJ/Western Public-Private Investment Fund have yet to be established. In addition, the terms described above could change prior to the completion of the definitive documentation for the RLJ/Western Public-Private Investment Fund. As a result, there can be no assurance that the final terms of the RLJ/Western Public-Private Investment Fund will be as favorable to us as those described above.

        The terms of any equity investment we make in the RLJ/Western Public-Private Investment Fund, as well as other decisions we take regarding such investment, must be approved by our board of directors, including a majority of our independent directors. In addition, we expect that any investment we make will be on terms that are no less favorable to us than those made available to other third party institutional investors. Our Manager has agreed to reduce the portion of the base management fee and the incentive fee set forth in the management agreement attributable to equity investments in the RLJ/Western Public-Private Investment Fund by the amount of any separate fees payable to our Manager that are attributable to our equity investments in the RLJ/Western Public-Private Investment Fund.

        Under the Legacy Loans Program, as announced, Legacy Loans PPIFs would be established to purchase troubled loans (including residential and commercial mortgage loans) from insured depository institutions. In the loan sales, assets would be priced through an auction process to be established under the program. The Legacy Loans PPIF would be able to fund the asset purchase through the issuance of senior notes issued by the Legacy Loans PPIF. The notes would be collateralized by PPIF assets and guaranteed by the FDIC in exchange for a debt guarantee fee. Announcements describing the Legacy Loans Program have stated that the U.S. Department of the Treasury would also provide up to 50% of the equity capital financing for each Legacy Loans PPIF, with the remainder provided by investors. On June 3, 2009, the FDIC announced that the development of the Legacy Loans Program will continue, but that a previously planned pilot sale of assets by banks targeted for June 2009 will be postponed. In making the announcement, the FDIC noted that banks have been able to raise capital without having to sell assets through the Legacy Loans Program, which in the view of the FDIC reflects renewed investor confidence in the U.S. banking system. The FDIC also indicated that it will continue its work on the Legacy Loans Program and will be prepared to offer it in the future as what the FDIC characterized as "an important tool to cleanse bank balance sheets and bolster their ability to support the credit needs of the economy," although no specific timeframe for the program was announced. As a next step, the FDIC recently began the funding mechanism contemplated by the Legacy Loans Program in a sale of receivership assets. This funding mechanism draws upon concepts successfully employed by the Resolution Trust Corporation in the 1990s, which routinely assisted in the financing of asset sales through responsible use of leverage. The Legacy Loans Program has not been finalized and its terms are subject to change. As a result, the attractiveness of the program to us cannot be determined at this time. However, our Manager does not intend to apply to become an asset manager under the Legacy Loans Programs or to use this program to finance our business, and we currently do not expect to make any equity investments in a Legacy Loans PPIF.

        The Helping Families Save Their Homes Act of 2009 established further requirements for investment managers participating in a PPIF. These requirements include:

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  Acknowledgement of Fiduciary Duty. Each of the investment managers of a PPIF will be required to acknowledge, in writing, a fiduciary duty owed to both public and private investors in a PPIF.

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  Conflict-of-Interest Rules and Screening Procedures. In consultation with the Special Inspector General, or the Special Inspector General, of the TARP, the PPIF must impose strict conflict-of-interest rules on investment managers to ensure that purchases are made in arms-length transactions, that fiduciary duties to public and private investors are not violated and that there is full disclosure of the "relevant facts and financial interests" of the investment manager in the PPIF. These conflict-of-interest rules must be implemented by the investment managers before PPIFs receive any government financing from the federal government. PPIFs also will be required to have strict investor screening procedures.

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  Quarterly Reports. Each PPIF will be required to make a quarterly report to the Secretary of the U.S. Department of the Treasury disclosing the 10 largest positions of such PPIF. The reports may be publicly disclosed at such time as the Secretary of the U.S. Department of the Treasury determines that such disclosure will not harm the ongoing business of the PPIF.

  •
  Books and Records. The Special Inspector General will be permitted to access all of the books and records of a PPIF and will be required to maintain the confidentiality of such information. Each investment manager will be required to retain all books, documents and records relating to the PPIF, including electronic messages.

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  Ethics Policy. Each investment manager will be required to develop a "robust ethics policy," including methods to ensure compliance with such policy.

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  Identification of 10 Percent Investors. Each investment manager will be required periodically to identify to the Secretary of the U.S. Department of the Treasury those investors who with their affiliates directly or indirectly hold equity interests equal to at least 10 percent of the equity interests in the PPIF, including interests held in a vehicle formed for the purpose of directly or indirectly investing in the PPIF.

The Emergency Economic Stabilization Act of 2008 and the TARP

        On October 3, 2008, President George Bush signed into law the Emergency Economic Stabilization Act of 2008, or the EESA. The EESA authorized the Secretary of the U.S. Department of the Treasury to establish the TARP to purchase from financial institutions up to $700 billion of residential or commercial mortgages and any securities, obligations or other instruments that are based on or related to such mortgages, that in each case was originated or issued on or before March 14, 2008, as well as any other financial instrument that the Secretary of the U.S. Department of the Treasury, after consultation with the Chairman of the Board of Governors of the Federal Reserve System, determines the purchase of which is necessary to promote financial market stability, upon transmittal of such determination, in writing, to the appropriate committees of the U.S. Congress.

        We believe that the relatively low cost capital infusions and other assistance made available to banking organizations under the TARP will improve, the functioning of financial markets which will improve as banks make loans supported by the capital infusions. We further believe that there is a reasonable likelihood that banks will deploy at least a portion of the capital that they receive in the Agency RMBS market, resulting in narrower Agency RMBS spreads. We anticipate that narrower spreads on Agency RMBS will be offset in part by improved financing levels and rates, as overall liquidity improves. While we anticipate spreads on Agency RMBS and financing spreads will be positively correlated going forward, there can be no assurance this will occur. Additionally, the amount of tightening that can occur in financing levels and advance rates is limited by the overall low absolute level of short-term funding rates. Advance rates on repurchase agreement funding with respect to Agency RMBS generally are approximately 90% to 95% (which implies a 5% to 10% haircut), down from 97% (which implies a 3% haircut).

        As the banks' overall capital positions improve because of capital infusions under the TARP (and the Capital Purchase Program, in particular), we believe that they will seek to once again deploy capital through various lending channels, including repurchase lending.

        However, there can be no assurance that the EESA or the TARP will have a beneficial impact on the financial markets, including on current levels of volatility. To the extent the market does not respond favorably to the TARP or the TARP does not function as intended, our business may not receive the anticipated positive impact from the legislation. We cannot predict whether or when the TARP will have any impact and to what extent it will affect our business, results of operations and financial condition.

The Capital Purchase Program

        The Capital Purchase Program, or the CPP, is a voluntary program designed to encourage U.S. financial institutions to build capital to increase the flow of financing to U.S. businesses and consumers and to support the U.S. economy. Under this program, the U.S. Department of the Treasury is authorized to purchase up to $250 billion of senior preferred shares in qualifying domestically-controlled banks, savings associations, and certain bank and savings and loan holding companies engaged only in financial activities. As of June 9, 2009, more than 600 banks across the country have participated in the CPP, representing $199 billion in investments.

The Targeted Investment Program

        The Targeted Investment Program, or the TIP, is intended to prevent significant market disruptions that could result from a loss of confidence in a particular financial institution. The U.S. Department of the Treasury will determine whether a financial institution is eligible for the program on a case by case basis based on a number of considerations. As of January 16, 2009, the U.S. Department of the Treasury had invested $40 billion in two banking organizations under the TIP.

The Systemically Significant Failing Institutions Program

        The Systemically Significant Failing Institutions Program, or the SSFIP, is intended to provide stability and prevent disruption to financial markets that could result from the failure of a systemically significant institution. The U.S. Department of the Treasury will consider whether an institution is systemically significant and at substantial risk of failure, and thereby eligible for the SSFIP, on a case by case basis based on a number of considerations. As of January 13, 2009, the U.S. Department of the Treasury had invested $40 billion in one institution under the SSFIP. This institution was an insurance company and not a bank. However, banks are certainly of the types of institutions that are eligible for the SSFIP.

The Asset Guarantee Program

        The Asset Guarantee Program, or the AGP, is designed to provide guarantees for assets held by systemically significant financial institutions that face a high risk of losing market confidence due in large part to a portfolio of distressed or illiquid assets. The U.S. Department of the Treasury will determine the eligibility of participants and the allocation of resources on a case-by-case basis. In a report to Congress, the U.S. Department of the Treasury stated that it may use this program in coordination with a broader guarantee involving one or more other U.S. government agencies. As of January 20, 2008, the U.S. Department of the Treasury had released no data about the use of this program.

The Hope for Homeowners Act of 2008 and the Making Home Affordable Program

        On July 30, 2008, the Hope for Homeowners Act of 2008, or the H4H Act, was signed into law. The H4H Act created a new, temporary and voluntary program within the Federal Housing Authority, or the FHA, to back FHA-insured mortgages to distressed borrowers. The Hope for Homeowners program, which is effective from October 1, 2008, through September 30, 2011, will enable certain distressed borrowers to refinance their mortgages into FHA-insured loans.

        Ginnie Mae, which guarantees the payment of principal and interest on Hope for Homeowners MBS, requires that all loans under the H4H Act must be pooled only under the Ginnie Mae II program's multiple issuer type, or the MFS. Ginnie Mae will accept loan packages under the H4H Act to be pooled in MFS securities with a November 1, 2008, issue date and thereafter. If a loan in an existing or seasoned pool is refinanced under this program the prepayment speeds on existing pools may rise. Depending on whether or not the bond was purchased at a premium or discount, the yield may be positively or negatively impacted. Furthermore, the coupons on new pools generated under this program based on refinanced loans may be lower potentially negatively impacting our yield on new opportunities.

        On February 18, 2009, President Barack Obama announced the Making Home Affordable Program, or the MHAP. The MHAP guidelines were released on March 4, 2009. The program has two components: the Home Affordable Refinance, or the HAR, and the Home Affordable Modifications, or the HAM. The HAR program, which expires June 10, 2010, aims to give approximately four to five million homeowners that have loans that are owned or securitized by Freddie Mac or Fannie Mae the opportunity to refinance. The HAM program, which expires December 31, 2012, commits $75 billion to assist owner-occupants in making payments on mortgages that originated before January 1, 2009.

Federal Reserve

        During 2008, the Federal Reserve also initiated a number of other programs aimed at improving broader financial markets, such as establishing a $1.8 trillion commercial paper funding facility and a $200 billion facility to finance consumer asset-backed securities. The U.S. Department of the Treasury committed $20 billion from the TARP to support the Federal Reserve's $200 billion consumer facility. In addition, in order to provide further liquidity to financial institutions, the Federal Reserve has provided primary dealers with access to the Federal Reserve's discount window and, in instances of distress, arranged financing for certain holding entities. For example, in September 2008, the Federal Reserve took action to help American International Group, or AIG, a large insurance company, avoid insolvency by providing AIG with an emergency $85 billion credit facility. By November 2008, AIG needed additional help, leading the Federal Reserve, in conjunction with the U.S. Department of the Treasury, to replace the $85 billion facility with a revised emergency government assistance package totaling over $150 billion ($60 billion of which was a credit facility from the Federal Reserve). We believe that programs have and will continue to improve short-term credit markets, including the repurchase financing market. Given the Federal Reserve's actions to date, we believe the Federal

Reserve will remain committed to assuring that short-term credit markets function efficiently, which, in turn, will reduce our borrowing costs over time. The Federal Reserve programs are likely to result in both Agency RMBS spreads tightening and improved liquidity in this market. The improved liquidity should increase the availability and attractiveness of repurchase financing, as banks become more comfortable with their ability to value and, in the event of default, efficiently liquidate collateral.

        On November 25, 2008, the Federal Reserve announced that it will initiate a program to purchase $100 billion in direct obligations of Fannie Mae, Freddie Mac and the Federal Home Loan Banks and $500 billion in MBS backed by Fannie Mae, Freddie Mac and Ginnie Mae. The Federal Reserve stated that its actions are intended to reduce the cost and increase the availability of credit for the purchase of houses, which in turn should support housing markets and foster improved conditions in financial markets more generally. The purchases of direct obligations began during the first week of December 2008, and the purchases of Agency RMBS began during the first week of January 2009. In addition, the Federal Reserve's program to purchase Agency RMBS has caused a narrowing in the yield differential between Agency RMBS and U.S. Treasuries. If this narrowing continues, our net interest margin with respect to Agency RMBS we expect to purchase could be negatively impacted.

Federal Deposit Insurance Corporation

        During 2008, the FDIC also initiated programs in an effort to restore confidence and functioning in the banking system and attempt to reduce foreclosures through loan modifications. Specifically, the FDIC adopted the Temporary Liquidity Guarantee Program, which has two primary components: the Debt Guarantee Program, by which the FDIC will guarantee the payment of certain newly issued senior unsecured debt and the Transaction Account Guarantee Program by which the FDIC will guarantee up to an unlimited amount certain transaction accounts bearing no or minimal interest (e.g., NOW accounts paying no more than 0.50% interest), until December 31, 2009. The FDIC also raised the deposit insurance limits to $250,000 up from $100,000 through December 31, 2009. Additionally, in an attempt to reduce foreclosures, the FDIC encouraged uniform guidelines for loan modifications, which include reduction of interest rate, extension of maturity and balance reductions.

Recent Interagency Coordinated Efforts

        The Federal Reserve, the U.S. Department of the Treasury and the FDIC on January 16, 2009, announced the execution of agreements under which they would guarantee large pools of assets held by Citigroup and Bank of America. We believe this action reflects improved coordination among the principal government agencies responsible for implementing the U.S. Government's response to the current financial crisis.

        The agreement with Citigroup (a non-binding version of which was initially announced November 23, 2008) provides loss protection on an asset pool of approximately $301 billion of loans and securities backed by residential and commercial real estate and other such assets, all of which will remain on Citigroup's balance sheet. According to a term sheet released by Citigroup, the first loss position of $39.5 billion would be absorbed by Citigroup, the second loss position would be absorbed 90% by the U.S. Department of the Treasury, up to its advance of $5 billion, and 10% by Citigroup, the third loss position would be absorbed 90% by the FDIC, up to its advance of $10 billion, and 10% by Citigroup. Additional losses would be addressed through a loan provided to Citigroup by the Federal Reserve.

        The agreement with Bank of America called for the U.S. Department of the Treasury and the FDIC to provide loss protection on an asset pool of approximately $118 billion of loans, securities backed by residential and commercial real estate loans, and other such assets. Under the agreement, the first loss position of $10 billion would be absorbed by Bank of America, and the second loss position would be absorbed 90% by the U.S. Department of the Treasury and the FDIC, up to their advance of $10 billion, and 10% by Bank of America. Additional losses would be absorbed 10% by Bank of America and the remaining 90% through a loan provided to Bank of America by the Federal Reserve.

Operating and Regulatory Structure

REIT Qualification

        We intend to elect and qualify as a REIT commencing with our initial taxable year ending on December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

        So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income or property.

1940 Act Exemption

        We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which is referred to herein as the 40% test. Excluded from the term "investment securities," among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

        The Company is organized as a holding company that conducts its businesses primarily through wholly-owned subsidiaries. The Company intends to conduct its operations so that it does not come within the definition of an investment company because less than 40% of the value of its adjusted total assets on an unconsolidated basis will consist of "investment securities." The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our adjusted total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe the Company will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because it will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries.

        If the value of securities issued by our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our adjusted total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

        We expect certain of our subsidiaries to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." In addition, certain other subsidiaries that we may form in the future also may qualify for the Section 3(c)(5)(C) exemption. This exemption generally requires that at least 55% of such subsidiaries' assets must be comprised of qualifying real estate assets and at least 80% of each of their portfolios must be comprised of qualifying real estate assets and real estate-related assets under the 1940 Act. Specifically, we expect each of our subsidiaries relying on Section 3(c)(5)(C) to invest at least 55% of its assets in mortgage loans or Agency or non-Agency RMBS that represent the entire ownership in a pool of mortgage loans and other interests in real estate that constitute qualifying real estate assets in accordance with SEC staff guidance and approximately an additional 25% of its assets in other types of mortgages, MBS, CMBS, securities of REITs, securities of PPIFs and other real estate-related assets. We note that the SEC has not provided any guidance on the treatment of interests in PPIFs as real estate-related assets and any such guidance may require us to change our strategy. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to the other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly.

        We and our subsidiaries may also purchase ABS. If we purchase ABS directly, we will treat them as "investment securities" for purposes of the 1940 Act. If ABS are purchased by one of our subsidiaries relying on Rule 3(c)(5)(C), we will treat them as miscellaneous investments, which may not comprise more than 20% of such subsidiary's total assets. We may form subsidiaries to purchase ABS that rely on Rule 3a-7 (as discussed below) or that rely on Section 3(c)(5)(A) or 3(c)(5)(B) in accordance with SEC staff guidance published with respect to such sections.

        Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for these subsidiaries. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

        Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C). The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that our subsidiaries may rely on Section 3(c)(6) if, among other things, 55% of the assets of such subsidiaries consist of, and at least 55% of the income of such subsidiaries are derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of such subsidiaries.

        We may in the future organize special purpose subsidiaries that will borrow under the TALF. We currently expect that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore the Company's interest in each of these TALF subsidiaries would constitute an "investment security" for purposes of determining whether the Company passes the 40% test.

        We may in the future, however, organize one or more TALF subsidiaries or other subsidiaries that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will also need to comply with the restrictions contained in Rule 3a-7 and SEC staff guidance relating to the rule. However, to the extent Rule 3a-7 or any other 1940 Act rule conflicts with the terms of the TALF, we may seek applicable exemptive relief from the SEC. In general, Rule 3a-7 exempts from the 1940 Act issuers that limit their activities as follows:

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  the issuer issues securities the payment of which depends primarily on the cash flow from "eligible assets," which include many of the types of assets that we expect to acquire in our TALF fundings, that by their terms convert into cash within a finite time period;

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  any securities sold to the public are fixed-income securities rated investment grade by at least one rating agency (fixed-income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to "qualified institutional buyers" and to persons involved in the organization or operation of the issuer);

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  the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued, (2) so that the acquisition or disposition does not result in a downgrading of the issuer's fixed-income securities and (3) the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

  •
  unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets, and meets rating agency requirements for commingling of cash flows.

        Any TALF subsidiary also would need to be structured to comply with any guidance that may be issued by the Division of Investment Management of the SEC on how the TALF subsidiary must be organized to comply with the restrictions contained in Rule 3a-7. Compliance with Rule 3a-7 may require that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In light of the requirements of Rule 3a-7, our ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and we may not be able to purchase or sell assets owned by that subsidiary when we would otherwise desire to do so, which could lead to losses. We expect that the aggregate value of our interests in our TALF subsidiaries and other subsidiaries that may in the future seek to rely on Rule 3a-7, if any, will comprise less than 20% of our total assets on an unconsolidated basis.

        The determination of whether an entity is a majority-owned subsidiary of our Company is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

        To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from the 1940 Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Competition

        Our net income will depend, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs. In acquiring our target assets, we will compete with other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Factors Impacting Our Operating Results." In addition, there are numerous REITs with similar asset acquisition objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs will increase competition for the available supply of mortgage assets suitable for purchase. Many of our anticipated competitors are significantly larger than we are, have access to greater capital and other resources and may have other advantages over us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than we can. Current market conditions may attract more competitors, which may increase the competition for sources of financing. An increase in the competition for sources of funding could adversely affect the availability and cost of financing, and thereby adversely affect the market price of our common stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Factors Impacting Our Operating Results."

        In the face of this competition, we expect to have access to our Manager's professionals and their industry expertise, which may provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for certain potential investments. We expect that these relationships will enable us to compete more effectively for attractive investment opportunities. In addition, we believe that current market conditions may have adversely affected the financial condition of certain competitors. Thus, not having a legacy portfolio may also enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face. For additional information concerning these competitive risks, see "Risk Factors—Risks Related to Our Business—We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these securities."

Staffing

        We will be managed by our Manager pursuant to the management agreement between our Manager and us. All of our officers, other than our chief financial officer, and two of our directors, James W. Hirschmann III and James J. Flick, are employees of our Manager. Upon completion of this offering, our only employees will be our chief financial officer and any staff hired to support our chief financial officer. See "Our Manager and the Management Agreement—Management Agreement."

Legal Proceedings

        Neither we nor, to our knowledge, our Manager are currently subject to any legal proceedings which we or our Manager consider to be material.

MANAGEMENT

Our Directors, Director Nominees and Executive Officers

        Currently, Messrs. Hirschmann and Flick are our only directors. Upon completion of the offering, our board of directors is expected to be comprised of five members, two of which will be executive officers of our Manager. Our directors will each be elected to serve a term of one year. Our bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than the minimum number required by the General Corporation Law of the State of Delaware, or the DGCL, or more than 15.

        The following sets forth certain information with respect to our directors, director nominees and executive officers:

Name	Age	Position Held with Us
James W. Hirschmann III	48	Chairman of the Board
James J. Flick	49	Director, President and Chief Executive Officer
M. Christian Mitchell*	54	Director Nominee
Avedick B. Poladian*	57	Director Nominee
Richard W. Roll*	69	Director Nominee
Bruce D. Alberts	48	Principal Accounting Officer
Ronald D. Mass	43	Chief Investment Officer

*
We expect that our board of directors will determine that this director is independent for purposes of the New York Stock Exchange, or the NYSE, corporate governance listing requirements.

        Set forth below is biographical information for our directors, director nominees and executive officers.

Directors and Director Nominees

        James W. Hirschmann III has been the chairman of our board of directors since July 2009. He is also the chief executive officer of our Manager and also serves on our Manager's board of directors. Mr. Hirschmann has been our Manager's chief executive officer since 1999 and has worked at our Manager since 1989. From 2006 to 2007, Mr. Hirschmann also served as the president of our Manager's parent company, Legg Mason. Mr. Hirschmann received a BS from Widener University.

        James J. Flick has been a member of our board of directors and our president and chief executive officer since July 2009. Mr. Flick also serves as our Manager's director of client service and marketing, a role he moved into in July 2009. Prior to that, Mr. Flick had served as a portfolio manager for our Manager since 1998. Mr. Flick has a MBA from the University of Chicago and a BS from Ohio State University.

        M. Christian Mitchell will join our board of directors upon consummation of this offering as an independent member of our board of directors. Mr. Mitchell retired from Deloitte & Touche LLP in 2003, where he was the national managing partner of the mortgage, banking and finance companies practice. During his 26-year career at Deloitte, he also served as regional managing partner for various practices including audit, enterprise risk services and financial services. He is a director of Special Value Opportunities Fund LLC, a registered investment fund managed by Tennenbaum Capital Partners, LLC, of First Chicago Bancorp, a bank holding company and portfolio company of the private equity firm Castle Creek Capital, and of Reis, Inc., a New York-based real estate information company. Mr. Mitchell serves as an adjunct professor of accounting at the University of Redlands and is the chapter president of the National Association of Corporate Directors, Southern California. Mr. Mitchell received a BS from the University of Alabama.

        Avedick B. Poladian will join our board of directors upon consummation of this offering as an independent member of our board of directors. Mr. Poladian has been the chief operating officer of Lowe Enterprises, Inc., a diversified national real estate company active in commercial, residential and hospitality property investment, management and development, since 2006. He was executive vice president, chief financial officer and chief administrative officer for Lowe from 2003 to 2006. Mr. Poladian worked at Arthur Andersen from 1974 to 2002 and is a certified public accountant. He is a director of the YMCA of Metropolitan Los Angeles and a former trustee of Loyola Marymount University. Mr. Poladian also is a director of Occidental Petroleum Corporation and Western Asset Funds (Western Asset Income Fund, Western Asset Premier Bond Fund and Western Asset Funds, Inc.). Mr. Poladian received a BS from Loyola Marymount University and is a member of the California Society of CPAs and the American Institute of CPAs.

        Richard W. Roll will join our board of directors upon consummation of this offering as an independent member of our board of directors. Mr. Roll has been a professor at the Anderson Graduate School of Management at the University of California, Los Angeles, where he holds the Japan Alumni Chair in Finance, since 1976 and is the principal of the consulting firm, Compensation Valuation, Inc., which he founded in 2003. From 1992 to 1995 he was the managing director of WP Capital Management, and he has been the co-chairman of the board of directors for Roll and Ross Asset Management Corporation since 1985. Mr. Roll also served as a vice-president at Goldman, Sachs & Co. from 1985 to 1987. Mr. Roll has a BAE from Auburn University, an MBA from the University of Washington and a PhD from the University of Chicago.

Executive Officers

        In addition to Mr. Flick, the following individuals serve as our executive officers.

        Bruce D. Alberts has been our principal accounting officer since June 2009. He also serves as the chief financial officer of our Manager, a position he has held since 1999. Mr. Alberts is a certified public accountant and a certified valuation analyst. Mr. Alberts received a BA from the University of California, Santa Barbara and an MBA from the Anderson Graduate School of Management at the University of California, Los Angeles.

        Ronald D. Mass has been our chief investment officer since July 2009. Mr. Mass has been at our Manager since 1991 and has served as head of structural products at our Manager since April 2006. Prior to joining our Manager, Mr. Mass was an associate at The First Boston Corporation. Mr. Mass is a chartered financial analyst. Mr. Mass received a BA from the University of California, Los Angeles.

Corporate Governance—Board of Directors and Committees

        Our business is managed by our Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines described under "Business—Investment Guidelines" for our Manager to follow in its day-to-day management of our business. A majority of our board of directors is "independent," as determined by the requirements of the NYSE and the regulations of the SEC. Our directors keep informed about our business by attending meetings of our board of directors and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

        Upon completion of this offering, our board of directors will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will have two or three directors and will be composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the compensation committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Audit Committee

        The audit committee will be comprised of Messrs. Mitchell and Roll, each of whom will be an independent director and "financially literate" under the rules of the NYSE.                        will chair our audit committee and serve as our audit committee financial expert, as that term is defined by the SEC.

        The audit committee assists our board of directors in overseeing:

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  the integrity of our financial reporting;

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  our compliance with legal and regulatory requirements;

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  the independent auditor's qualifications and independence; and

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  the performance of our internal audit function and independent auditor.

        The audit committee is also responsible for approving and recommending to our independent directors for their ratification the selection, appointment, retention, termination and compensation of our independent auditor; approving all audit and permissible non-audit services provided to us and certain other persons by our independent auditor; and preparing a report for inclusion in our annual proxy statement, as required under the SEC rules.

Compensation Committee

        The compensation committee will be comprised of Messrs. Mitchell, Poladian and Roll, each of whom will be an independent director.                         will chair our compensation committee. From and after the consummation of this offering, the compensation committee will consist solely of non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as an outside director for purposes of Section 162(m) of the Internal Revenue Code.

        The compensation committee assists our board of directors in overseeing:

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  the compensation paid to our Manager;

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  the compensation paid to our non-executive directors;

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  any executive compensation program we maintain for our officers, if any; provided, however, that the compensation committee shall not, and shall not be obligated to, provide oversight of any executive compensation programs provided by our Manager for our officers or for our Manager's officers;

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  any employee benefit plans we maintain for our employees, if any; provided, however, that the compensation committee shall not, and shall not be obligated to, provide oversight of any employee benefit plans maintained by our Manager for our employees or for our Manager's employees; and

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  our equity incentive plans and such other compensation plans as we may establish from time to time for which the compensation committee is deemed as administrator.

        The compensation committee is also responsible for reviewing and discussing the compensation discussion and analysis that we will include in our annual proxy statement filed with the SEC, and to approve the compensation committee report for inclusion in such filings, as required by the rules of the SEC.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee will be comprised of Messrs. Mitchell, Poladian and Roll, each of whom will be an independent director.                        will chair our nominating and corporate governance committee.

        The nominating and corporate governance committee will be responsible for

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  selecting and nominating persons for election or appointment by our board of directors;

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  evaluating our board of directors and committee members;

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  overseeing the self-evaluation of our board of directors;

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  overseeing and evaluating our management succession plan;

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  periodically reviewing and, if appropriate, recommending to our board of directors changes to our corporate governance principles and a code of business conduct and ethics; and

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  administering our code of business conduct and ethics.

Executive and Director Compensation

Compensation of Directors

        A member of our board of directors who is also an employee of our Manager is referred to as an executive director. Executive directors will not receive compensation for serving on our board of directors.

        We have not made any payments to any of our directors or director nominees to date. Each independent director will receive an annual retainer of $50,000 in quarterly payments in arrears. In addition, each independent director will receive an annual retainer of $30,000 of restricted shares of our common stock. The first installment will be granted upon completion of the offering, with subsequent grants made immediately following our annual stockholders meeting, in each case vesting in full on the first anniversary of the grant date, subject to continuing service on our board of directors on the vesting date. Any new independent director who joins our board of directors in the future will be granted restricted shares of our common stock that will vest over a                vesting schedule, provided that such director continues to serve on our board of directors as of the applicable vesting date. We will also reimburse our directors for reasonable out-of-pocket expenses incurred in connection with performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance at full board and committee meetings. In addition, the chair of our audit committee will be paid an annual retainer of $10,000, and the chairs of our compensation committee and our nominating and corporate governance committee each will be paid an annual retainer of $5,000, in each case in addition to the annual retainer of $80,000 paid in cash and restricted shares of our common stock.

Executive Compensation

        We will pay our Manager the fees described in "Our Manager and the Management Agreement—Management Agreement—Management Fees and Expense Reimbursements." We will compensate our chief financial officer and our chief financial officer's support staff, which we currently intend to be our only employees. Because our management agreement provides that our Manager is responsible for managing our affairs, our executive officers who are employees of our Manager will not receive cash compensation from us for serving as our executive officers.

        Except for certain equity grants that we may make in the future, our Manager compensates each of our executive officers, other than our chief financial officer. We will adopt equity incentive plans for our Manager and for our officers and directors to encourage their efforts toward our continued success, long-term growth and profitability and to attract, reward and to retain key personnel. See "—Equity Incentive Plans" below for a detailed description of our equity incentive plans.

Equity Incentive Plans

        Prior to the completion of this offering, we will adopt two equity incentive plans under which our officers and directors and our Manager, respectively, will be eligible to receive equity-based awards.

Equity Plan

        Prior to the completion of this offering, we will adopt the Western Asset Mortgage Capital Corporation Equity Plan, or the Equity Plan, which will provide for the issuance of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock to our directors and officers and to our advisors and consultants who are natural persons providing services to us as of the date of grant of the award. Shares of common stock to be issued to our independent directors in respect of their annual deferred director fees will be issued under this plan.

        The Equity Plan will be administered by our board of directors, which may delegate its authority to the compensation committee of our board of directors. The plan administrator will have the full authority (1) to administer and interpret the Equity Plan, (2) to authorize the granting of awards, (3) to determine the eligibility of directors, officers, advisors, consultants and other personnel to receive an award, (4) to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the Equity Plan), (5) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Equity Plan), (6) to prescribe the form of instruments evidencing such awards and (7) to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Equity Plan or the administration or interpretation thereof. In connection with this authority, the plan administrator may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under the Equity Plan without first obtaining the consent of our stockholders.

        An aggregate of                        shares of our common stock will be reserved for issuance under the Equity Plan, subject to adjustment as provided below. No more than                        of such shares may be made subject to stock options (and all stock options under the Equity Plan may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code) and stock appreciation rights, and no more than                        of such shares may be made subject to awards other than stock options, such as restricted stock awards, restricted stock units and other awards, which may include unrestricted grants of our common stock. If any shares subject to an award granted under the Equity Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, or if shares of our common stock are surrendered or withheld by us as payment of either the exercise price of an award and/or withholding taxes in respect of an award, the shares of common stock with respect to such award will again be available for awards under the Equity Plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for awards under the Equity Plan.

        In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger or other similar corporate transaction or event, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Equity Plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, grant price or purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).

        Each stock option and stock appreciation right granted under the Equity Plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. The other terms of stock options and stock appreciation rights granted by us under the Equity Plan will be determined by the plan administrator. Stock appreciation rights may be granted alone or in tandem with another award.

        The plan administrator will determine the terms and conditions of each grant of restricted stock or restricted stock units under the Equity Plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that are subject to the award. Unless otherwise determined by the plan administrator, the holders of awards of restricted stock or restricted stock units will be entitled to receive dividends and distributions or, in the case of restricted stock units, dividend equivalents and distribution equivalents, which in either case will be payable at such time that dividends are paid on outstanding shares. If stock or property other than cash is paid in respect of a dividend or distribution on our common stock, the property will remain subject to the same risk of forfeiture and transfer restrictions as the restricted stock or restricted stock unit to which such dividend or distribution (or, in the case of restricted stock units, dividend equivalent or distribution equivalent) relates.

        The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock-based awards to eligible participants, the terms and conditions of which will be determined by the plan administrator at the time of grant.

        The Equity Plan will automatically expire on the 10th anniversary of the date on which it was adopted. Our board of directors may terminate, amend, modify or suspend the Equity Plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under the Equity Plan at any time. No amendment or termination of the Equity Plan or any outstanding award may adversely affect any of the rights of an award holder without the holder's consent.

        Prior to the completion of this offering, we will not issue any equity-based compensation under the Equity Plan. Effective as of the completion of this offering and concurrent private placement, we will

grant awards of an aggregate of                        shares of our restricted common stock under the Equity Plan, to the individuals set forth in the table below, each of whom is one of our independent directors or executive officers. Each of these grants will become fully vested on the            anniversary of the date of grant of the award. The grantees will be entitled to receive dividends and distributions that become payable on the shares during the restricted period. If the grantee's services to us terminate for any reason prior to the date on which the shares become vested, any unvested shares will be immediately forfeited, except that if the grantee's service is terminated other than for Cause (as defined in the Equity Plan) or because such individual retires, dies or becomes disabled, any then unvested shares of restricted stock will become immediately vested.

Name of Grantee and Title	Number of Shares of Restricted Stock
M. Christian Mitchell, Director Nominee
Avedick B. Poladian, Director Nominee
Richard W. Roll, Director Nominee

Manager Equity Plan

        Prior to the completion of this offering, we will adopt the Western Asset Mortgage Capital Corporation Manager Equity Plan, or the Manager Equity Plan, which will provide for the issuance of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock to our Manager.

        The Manager Equity Plan will be administered by our board of directors, which may delegate its authority to the compensation committee of our board of directors. The plan administrator will have the full authority (1) to administer and interpret the equity incentive plan, (2) to authorize the granting of awards, (3) to determine the eligibility of our Manager, (4) to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the Manager Equity Plan), (5) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Manager Equity Plan), (6) to prescribe the form of instruments evidencing such awards and (7) to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Manager Equity Plan or the administration or interpretation thereof. In connection with this authority, the plan administrator may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse.

        Our Manager may make awards to its employees and employees of its affiliates which are in the form of or based on the shares of our common stock acquired by our Manager under the Manager Equity Plan, in which case, our Manager will make all determinations concerning the eligible employees of our Manager and its affiliates who may receive awards, which form the awards will take, and the terms and conditions of the awards.

        Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under the Manager Equity Plan without first obtaining the consent of our stockholders.

        An aggregate of                        shares of our common stock are reserved for issuance under the Manager Equity Plan, subject to adjustment as provided below. No more than                         shares may be made subject to stock options and stock appreciation rights, and no more than                        may be made subject to awards other than stock options, and stock appreciation rights, such as restricted stock awards, restricted stock units and other awards, which may include unrestricted grants of our common stock. If any shares subject to an award granted under the Manager Equity Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to our Manager, or if shares of our common stock are surrendered or withheld by us as payment of the exercise price of an award, the shares of common stock with respect to such award will again be available for awards under the Plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for awards under the Manager Equity Plan.

        In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger or other similar corporate transaction or event, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Manager Equity Plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, grant price or purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).

        Each stock option and stock appreciation right granted under the Manager Equity Plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. The other terms of stock options and stock appreciation rights granted under the Manager Equity Plan will be determined by the plan administrator. Stock appreciation rights may be granted alone or in tandem with another award.

        The plan administrator will determine the terms and conditions of each grant of restricted stock or restricted stock units under the Manager Equity Plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that are subject to the award. Unless otherwise determined by the plan administrator, the holder of awards of restricted stock or restricted stock units will be entitled to receive dividends and distributions or, in the case of restricted stock units, dividend and distribution equivalents, which in either case will be payable at such time that dividends and distributions are paid on outstanding shares. If stock or property other than cash is paid in respect of a dividend or distribution on our common stock, the property will remain subject to the same risk of forfeiture and transfer restrictions as the restricted stock or restricted stock unit to which such dividend or distribution (or, in the case of restricted stock units dividend equivalent or distribution equivalent) relates.

        The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock-based awards to our Manager, the terms and conditions of which will be determined by the plan administrator at the time of grant.

        The Manager Equity Plan will automatically expire on the 10th anniversary of the date on which it was adopted. Our board of directors may terminate, amend, modify or suspend the Manager Equity Plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under the Manager Equity Plan at any time. No amendment or termination of the Manager Equity Plan or any outstanding award may adversely affect any of the rights of an award holder without the holder's consent.

        Prior to the completion of this offering, we will not issue any equity-based compensation under the Manager Equity Plan. Effective as of the completion of this offering and concurrent private placement, we will grant to our Manager                        shares of our restricted common stock under the Manager Equity Plan. These shares will be subject to our Manager's right to register the resale of shares pursuant to the registration rights agreement.

Code of Business Conduct and Ethics

        Our board of directors has established a code of business conduct and ethics that applies to our and our subsidiaries' directors, officers and employees. Any such director, officer or employee who is also subject to our Manager's code of business conduct and ethics will, in the event of a conflict in policy, be held to the more restrictive provision. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

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  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

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  compliance with applicable governmental laws, rules and regulations;

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  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

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  accountability for adherence to the code.

        Waivers of any provisions of the code may be granted in writing by our chief executive officer, except that any waiver sought by one of our directors or executive officers may be granted only by the nominating and corporate governance committee of our board of directors. In considering any request for a waiver, the chief executive officer will consult with appropriate senior management, our legal and compliance department and/or external legal advisors, as appropriate under the circumstances. Any changes to or waivers of the code will, to the extent required, be disclosed as required by applicable rules and regulations of the SEC and the NYSE.

Conflicts of Interest

        We are dependent on our Manager for our day-to-day management. All of our officers, other than our chief financial officer, and two of our directors, James W. Hirschmann III and James J. Flick, are employees of our Manager. We do not expect to have any employees other than our chief financial officer and our chief financial officer's support staff. Our Manager does not serve us exclusively and is not obligated to dedicate any of its personnel to us. Because our Manager serves other clients in addition to us, it is difficult to estimate the amount of time our Manager or its personnel will allocate to our business. The obligations of our Manager and its officers and personnel to engage in other business activities may reduce the time our Manager and its officers and personnel spend managing us. Our management agreement with our Manager was negotiated between related parties and its terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated at arm's length with an unaffiliated third party.

        We will compete for investment opportunities directly with other client portfolios managed by our Manager. A substantial number of client accounts managed by our Manager have exposure to our target assets and may have similar investment mandates and objectives. In addition, our Manager may have additional clients that compete directly with us for investment opportunities in the future. Our Manager will be subject to contractual arrangements with respect to the RLJ/Western Public-Private Investment Fund that are separate and distinct from the arrangements that our Manager has with respect to its management of us. At any given time, our Manager may be expected to have interests with respect to managing the RLJ/Western Public-Private Investment Fund that are actually or potentially in conflict with our interests. Our Manager has agreed to reduce the portion of the base management fee and the incentive fee set forth in the management agreement attributable to equity investments in the RLJ/Western Public-Private Investment Fund by the amount of any separate fees payable to our Manager that are attributable to our equity investments in the RLJ/Western Public-

Private Investment Fund. Our Manager may nevertheless have a conflict of interest in recommending our participation in the RLJ/Western Public-Private Investment Fund for the fees payable to it by the RLJ/Western Public-Private Investment Fund may be greater than the fees payable to it by us under the management agreement. We have addressed this conflict by requiring that the terms of any equity investment we make in the RLJ/Western Public-Private Investment Fund be approved by our board of directors, including a majority of our independent directors. In addition, we will not make any such investment without the approval of the majority of our independent directors.

        Our Manager has an investment allocation policy in place that is designed to treat all of its client accounts fairly and equitably with the goal of providing all clients with the best execution under the circumstances for transactions in fixed-income securities. Our Manager's investment allocation policy provides that no single client is intentionally favored over another and the procedures associated with this policy require our Manager's investment management department to allocate trades in such a fair and equitable manner. When possible, in order to minimize transaction costs and seek best execution for all client accounts, transactions may be bunched or blocked together, with securities generally allocated to client accounts on a pro rata basis. According to our Manager's investment allocation policy, investments may be allocated by taking into account factors, including but not limited to investment goals or guidelines, available cash, liquidity requirements, odd lot positions, minimum allocations, existing portfolio holdings compared to target weightings, regulatory and legal restrictions and the tax implications of an investment. Our Manager's investment allocation policy requires that these bunched or blocked trades be allocated on the same day they are executed and requires that all clients receive the same average cost for the transaction.

        Our Manager periodically reviews its client accounts to identify situations where a potential conflict may exist, and when appropriate, may design specific procedures to address these situations. The investment allocation policy may be amended by our Manager at any time without our consent. To the extent that our Manager's or our business changes in such a way as to give rise to conflicts not currently addressed by our Manager's investment allocation policy, our Manager may need to refine its investment allocation policy to address such situation. Our independent directors will review our Manager's compliance with its investment allocation policy and the conflicts or potential conflicts of interest surrounding our Manager. In addition, to avoid any actual or perceived conflicts of interest with our Manager, prior to an acquisition of any security structured or issued by an entity managed by our Manager or any of its affiliates, the purchase or sale of any asset from or to an entity managed by our Manager or any of its affiliates, including the RLJ/Western Public-Private Investment Fund, or any co-investment with an entity managed by our Manager or any of its affiliates, such transaction must be approved by our board of directors, including a majority of our independent directors.

        We have agreed to pay our Manager a base management fee that is not tied to our performance and an incentive fee that is based entirely on our performance. This compensation-based arrangement may cause our Manager to acquire assets with higher yield potential, which are generally riskier or more speculative. The base management fee component may not sufficiently incentivize our Manager to generate attractive risk-adjusted returns for us. The performance-based incentive fee component may cause our Manager to place undue emphasis on the maximization of net income, including through the use of leverage, at the expense of other criteria, such as preservation of capital, to achieve higher incentive distributions. This could result in increased risk to the value of our portfolio of assets.

        We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, subject to our Manager's investment allocation policy, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

General

        We will be externally managed and advised by our Manager. All of our officers, other than our chief financial officer, and two of our directors, James W. Hirschmann III and James J. Flick, are employees of our Manager. Our Manager will be entitled to receive a base management fee, an incentive fee and the reimbursement of certain expenses pursuant to the management agreement. The executive offices of our Manager are located at 385 East Colorado Boulevard, Pasadena, California 91101, and the telephone number of our Manager's executive offices is (626) 844-9400.

Executive Officers of Our Manager

        The following sets forth certain information with respect to each of the executive officers of our Manager:

Executive Officer	Age	Position Held with Our Manager
James W. Hirschmann III	48	Director and Chief Executive Officer
Bruce D. Alberts	48	Chief Financial Officer
Brett B. Canon	47	Director of Risk Management and Operations
James J. Flick	49	Director of Client Service and Marketing
Gavin L. James	48	Director of Portfolio Operations
Charles A. Ruys de Perez	51	General Counsel and Secretary

        Set forth below is biographical information for the officers of our Manager. See "Management—Our Directors, Director Nominees and Executive Officers" for biological information regarding Messrs. Hirschman, Alberts and Flick.

        Brett B. Canon is our Manager's director of risk management and operations. Mr. Canon has been at our Manager since 1995. He has been in his current role since 2007. Prior to that he served as our Manager's director of operations from 2000 to 2007. Mr. Canon is a certified public accountant. He received a BS from California State University, Northridge.

        Gavin L. James is the director of portfolio operations at our Manager. He has been in his current role since July 2009. Prior to that he served as our Manager's director of global client service and marketing from 2002 to July 2009 and has worked at our Manager since 1998. Mr. James received a BA from Kingston College in London.

        Charles A. Ruys de Perez is the secretary and general counsel of our Manager. Mr. Ruys de Perez has been at our Manager since 2007. Prior to joining our Manager, Mr. Ruys de Perez was at Putnam Investments from 1992 to 2007, most recently serving as a managing director and chief compliance officer from 2004 to 2007. Mr. Ruys de Perez received a BA from Yale University and a JD from Harvard Law School.

Other Key Personnel of Our Manager

        Our chief investment officer, Ronald D. Mass, who also serves as the head of our Manager's structured products team, will, along with the structured products team, be primarily responsible for overseeing the management of our assets. The structured products team is comprised of Mr. Mass and 14 additional investment professionals who will focus on our target assets. The structured products team is also able to call on the experience of 11 other professionals, not specifically dedicated to managing our target assets, but with expertise that covers certain aspects of our target assets. The collective team operates under the purview of our Manager's U.S. broad markets committee which sets overall sector allocations for broad market accounts. The structured products team is further supported by a broader market team. Our Manager seeks to unite groups of specialists dedicated to different market sectors. The daily interaction among the different teams is designed to develop a consensus approach that draws on the expertise of all team members. Our Manager's overall investment management team consists of 129 investment professionals with an average industry experience of 17 years.

        The senior members of our structured products team, in addition to Mr. Mass, are Jeff Katz, Deborah Slogoff, Greg Handler, Sean Johnson and Bonnie Wongtrakool.

        Ronald D. Mass has been our chief investment officer since July 2009. Mr. Mass has been at our Manager since 1991 and has served as head of structural products at our Manager since April 2006. Prior to joining our Manager, Mr. Mass was an associate at The First Boston Corporation. Mr. Mass is a chartered financial analyst. Mr. Mass received a BA from the University of California, Los Angeles.

        Jeffrey T. Katz.    Mr. Katz has been a research analyst on our Manager's structured products team since 1991. Mr. Katz focuses on non-Agency RMBS. Prior to joining our Manager, Mr. Katz was a senior associate at Pacific Investment Management Co. from 1995 to 1998. Mr. Katz received a BS from the University of Florida and an MBA from the Anderson Graduate School of Management at the University of California, Los Angeles.

        Deborah Slogoff.    Ms. Slogoff has been a research analyst on our Manager's structured products team since 2002. Ms. Slogoff specializes in CMBS and consumer ABS. Ms. Slogoff was a credit derivatives associate at Goldman Sachs & Co. from 2001 to 2002 and worked at Duff & Phelps Credit Rating Co. from 1996 to 1999. Ms. Slogoff attended the University of Michigan where she received a BA and the Anderson Graduate School of Management at the University of California, Los Angeles, where she received an MBA.

        Greg E. Handler.    Mr. Handler has been a research analyst, focusing on non-Agency RMBS, at our Manager since 2002. Mr. Handler is a chartered financial analyst. Mr. Handler received a BS degree from Pomona College.

        Sean O. Johnson.    Mr. Johnson has been a research analyst at our Manager since 1995. Mr. Johnson focuses on Agency RMBS. Prior to joining our Manager, Mr. Johnson was a portfolio analyst at Pacific Investment Management Co. from 1993 to 1995. Mr. Johnson is a chartered financial analyst. He received a BS from the University of Southern California.

        Bonnie M. Wongtrakool.    Ms. Wongtrakool has been a research analyst, focusing on Agency RMBS, at our Manager since 2003. Ms. Wongtrakool worked at Mercer Management Consulting from 2000 to 2003. Ms. Wongtrakool is a chartered financial analyst. Ms. Wongtrakool received a BA from Harvard College and a JD from Harvard Law School.

Management Agreement

        Prior to the completion of this offering, we will enter into a management agreement with our Manager pursuant to which it will provide for the day-to-day management of our operations and our investments. The management agreement will require our Manager to manage our business affairs in conformity with the investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager's role as Manager will be under the supervision and direction of our board of directors.

Management Services

        Our Manager will be responsible for (1) the selection, purchase and sale of our portfolio investments, (2) our financing activities, and (3) providing us with investment advisory services. Our Manager will be responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

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  serving as our consultant with respect to the periodic review of the investment guidelines and other parameters for our investments, financing activities and operations, any modification to which will be approved by a majority of our independent directors;

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  investigating, analyzing and selecting possible investment opportunities and acquiring, financing, retaining, selling, restructuring or disposing of investments consistent with the investment guidelines;

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  with respect to prospective purchases, sales or exchanges of investments, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

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  negotiating and entering into, on our behalf, repurchase agreements, interest rate swap agreements, brokerage agreements, agreements relating to borrowings under programs established by the U.S. Government and other agreements and instruments required for us to conduct our business;

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  engaging and supervising, on our behalf and at our expense, independent contractors that provide investment banking, securities brokerage, mortgage brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, custodial services and all other services (including transfer agent and registrar services) as may be required relating to our operations or investments (or potential investments);

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  advising us on, preparing, negotiating and entering into, on our behalf, applications and agreements relating to programs established by the U.S. Government;

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  coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

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  providing executive and administrative personnel, office space and office services required in rendering services to us;

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  administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

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  communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

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  counseling us in connection with policy decisions to be made by our board of directors;

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  evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies as so modified from time to time, with our qualification as a REIT and with our investment guidelines;

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  counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and U.S. Department of the Treasury regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

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  counseling us regarding the maintenance of our exemption from the status of an investment company required to register under the 1940 Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;

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  furnishing reports and statistical and economic research to us regarding our activities and services it provides to us;

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  monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

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  investing and reinvesting any moneys and securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;

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  causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and, if applicable, TRSs, and to conduct quarterly compliance reviews with respect thereto;

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  assisting us in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

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  assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act, or by the NYSE;

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  assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent required by the provisions of the Internal Revenue Code applicable to REITs;

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  placing, or arranging for the placement of, all orders pursuant to our Manager's investment determinations for us either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

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  handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its supervised affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;

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  using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

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  advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

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  serving as our consultant with respect to decisions regarding any of our financings, hedging activities or borrowings undertaken by us, including (1) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objectives, and (2) advising us with respect to obtaining appropriate financing for our investments;

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  providing us with portfolio management;

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  arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

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  maintaining our website;

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  performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

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  using commercially reasonable efforts to cause us to comply with all applicable laws.

Liability and Indemnification

        Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations, including as set forth in our investment guidelines. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Under the terms of the management agreement, our Manager, and its affiliates and their officers, stockholders, members, managers, directors and personnel and any person providing sub-advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary's stockholders for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager and its officers, stockholders, members, managers, directors and personnel and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such parties not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our directors and officers, personnel, agents and any persons controlling or controlled by us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our Manager's personnel relating to the terms and conditions of their employment by our Manager. Our Manager will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment decision making process (such as a transaction that was effected in violation of our investment guidelines) or in the trade process (such as a buy order that was entered instead of a sell order, or the wrong purchase or sale of security, or a transaction in which a security was purchased or sold in an amount or at a price other than the correct amount or price). Notwithstanding the foregoing, our Manager carries errors and omissions and other customary insurance and will name us as an insured under those policies upon the completion of this offering.

Management Team

        Pursuant to the terms of the management agreement, other than our chief financial officer and our chief financial officer's support staff, who we will employ directly, our Manager is required to provide us with our management team, including a chief executive officer, chief investment officer and secretary, or similar positions along with appropriate support personnel to provide the management services to be provided by our Manager to us. None of the officers or employees of our Manager will be dedicated exclusively to us.

        Because our management agreement provides that our Manager is responsible for managing our affairs, all of our officers who are employees of our Manager do not receive cash compensation from us for serving as our executive officers. Instead we will pay our Manager the fees described in "—Management Fees and Expense Reimbursements."

        Our Manager is required to refrain from any action that, in its sole judgment made in good faith, (1) is not in compliance with the investment guidelines, (2) would adversely and materially affect our qualification as a REIT under the Internal Revenue Code or our status as an entity exempted or excluded from investment company status under the 1940 Act or (3) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or of any exchange on which our securities may be listed or that would otherwise not be permitted by our certificate of incorporation or bylaws. If our Manager is ordered to take any action by our board of directors, our Manager will promptly notify our board of directors if it is our Manager's judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or our certificate of incorporation or bylaws. Our Manager, its directors, officers, stockholders, personnel and any affiliate of our Manager and any person providing sub-advisory services to our Manager will not be liable to us, our board of directors or our stockholders, for any act or omission by our Manager, its affiliates or their directors, officers, stockholders or employees except as provided in the management agreement.

Term and Termination

        The management agreement may be amended or modified by agreement between us and our Manager. The initial term of the management agreement expires on the third anniversary of the closing of this offering and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager's performance and any fees payable to our Manager annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) our Manager's unsatisfactory performance that is materially detrimental to us or (2) our determination that any fees payable to our Manager are not fair, subject to our Manager's right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We will provide our Manager 180 days prior notice of any such termination. Unless terminated for cause, we will pay our Manager a termination fee equal to three times the sum of (1) the average annual base management fee and (2) the average annual incentive fee, in each case earned by our Manager during the prior 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

        We may also terminate the management agreement at any time, including during the initial term, without the payment of any termination fee, with 30 days prior written notice from our board of directors for cause, which will be determined by a majority of our independent directors, which is defined as:

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  our Manager's continued material breach of any provision of the management agreement (including our Manager's failure to comply with our investment guidelines) following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

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  our Manager's fraud, misappropriation of funds, or embezzlement against us;

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  our Manager's gross negligence in the performance of its duties under the management agreement;

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  the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

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  our Manager is convicted (including a plea of nolo contendere) of a felony; or

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  the dissolution of our Manager.

        Our Manager may assign the agreement in its entirety or delegate certain of its duties under the management agreement to any of its supervised affiliates without the approval of our independent directors if such assignment or delegation does not require our approval under the 1940 Act.

        Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may decline to renew the management agreement by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, our Manager may terminate the management agreement upon 60 days' written notice. If the management agreement is terminated by our Manager upon our breach, we would be required to pay our Manager the termination fee described above.

        We may not assign our rights or responsibilities under the management agreement without the prior written consent of our Manager, except in the case of assignment to another REIT or other organization which is our successor, in which case such successor organization will be bound under the management agreement and by the terms of such assignment in the same manner as we are bound under the management agreement.

Management Fees and Expense Reimbursements

        We do not expect to maintain an office or to directly employ personnel other than our chief financial officer and our chief financial officer's support staff. Instead, we will rely on the facilities and resources of our Manager to manage our day-to-day operations.

Base Management Fee and Incentive Fee

        Our Manager will be entitled to a base management fee in an amount equal to      % per annum, calculated and payable quarterly in arrears, of our stockholders' equity. For purposes of calculating the base management fee, our "stockholders' equity" means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings, calculated in accordance with accounting principles generally accepted in the United States, or GAAP, at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our shares of common stock, excluding any unrealized gains, losses or other non-cash items that have impacted stockholder's equity as reported in our financial statements prepared in accordance with GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, and excluding one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. Our Manager will use the proceeds from its base management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. The base management fee is payable independent of the performance of our portfolio.

        The base management fee of our Manager shall be calculated and delivered to us within 30 days after the end of each quarter. We are obligated to pay the base management fee in cash within five business days after delivery to us of the written statement of our Manager setting forth the computation of the base management fee for such quarter.

        As a component of our Manager's compensation, we will issue stock-based compensation to our Manager under our Manager Equity Plan. See "Management—Equity Incentive Plans—Manager Equity Plan."

        In addition to the base management fee, our Manager will be entitled to an incentive fee that is payable quarterly in arrears in an amount equal to    % of the dollar amount by which Core Earnings, on a rolling four-quarter basis and before the incentive fee, exceeds a    % incentive fee hurdle rate, which is calculated as the product of (1) the weighted average of the issue price per share of all of our public offerings multiplied by the weighted average number of common shares outstanding (including, for the avoidance of doubt, restricted shares of common stock) in the four-quarter period and (2)     %. For the initial four quarters following this offering, Core Earnings will be calculated on the basis of each of the previously completed quarters on an annualized basis. Core Earnings for the initial quarter will be calculated from the settlement date of this offering on an annualized basis. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. This amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain non-cash items after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. For purposes of calculating the incentive fee, to the extent that we have a net loss in Core Earnings from a period prior to the rolling four-quarter period that has not been offset by Core Earnings in a subsequent period, such loss will continue to be included in the rolling four-quarter calculation until it has been fully offset.

        The following example illustrates how we would calculate our quarterly incentive fee in accordance with the management agreement. Our actual results may differ materially from the following example.

        Assume the following:

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  Core Earnings for the 12-month period equals $                        ;

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  shares of common stock are outstanding and the weighted average number of shares of common stock outstanding during the 12-month period is                        ;

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  weighted average price per share of common stock is $                        ;

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  incentive fee paid during the first three quarters of such 12-month period are $                        ; and

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  Core Earnings for the 12 most recently completed calendar quarters is $                        .

        Under these assumptions, the quarterly incentive fee payable to our Manager would be $                        as calculated below:

1.	Core Earnings	$
2.	Weighted average price per share of common stock of $ multiplied by the weighted average number of shares of common stock outstanding of multiplied by %	$
3.	Excess of Core Earnings over amount calculated in 2 above	$
4.	% of the amount calculated in 3 above	$
5.	Incentive fee equals the amount calculated in 4 above less the incentive fee paid during the first three quarters of such 12-month period ($ —$ ); the quarterly incentive fee is payable to our Manager as Core Earnings for the 12 most recently completed quarters is greater than zero	$

        Our Manager may elect to receive all or a portion of its incentive fee in shares of our common stock, subject to the approval of a majority of our independent directors and all applicable NYSE rules and securities laws.

        Our ability to achieve returns in excess of the thresholds noted above in order for our Manager to earn the incentive fee described in the preceding paragraph is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.

        Our Manager will compute the quarterly incentive fee within 30 days after the end of each fiscal quarter, and we will pay the quarterly incentive fee with respect to each fiscal quarter within five business days following the delivery to us of our Manager's written statement setting forth the computation of the incentive fee for such quarter.

Fee Reduction for Investments in the RLJ/Western Public-Private Investment Fund

        Subject to maintaining our qualification as a REIT and exemption from registration under the 1940 Act, we anticipate allocating up to 40% of the net proceeds from this offering and the concurrent private placement to our Manager for investment in the RLJ/Western Public-Private Investment Fund. Our Manager has agreed to reduce the portion of the base management fee and the incentive fee set forth in the management agreement attributable to equity investments in the RLJ/Western Public-Private Investment Fund by the amount of any separate fees payable to our Manager that are attributable to our equity investments in the RLJ/Western Public-Private Investment Fund. Any amount of such separate fees in excess of the current quarter's fees will be applied against and reduce the fees payable to our Manager in subsequent quarters.

Reimbursement of Expenses

        We will be required to reimburse our Manager for the expenses described below. Expense reimbursements to our Manager are made in cash on a monthly basis following the end of each month. Our reimbursement obligation is not subject to any dollar limitation. Because our Manager's personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis.

        We also pay all operating expenses, except those specifically required to be borne by our Manager under the management agreement. The expenses required to be paid by us include, but are not limited to:

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  expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of our investments;

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  costs of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for us by providers retained by our Manager or, if provided by our Manager's personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis;

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  the compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

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  costs associated with the establishment and maintenance of any of our credit facilities, other financing arrangements or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

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  expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

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  costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for us;

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  expenses incurred by directors, officers, personnel and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by directors, officers, personnel and agents of our Manager in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any of our repurchase agreements, securitizations or any of our securities offerings;

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  costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;

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  compensation and expenses of our custodian and transfer agent, if any;

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  the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

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  all taxes and license fees;

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  all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that our Manager elects to carry for itself and its personnel;

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  costs and expenses incurred in contracting with third parties, including affiliates of our Manager, for the servicing and special servicing of our assets;

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  all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

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  expenses relating to any office(s) or office facilities, including but not limited to disaster backup recovery sites and facilities, maintained for us or our investments separate from the office or offices of our Manager;

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  expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by our board of directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

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  expenses related to litigation and other legal matters, including the fees and expenses of outside counsel;

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  any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director, partner, member or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency; and

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  all other expenses actually incurred by our Manager which are reasonably necessary for the performance by our Manager of its duties and functions under the management agreement.

        We will not reimburse our Manager or its affiliates for the salaries and other compensation of its personnel.

        In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Licensing

        The management agreement will include terms governing our use of the "Western Asset" name and logo.

Grants of Equity Compensation to Our Manager, Its Personnel and Affiliates and to Our Officers and Directors

        Under our equity incentive plans, the plan administrator is authorized to approve grants of equity-based awards to our Manager and to our officers and directors. Future equity awards may be made to our officers or directors and to our Manager under our equity incentive plans. See "Management—Equity Incentive Plans."

Historical Performance of Our Manager's Investments in Our Target Assets

        Our Manager has been an active investor in non-Agency RMBS, CMBS and ABS since the inception of those markets through several housing and credit cycles and has utilized Agency RMBS as a vital component within its investment strategy since its inception in 1971. As of June 30, 2009, our Manager had a total of $66.1 billion in assets under management in the asset classes corresponding to our target assets, of which $18.5 billion was invested in non-Agency RMBS, $3.5 billion in CMBS, $1.9 billion in ABS and $42.2 billion in Agency RMBS.

        Our Manager manages these assets using a range of strategies and investment vehicles, including collateralized debt obligations, mutual and private funds, private commingled vehicles and separately managed accounts. Most of these assets are managed in broad market portfolios that may have a material allocation to real estate or real estate-related assets, including our target assets, but are not focused primarily on real estate or real estate-related assets, including our target assets. Our Manager's broad market strategies that include allocations to our target assets include:

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  US Core:  These portfolios use diversified strategies and cover all investment-grade sectors of the fixed-income market in seeking to add value while minimizing risk. As of June 30, 2009, US Core portfolios had exposure to Agency RMBS, corporate debt rated as investment grade, or investment grade corporates, corporate debt rated as below investment grade, or high yield securities, securities issued by the U.S. Department of the Treasury, debt issued by an agency of the U.S. government, CMBS, ABS, cash and money market securities. As of June 30, 2009, our Manager manages approximately $12.0 billion of our target assets in 82 US Core portfolios, which include mutual funds, private commingled vehicles and separate accounts.

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  US Core Full:  These portfolios use diversified strategies and cover all sectors of the fixed-income market in seeking to add value while minimizing risk. As of June 30, 2009, US Core Full portfolios invest in Agency RMBS; investment grade corporates; securities issued by the U.S. Department of the Treasury; debt issued by an agency of the U.S. Government; CMBS; ABS; high yield securities; securities issued in denominations other than U.S. dollars, or non-dollar securities; securities issued by companies or sovereigns in emerging markets, or emerging markets securities; and cash and money market securities. As of June 30, 2009, our Manager manages approximately $38.9 billion of our target assets in 235 US Core Full portfolios, which include mutual funds, private commingled vehicles and separate accounts.

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  US Enhanced Cash:  These portfolios use diversified strategies and cover all investment-grade sectors of the fixed-income market in seeking to add value while minimizing risk. As of June 30, 2009, US Enhanced Cash portfolios invest in Agency RMBS, investment grade corporates, debt issued by an agency of the U.S. Government, CMBS, ABS, high yield securities, non-dollar securities, cash and money market securities. As of June 30, 2009, our Manager manages approximately $3.5 billion of our target assets in 33 US Enhanced Cash portfolios, which include mutual funds, private commingled vehicles and separate accounts.

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  US Index Plus:  These portfolios use a synthetic index component that provides exposure to the equity benchmark through the use of derivatives, and a short duration component that employs a long term value-oriented approach utilizing diversified strategies and covering all sectors of the fixed-income market in an attempt to add value while minimizing risk. As of June 30, 2009, US Index Plus portfolios invest in Agency RMBS, investment grade corporates, debt issued by an agency of the U.S. Government, ABS, high yield securities and cash and money market securities. As of June 30, 2009, our Manager manages approximately $1.8 billion of our target assets in 25 US Index Plus accounts, including private commingled vehicles and separate accounts.

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  US Intermediate:  These portfolios use diversified strategies and cover all investment-grade sectors of the fixed-income market in seeking to add value while minimizing risk. As of June 30, 2009, US Intermediate portfolios invest in Agency RMBS, investment grade corporates, securities issued by the U.S. Department of the Treasury, debt issued by an agency of the U.S. Government, ABS, high yield securities, cash and money market securities. As of June 30, 2009, our Manager manages approximately $1.5 billion of our target assets in 41 US Intermediate portfolios, which include mutual funds, private commingled vehicles and separate accounts.

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  US Limited Duration:  These portfolios use diversified strategies and cover all investment-grade sectors of the fixed-income market in seeking to add value while minimizing risk. As of June 30, 2009, US Limited Duration portfolios invest in Agency RMBS, investment grade corporates, securities issued by the U.S. Department of the Treasury, debt issued by an agency of the U.S. Government, CMBS, ABS, high yield securities, non-dollar securities and cash and money market securities. As of June 30, 2009, our Manager manages approximately $1.3 billion in 23 US Limited Duration portfolios, which include mutual funds, private commingled vehicles and separate accounts.

  •
  Absolute Return:  These portfolios employ an actively managed, diversified fixed-income strategy. Portfolio construction is based on our Manager's fundamental view of the fixed-income markets and is independent of broad market benchmarks. Portfolios in the Absolute Return strategy may opportunistically utilize investments in high yield, emerging markets and non-dollar securities. As of June 30, 2009, Absolute Return portfolios invest in Agency RMBS, investment grade corporates, debt issued by an agency of the U.S. Government, ABS, high yield securities, non-dollar securities, emerging markets securities and cash and money market securities. As of June 30, 2009, our Manager manages approximately $1.8 billion in seven Absolute Return portfolios, which include mutual funds, private commingled vehicles and separate accounts.

  •
  Global Core Full:  These portfolios use diversified strategies and cover all sectors of the fixed-income market in seeking to add value while minimizing risk. As of June 30, 2009, Global Core Full portfolios invest in Agency RMBS, investment grade corporates, debt issued by a foreign government, debt issued by an agency of the U.S. Government, ABS, high yield securities, non-dollar securities and cash and money market securities. As of June 30, 2009, our Manager manages approximately $1.4 billion of our target assets in 23 Global Core Full accounts, including mutual funds, private commingled vehicles and separate accounts.

        Our Manager also manages a number of portfolios in strategies that focus primarily on our target assets. These portfolios include mutual funds, private commingled investment vehicles and separate accounts. Our Manager began managing its first portfolio that invests primarily in our target assets in December 2004. Since that time, our Manager has managed from $51 million to $15.8 billion in up to eight portfolios that primarily invest in our target assets. As of June 30, 2009, our Manager managed approximately $5.4 billion in six portfolios that invest primarily in our target assets. Four of these portfolios are commingled investment vehicles, with two being private investment vehicles and two being registered mutual funds, and the other two portfolios are separate accounts managed on behalf of private institutional clients. The commingled investment vehicles are as follows: Western Asset Mortgage Backed Securities Portfolio, LLC, or the MBS Fund, the Western Asset Opportunistic Structured Securities Portfolio, LLC, or the Structured Securities Fund, the Smash Series M Fund, or the Smash Fund, and the Legg Mason Partners Government Securities Fund, or the LMP Government Fund. Below we provide additional disclosure regarding the past performance of these commingled vehicles.

        The MBS Fund.    The MBS Fund is a private investment vehicle organized as a Delaware limited liability company. Our Manager has managed the MBS Fund since the MBS Fund's inception on December 2, 2004. At June 30, 2009, the MBS Fund had approximately $3.4 billion in assets. The MBS Fund invests primarily in RMBS with an emphasis on Agency RMBS. At June 30, 2009, approximately 83% of the MBS Fund was composed of Agency RMBS. The MBS Fund may also invest, from time to time, in our other target assets, including non-Agency RMBS, CMBS and ABS. In addition to our target assets, the MBS Fund also invests in debt issued by the U.S. Department of the Treasury or a U.S. government agency and in corporate debt. In contrast to the MBS Fund, we expect our focus to be on non-Agency RMBS and we do not expect to invest in U.S. Treasuries, agencies or corporate debt in any material amounts.

        The MBS Fund produced positive gross returns for each of the past four calendar years and annualized returns of 0.68%, 2.92% and 2.71% respectively on a one year basis, three year basis, and since December 1, 2004 (as of June 30, 2009). The returns of the MBS Fund are detailed in the table below. The gross performance results are presented before investment advisory fees. The net performance results are calculated by subtracting the published fee schedule for the MBS Fund from the gross quarterly returns. Actual fees will vary by account, depending on investment mandate, services provided to the client and other factors.

MBS Fund
Trailing Period Returns

Through 6/30/2009	Q209	YTD	1 Year	3 Year	Since Inception (12/2/2004)
MBS Fund (gross)	4.60%	6.04%	0.68%	2.92%	2.71%
MBS Fund (net)	4.58%	6.02%	0.65%	2.89%	2.68%

Calendar Yearly Returns	2008	2007	2006	2005
MBS Fund (gross)	-6.81%	4.41%	5.61%	2.93%
MBS Fund (net)	-6.83%	4.39%	5.57%	2.92%

        The Structured Securities Fund.    The Structured Securities Fund is a private investment vehicle organized as a Delaware limited liability company. Our Manager has managed the Structured Securities Fund since its inception on July 28, 2007. At June 30, 2009, the Structured Securities Fund had approximately $232 million in assets. The Structured Securities Fund invests almost exclusively in non-Agency RMBS. At June 30, 2009, approximately 89% of the Structured Securities Fund was comprised of non-Agency RMBS. The Structured Securities Fund also invests from time to time in ABS and CMBS. The investment guidelines for the Structured Securities Fund permit investments in Agency RMBS, but at June 30, 2009, the Structure Securities Fund had no investments in Agency RMBS.

        The Structured Securities Fund produced gross returns annualized returns of -16.64% and -13.78% respectively on a one year basis and since inception on July 28, 2007 (as of June 30, 2009). The returns of the Structured Securities Fund are detailed in the table below. The gross performance results are presented before investment advisory fees. The net performance results are calculated by subtracting the published fee schedule for the Structured Securities Fund from the gross quarterly returns. Actual fees will vary by account, depending on investment mandate, services provided to the client and other factors.

Structured Securities Fund
Trailing Period Returns

Through 6/30/2009	Q209	YTD	1 Year	Since Inception (7/28/2007)
Structured Securities Fund (gross)	9.39%	3.54%	-16.64%	-13.78%
Structured Securities Fund (net)	9.37%	3.51%	-16.69%	-13.86%

Calendar Yearly Returns	2008
Structured Securities Fund (gross)	-23.22%
Structured Securities Fund (net)	-23.27%

        The Smash Fund.    The Smash Fund is an open end mutual fund registered under the 1940 Act. Our Manager has managed the Smash Fund since the Smash Fund's inception on January 1, 2007. At June 30, 2009, the Smash Fund had total assets of $90.7 million. Under normal market conditions, the Smash Fund invests primarily in a combination of U.S. dollar denominated and non-U.S. dollar denominated investment grade debt obligations of both U.S. and non-U.S. issuers (including emerging market issuers) and in derivatives and other instruments relating to such investments. The Smash Fund invests a substantial portion of its assets in mortgage-related securities, U.S. government securities and money market instruments. The Smash Fund invests in both non-Agency RMBS and Agency RMBS as well as in ABS. At June 30, 2009, the Smash Fund had allocations to our target assets as follows: approximately 34% in non-Agency RMBS, approximately 56% in Agency RMBS, approximately 3% in ABS and approximately 4% in CMBS.

        The Smash Fund produced returns of gross returns annualized returns of 0.86% and 1.63% respectively on a one year basis and since inception on January 1, 2007 (as of June 30, 2009). The returns of the Smash Fund are detailed in the table below. The Smash Fund does not charge advisory fees, and shareholders of the Smash Fund are participants in separately managed account programs who pay fees to program sponsors for the costs and expenses of the programs. As a result, there is no distinction between gross and net returns for the Smash Fund.

Smash Fund
Trailing Period Returns

Through 6/30/2009	Q209	YTD	1 Year	Since Inception (1/1/07)
Smash Fund (gross)	2.89%	10.48%	0.86%	1.63%
Smash Fund (net)	2.89%	10.48%	0.86%	1.63%

Calendar Yearly Returns	2008	2007
Smash Fund (gross)	-10.26%	5.02%
Smash Fund (net)	-10.26%	5.02%

        The LMP Government Fund.    The LMP Government Fund is an open end mutual fund registered under the 1940 Act. Though the LMP Government Fund began on March 20, 1984, our Manager has managed the LMP Government Fund since December 2006. At June 30, 2009, the LMP Government Fund had total assets of $629 million. Under normal circumstances, the LMP Government Fund invests at least 80% of the value of its assets in debt securities issued or guaranteed by the U.S. government, its agencies or instrumentalities and related investments, including Agency RMBS. The LMP Government Fund may also invest portions of its assets in non-Agency RMBS, CMBS and ABS. At June 30, 2009, the LMP Government Fund had investments in Agency RMBS, non-Agency RMBS, CMBS and ABS representing approximately 86%, 10%, 0.3% and 1% of the LMP Government Fund, respectively. The LMP Government Fund also invests in direct obligations of the U.S. Department of the Treasury or other U.S. government agencies. We do not expect to include similar obligations in our investments.

        The LMP Government Fund produced positive gross returns for each of the past six calendar years and annualized returns of 5.13% and 5.55%, respectively, on a one year basis and three year basis (as of June 30, 2009). The returns of the LMP Government Fund are detailed in the table below. The gross performance results are presented before investment advisory fees. Gross performance is derived by adding the published expense ratio to the net performance of the LMP Government Fund. Net performance is calculated using the LMP Government Fund's unit net asset value, which takes into account the fund's total expense ratio less any distribution fees, which may vary by share class.

LMP Government Fund
Trailing Period Returns

Through 6/30/2009	Q209	YTD	1 Year	3 Year
LMP Government Fund (gross)	1.55%	3.76%	5.13%	5.55%
LMP Government Fund (net)	1.34%	3.35%	4.29%	4.64%

Calendar Yearly Returns	2008	2007	2006
LMP Government Fund (gross)	1.96%	5.06%	5.01%
LMP Government Fund (net)	1.14%	4.10%	4.00%

        Although the investment objectives and strategy of each of the MBS Fund, the Structured Securities Fund, the Smash Fund and the LMP Government Fund may be considered similar to our investment objectives and strategy because of each fund primarily investing in our target assets, there are significant differences in the use of leverage. While we anticipate using significant financing for our assets as our Manager deems appropriate and consistent with our investment objectives and strategy, none of the MBS Fund, the Structured Securities Fund, the Smash Fund or the LMP Government Fund borrow, other than on a temporary basis for settlement or other similar purposes, or otherwise employ formal leverage. Through their use of mortgage forward contracts, or TBAs, and certain other derivative contracts, the MBS Fund, the Structured Securities Fund, the Smash Fund and the LMP Government Fund may be viewed as using a form of economic leverage, but these effects are offset in part or in whole by requirements of each portfolio to set aside cash and cash equivalent holdings in the investment vehicle.

        We expect under current market conditions to deploy approximately two to six times leverage on our non-Agency RMBS and approximately five times leverage on our CMBS through U.S. Government programs, such as the TALF and the PPIP, and up to six to eight times leverage on our Agency RMBS assets using private funding sources. The amount of leverage that we will deploy for particular investments in our target assets will depend upon our Manager's assessment of a variety of factors, which may include: the anticipated liquidity and price volatility of the assets in our investment portfolio; the potential for losses and extension risk in our investment portfolio; the gap between the duration of our assets and liabilities, including any hedges; the availability and cost of financing the assets; our Manager's opinion of the creditworthiness of our financing counterparties; the health of the U.S. economy and the residential and commercial mortgage-related markets; our Manager's outlook for the level, slope, and volatility of interest rates; the collateral underlying our non-Agency RMBS, CMBS, ABS and Agency RMBS; and our Manager's outlook for asset spreads relative to the LIBOR curve. For additional information regarding our financing strategy, see "Business—Our Financing Strategy." As a result of this use of leverage as well as the differences in our overall investment strategy versus the strategies for the MBS Fund, the Structured Securities Fund, the Smash Fund and the LMP Government Fund, our results and performance may vary significantly from the results and performance of these portfolios.

        We have also provided supplemental prior performance data for the MBS Fund, the Structured Securities Fund, the Smash Fund and the LMP Government Fund in Appendix I to this prospectus. The supplemental data includes the following prior performance tables: Table I (Experience in Raising and Investing Funds), Table II (Compensation to our Manager), and Table III (Operating Results).

PRINCIPAL STOCKHOLDERS

        Immediately prior to the completion of this offering, there will be 100 shares of common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, prior to and after this offering, regarding the ownership of each class of our capital stock by:

  •
  each of our directors and director nominees;

  •
  each of our executive officers;

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  each holder of 5% or more of each class of our capital stock; and

  •
  all of our directors, director nominees and executive officers as a group.

        In accordance with SEC rules, each listed person's beneficial ownership includes:

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  all shares the investor actually owns beneficially or of record;

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  all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

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  all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days).

        Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 385 East Colorado Boulevard, Pasadena, California 91101.

Percentage of Common Stock Outstanding
	Immediately Prior to this Offering		Immediately After this Offering(2)
Name and Address	Shares Owned	Percentage	Shares Owned	Percentage
Legg Mason, Inc.(1)	100	100%			%
Western Asset Management Company(3)	—	—
James W. Hirschmann III	—	—
James J. Flick	—	—
M. Christian Mitchell(4)
Avedick B. Poladian(4)	—	—
Richard W. Roll(4)	—	—
Bruce D. Alberts	—	—
Ronald D. Mass	—	—
All directors, directors nominees and executive officers as a group ( persons)	—	—

(1)
Legg Mason, Inc. purchased 100 shares of our common stock in connection with our initial capitalization on June 8, 2009.

(2)
Does not reflect any shares of common stock reserved for issuance upon exercise of the underwriters' over-allotment in full.

(3)
Western Asset Management Company will purchase            shares of our common stock in a private placement to be completed concurrently with the closing of this offering. Western Asset Management Company is a wholly-owned subsidiary of Legg Mason, Inc., a publicly-traded company.

(4)
Represents a grant of restricted common stock to the director nominee concurrently with the completion of this offering.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Prior to the completion of this offering, we will enter into a management agreement with our Manager, pursuant to which our Manager will provide the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved by our board of directors. The management agreement has an initial three-year term and will be automatically renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us, under certain circumstances. We are also obligated to reimburse certain expenses incurred by our Manager. Our Manager is entitled to receive from us a base management fee and an incentive fee. See "Our Manager and the Management Agreement—Management Agreement."

        Our management agreement is intended to provide us with access to our Manager's pipeline of assets and its personnel and its experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance.

        Our chief executive officer and our principal accounting officer also serve as officers and employees of our Manager. In addition, two of our directors, James W. Hirschmann III and James J. Flick, also serve as officers and employees of our Manager. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including fees and other payments payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See "Management—Conflicts of Interest" and "Risk Factors—Risks Associated with Our Relationship With Our Manager—There are conflicts of interest in our relationship with our Manager that could result in decisions that are not in the best interests of our stockholders."

Related Party Transaction Policies

        To avoid any actual or perceived conflicts of interest with our Manager, we expect our board of directors to adopt a policy providing that an investment in any security structured or managed by our Manager, and any sale of our assets to our Manager and its affiliates or any entity managed by our Manager and its affiliates, will require the proper approval of our independent directors. Our independent directors expect to establish in advance parameters within which our Manager and its affiliates may act as our counterparty and provide broker, dealer and lending services to us in order to enable transactions to occur in an orderly and timely manner.

        We also expect our board of directors to adopt a policy regarding the approval of any "related person transaction," which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a "related person" (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the compensation committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, the compensation committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the compensation committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Restricted Common Stock and Other Equity-Based Awards

        Our Equity Plan provides for grants of restricted common stock and other equity-based awards to our directors and officers and to our advisors and consultants who are natural persons providing

services to us as of the date of grant of the award, up to an aggregate of            % of the issued and outstanding shares of our common stock (on a fully diluted basis) at the time of the award, subject to a ceiling of               shares of our common stock.

        Our Manager Equity Plan provides for grants of restricted common stock and other equity-based awards to our Manager up to an aggregate of            % of the issued and outstanding shares of our common stock (on a fully diluted basis) at the time of the award, subject to a ceiling of               shares of our common stock.

Purchases of Common Stock by Affiliates

        Concurrently with the completion of this offering, we will complete a private placement in which we will sell an aggregate of                shares of our common stock to our Manager at the initial public offering price per share, for an investment equal to 5% of the gross proceeds raised in this offering, excluding the underwriters' over-allotment option, up to $25 million. We plan to invest the net proceeds of this offering and the concurrent private placement in accordance with our investment objectives and the strategies described in this prospectus.

Registration Rights

        We will enter into a registration rights agreement with regard to the common stock owned by our Manager upon completion of this offering and the concurrent private placement and with regard to any shares of common stock that our Manager may elect to receive under the management agreement or otherwise. Pursuant to the registration rights agreement, we will grant to our Manager (1) unlimited demand registration rights to have the shares purchased by our Manager in the concurrent private placement or granted to it in the future under the Manager Equity Plan registered for resale, and (2) in certain circumstances, the right to "piggy-back" these shares in registration statements we might file in connection with any future public offering so long as we retain our Manager as the manager under the management agreement. The registration rights of our Manager with respect to the common stock that they will purchase in the concurrent private placement will only begin to apply              after the date of this prospectus. Notwithstanding the foregoing, any registration will be subject to cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as "blackout periods."

Limitations on Liability and Indemnification of Officers and Directors

        Our certificate of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL, except that such directors and officers will not be indemnified to the extent that any such person has committed willful misfeasance, bad faith, gross negligence or reckless disregard involved in the conduct of such person's duty to or for us. In addition, as permitted by Delaware law, our certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable to the extent such director has committed willful misfeasance, bad faith, gross negligence or reckless disregard of such director's duties involved in the conduct of the office of director.

        Following completion of this offering, we may enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Delaware law.

        These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the rights and preferences of our capital stock and preferred stock and related provisions of our certificate of incorporation and bylaws as they will be in effect upon the closing of this offering. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our certificate of incorporation and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our certificate of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        Our certificate of incorporation provides that we may issue up to 500,000,000 shares of common stock and 100,000,000 shares of preferred stock, both having par value $0.01 per share. After giving effect to this offering and the other transactions described in this prospectus,               shares of our common stock will be issued and outstanding on a fully diluted basis (               shares if the underwriters' over-allotment option is exercised in full), and no shares of preferred stock will be issued and outstanding.

Common Stock

Voting Rights

        Subject to the restrictions contained in our certificate of incorporation regarding the transfer and ownership of our capital stock and except as may otherwise be specified in the terms of any class or series of common stock, our common stockholders will be entitled to one vote per share. Our common stockholders will not be entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of our common stock present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to our certificate of incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares of common stock, voting together as a single class.

Dividend Rights

        Subject to the restrictions contained in our certificate of incorporation regarding the transfer and ownership of our capital stock, our common stockholders will share ratably (based on the number of common shares held) if and when any dividend is declared by our board of directors. Dividends consisting of common stock may be paid only as follows: (i) common stock may be paid only to holders of common stock; and (ii) shares shall be paid proportionally with respect to each outstanding common share. We may not subdivide or combine shares of any class of common stock or issue a dividend on shares of any class of common stock without at the same time proportionally subdividing or combining shares of any other class or issuing a similar dividend on any other class.

Liquidation Rights

        Upon our liquidation, dissolution or winding up, each of our common stockholders will be entitled to a pro rata dividend of any assets available for dividend to common stockholders.

Other Matters

        In the event of our merger or consolidation with or into another company in connection with which shares of common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), our common stockholders will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). No shares of our common stock will be subject to redemption or have preemptive rights to purchase additional shares. Upon completion of this offering, all the outstanding shares of common stock will be validly issued, fully paid and non-assessable.

Preferred Stock

        Our certificate of incorporation provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to               shares of preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. There will be no shares of preferred stock outstanding immediately after the completion of this offering. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control. We have no present plans to issue any shares of preferred stock.

Restrictions on Ownership and Transfer of Our Capital Stock

        In order to qualify as a REIT under the Internal Revenue Code for each taxable year beginning after December 31, 2009, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2009, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.

        Our certificate of incorporation, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our certificate of incorporation provides that (subject to certain exceptions described below) no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our common or capital stock. Pursuant to our certificate of incorporation, our board of directors has the power to increase or decrease the percentage of common or capital stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our common or capital stock, as the case may be, is in excess of such decreased stock ownership limit until that person's percentage ownership of our common or capital stock, as the case may be, equals or falls below the decreased stock ownership limit. Until such a person's percentage ownership of our common or capital stock, as the case may be, falls below such decreased stock ownership limit, any further acquisition of common stock will be in violation of the decreased stock ownership limit. If our board of directors changes the stock ownership limit, it will (i) notify each stockholder of record of any such change, and (ii) publicly announce any such change, in each case at least 30 days prior to the effective date of such change.

        Our certificate of incorporation also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and from transferring shares of our capital stock if the transfer would result in our capital stock being beneficially owned by fewer than 100 persons. In addition, no such person may own an interest in any tenant that would cause us to own, actually or constructively, more than a 9.9% interest in such tenant. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our capital stock that are transferred to the trust (as described below), is required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such conditions, representations and undertakings as our board of directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the IRS or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.

        Any attempted transfer of our capital stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our certificate of incorporation) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our certificate of incorporation, our certificate of incorporation provides that the purported transfer will be void ab initio. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our capital stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our certificate of incorporation) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

        In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

        Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in number or in value of all classes or series of our capital stock, including shares of our common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our capital stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the 9.8% ownership limitations in our certificate of incorporation.

        Our board of directors may impose additional terms of ownership and ownership restrictions on our stock in order to comply with U.S. Government financing requirements, including, but not limited to: (i) ownership restrictions limiting non-U.S. Government control of us to the level permitted under the TALF; and (ii) if our Manager is selected to be a PPIP manager, periodic disclosure to the Secretary of the U.S. Department of the Treasury regarding each stockholder that holds 10% or more of our equity interests.

        These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation, which will be filed with the State of Delaware and become effective immediately prior to the completion of this offering, and bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless the takeover or change in control is approved by our board of directors. In addition to the above-described restrictions regarding the transfer and ownership of our capital stock, these provisions include the following:

Stockholder Action by Written Consent

        Our certificate of incorporation provides that stockholder action may not be taken by written consent in lieu of a meeting and that stockholder action may be taken only at an annual or special meeting of stockholders.

Elimination of the Ability to Call Special Meetings

        Our bylaws provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our president, pursuant to a resolution adopted by a majority of our board of directors or a committee of our board of directors that has been duly designated by our board of directors and whose powers and authority include the power to call such meetings, or by the chairman of our board of directors. Stockholders are not permitted to call a special meeting or to require our board of directors to call a special meeting.

Removal of Directors; Board of Directors Vacancies

        Our certificate of incorporation provides that members of our board of directors may only be removed for cause, and only with the affirmative vote of the holders of at least 66% of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors. Our bylaws provide that only our board of directors may fill vacant directorships. These provisions would prevent a stockholder from gaining control of our board of directors by removing incumbent directors and filling the resulting vacancies with such stockholder's own nominees.

Amendment of Certificate of Incorporation and Bylaws

        The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend or repeal a corporation's certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation generally requires the approval of both a majority of the combined voting power of all the classes of shares of our capital stock entitled to vote generally in the election of directors and a majority of the members of our board of directors to amend any provisions of our certificate of incorporation, except that provisions of our certificate of incorporation relating to the powers, numbers, classes, elections, terms and removal of our directors, as well as the ability to fill vacancies on our board of directors requires the affirmative vote of at least 66% of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors. In addition, our certificate of incorporation (i) grants our board of directors the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the DGCL and (ii) requires that stockholders may only amend our bylaws with the affirmative vote of 66% of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors.

        The foregoing provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Section 203 of the DGCL

        We will not be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation's voting stock. In our certificate of incorporation, we have elected not to be bound by Section 203 of the DGCL.

Transfer Agent and Registrar

        We expect that the transfer agent and registrar for our shares of common stock will be American Stock Transfer and Trust Company.

 SHARES ELIGIBLE FOR FUTURE SALE

        After giving effect to this offering and the other transactions described in this prospectus, we will have                shares of common stock outstanding on a fully diluted basis. Our shares of common stock are newly-issued securities for which there is no established trading market. No assurance can be given as to (1) the likelihood that an active market for our shares of common stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell the shares or (4) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of our shares of common stock. See "Risk Factors—Risks Related to Our Common Stock."

        For a description of certain restrictions on transfers of our shares of common stock held by certain of our stockholders, see "Description of Capital Stock—Restrictions on Ownership and Transfer of our Capital Stock."

Future Shares of Common Stock and Outstanding Restricted Common Stock

        Upon completion of this offering and the concurrent private placement, we will have reserved for issuance up to an aggregate of             % of the issued and outstanding shares of our common stock (on a fully diluted basis) at the time of the award, subject to a ceiling of               shares of our common stock, under our equity incentive plans. Effective as of the completion of this offering and concurrent private placement, we will grant awards of an aggregate of               shares of our restricted common stock under the Equity Plan, to our directors or executive officers. See "Management—Equity Incentive Plans—Equity Plan." Effective as of the completion of this offering and concurrent private placement, we will grant to our Manager               shares of our restricted common stock under the Manager Equity Plan. See "Management—Equity Incentive Plans—Manager Equity Plan." We will enter into a registration rights agreement with regard to the common stock owned by our Manager upon completion of this offering and the concurrent private placement and with regard to any shares of common stock that our Manager may elect to receive under the management agreement or otherwise. See "Certain Relationships and Related Transactions—Registration Rights."

Rule 144

        After giving effect to this offering and the transactions described in this prospectus on a fully-diluted basis,               of our outstanding shares of common stock will be "restricted" securities under the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.

        In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

        A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

Lock-Up Agreements

        Our Manager has agreed to a lock-up period relating to the shares of common stock purchased by it in the concurrent private placement that will expire at the date which is                        following the date of this prospectus. In addition, we and our Manager have, and each of our directors and executive officers and each executive officer of our Manager has, agreed not to offer, pledge, sell, contract to sell or otherwise dispose of or hedge, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our common stock owned by us or any of these persons prior to this offering or common stock issuable upon exercise of options or warrants held by these persons for a period of 180 days after the date of this prospectus without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. However, each of our directors and executive officers and each executive officer of our Manager may transfer or dispose of our shares during this 180-day "lock-up" period in the case of gifts or for estate planning purposes where the donee agrees to a similar lock-up agreement for the remainder of this 180-day "lock-up" period. We are not a party to the lock-up agreements to which each of our directors, executive officers, and each executive officer of our Manager is a party.

        In the event that either (1) during the last 17 days of the 180-day lock-up period described in the preceding paragraph, we release earnings results or material news or a material event relating to us occurs, or (2) prior to the expiration of the 180-day lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day lock-up period, as applicable, then, in either case, the expiration of the 180-day lock-up period will be extended to the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. waive, in writing, such an extension.

        There are no agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. and any of our stockholders or affiliates releasing them from these lock-up agreements prior to the expiration of the 180-day lock-up period described above.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax consequences of an investment in common stock of Western Asset Mortgage Capital Corporation. For purposes of this section under the heading "Material U.S. Federal Income Tax Considerations," references to "Western Asset Mortgage Capital Corporation," "we," "our" and "us" mean only Western Asset Mortgage Capital Corporation and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Department of the Treasury, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate Western Asset Mortgage Capital Corporation and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

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  financial institutions;

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  insurance companies;

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  broker-dealers;

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  regulated investment companies;

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  partnerships and trusts;

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  persons who hold our stock on behalf of other persons as nominees;

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  persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

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  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

and, except to the extent discussed below:

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  tax-exempt organizations; and

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  foreign investors.

        This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

        The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder's particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax exempt organizations may be subject to a special entity-level tax if we make distributions attributable to "excess inclusion income." See "—Taxable Mortgage Pools and Excess Inclusion Income" below. A similar tax may be payable by persons who hold our stock as nominees on behalf of tax exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Western Asset Mortgage Capital Corporation

        We intend to elect to be taxed as a REIT, commencing with our initial taxable year ending December 31, 2009, upon the filing of our U.S. federal income tax return for such year. We believe that we have been organized, and expect to operate in such a manner as to qualify for taxation as a REIT.

        The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with our formation and election to be taxed as a REIT. In connection with this offering of our common stock, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

        As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under "—Requirements for Qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

        Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

        For tax years through 2010, most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. See "—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions."

        Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See "—Taxation of Stockholders."

        If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

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  We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

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  We may be subject to the "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions" and "—Foreclosure Property" below.

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  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property", we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

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  If we derive "excess inclusion income" from an interest in certain mortgage loan securitization structures (i.e., a taxable mortgage pool, or TMP, or a residual interest in a real estate mortgage investment conduit, or REMIC), we could be subject to corporate level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as "disqualified organizations" that are not subject to unrelated business income tax. See "—Taxable Mortgage Pools and Excess Inclusion Income" below.

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

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  If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

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  If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for Qualification—General."

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  A 100% tax may be imposed on transactions between us and a TRS (as defined below) that do not reflect arm's length terms.

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  If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

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  The earnings of any subsidiaries that are subchapter C corporations, including any TRSs (as defined below), are subject to federal corporate income tax.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

          (1)   that is managed by one or more trustees or directors;

          (2)   the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

          (3)   that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

          (4)   that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

          (5)   the beneficial ownership of which is held by 100 or more persons;

          (6)   in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

          (7)   that meets other tests described below, including with respect to the nature of its income and assets.

        The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT (which, in our case, will be 2009). Our certificate of incorporation provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

        To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Department of the Treasury regulations to submit a statement with your tax return disclosing the actual ownership of our stock and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year end, and thereby satisfy this requirement.

        The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under "—Income Tests," in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see "—Asset Tests" below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

        Ownership of Partnership Interests.    If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, U.S. Department of the Treasury regulations provide that we are deemed to own our proportionate share of the partnership's assets, and to earn our proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

        Disregarded Subsidiaries.    If we own a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below) that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Income Tests" and "—Asset Tests."

        Taxable Subsidiaries.    In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

        We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, could be treated in our hands as prohibited transactions.

        The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm's length basis.

        We may hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of our assets. In general, we intend that loans that we acquire with an intention of selling in a manner that might expose us to a 100% tax on "prohibited transactions" will be acquired by a TRS.

Income Tests

        In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage backed securities), "rents from real property," dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

        We and our subsidiaries also intend to invest in REMICs. See below under "—Asset Tests" for a discussion of the effect of such investments on our qualification as a REIT.

        We intend to invest in RMBS, CMBS and agency securities that are either pass-through certificates or collateralized mortgage obligations, as well as mortgage loans and mezzanine loans. We expect that the RMBS, CMBS and agency securities will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from our RMBS, CMBS and agency securities will be qualifying income for the 95% gross income test. In the case of MBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of RMBS, CMBS or securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from mortgage-related securities will be qualifying income for purposes of the REIT gross income tests.

        Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests (described below), and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets for purposes of the REIT asset tests (described below) or the interest generated by these loans as qualifying income under the 75% gross income tests (described above). To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test (described above).

        We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

        Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests. Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry "real estate assets" (as described below under "—Asset Tests") or to hedge risks of foreign currency fluctuations with respect to items of qualifying income for purposes of the REIT gross income tests or assets that generate such income, and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.

        Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with U.S. Department of the Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

        Under The Housing and Economic Recovery Tax Act of 2008, the Secretary of the U.S. Department of the Treasury has been given broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Cash/Income Differences/Phantom Income

        Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain of our assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and we may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

        We may acquire interests in debt instruments in the secondary market for less than their face amount. The discount at which such interests in debt instruments are acquired may reflect doubts about the ultimate collectibility of the underlying loans rather than current market interest rates. The amount of such discount will nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Market discount on a debt instrument accrues on the basis of the constant yield to maturity of the debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal on the debt instrument is made. In the case of residential mortgage loans, principal payments are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we receive less on the interest in the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

        Some of the MBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield method, and income will accrue on the debt instrument based on the assumption that all future payments due on such MBS will be made. If such MBS turn out not to be fully collectible, an offsetting loss deduction will only become available in a later year when uncollectibility is provable.

        In addition, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under applicable U.S. Department of the Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal income tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modification were made to the extent that the fair market value of such debt instrument at such time was less than the instrument's tax basis.

        In the event that any mortgage related assets acquired by us are delinquent as to mandatory principal and interest payments, or in the event that a borrower with respect to a particular debt instrument acquired by us encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

        In addition, we may recognize taxable income with respect to our contemplated investment in the RLJ/Western Public-Private Investment Fund in excess of cash distributions that we receive in such taxable year, and restrictions on our ability to receive interest payments from collateral that is pledged to support a TALF loan may result in further mismatches between the timing of our taxable income recognition and our actual receipt of cash. For example, in the case of a five-year TALF loan, the excess of interest distributions from the collateral over the TALF loan interest payable will be remitted to us only until such excess equals 25% per annum of the haircut amount in the first three loan years, 10% in the fourth loan year, and 5% in the fifth loan year, and the remainder of such excess will be applied to the related TALF loan principal. If certain events of default, credit support depletion events or early amortization events occur with respect to the collateral, all interest and principal received from such collateral will be applied to repay the TALF loan before any amounts are distributed to us.

        Due to each of these potential differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Annual Distribution Requirements."

Asset Tests

        At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. Government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some types of mortgage backed securities and mortgage loans, as well as interests in real property and stock of other corporations that qualify as REITs. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

        Second, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

        Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a "security" for purposes of the 10% asset test, as explained below).

        Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute "straight debt." A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income Tests." In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.

        We intend to invest in RMBS, CMBS and agency securities that are either pass-through certificates or collateralized mortgage obligations as well as mortgage loans and mezzanine loans. We expect that the RMBS, CMBS and agency securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of MBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our MBS treated as interests in grantor trust will qualify as real estate assets. In the case of RMBS, CMBS or securities treated as interests in a REMIC, such interests will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests.

        Any interests that we hold in a REMIC will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a "residual interest" in a REMIC from which we derive "excess inclusion income," we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income, or UBTI, in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See "—Taxable Mortgage Pools and Excess Inclusion Income."

        To the extent that we hold mortgage participations or MBS that do not represent REMIC interests or pass through certificates in a grantor trust holding qualifying mortgage loans, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment.

        In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to maintain our REIT qualification.

        We do not expect to obtain independent appraisals to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

        Certain relief provisions are available to allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset tests and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets, and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

        If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

          (a)   the sum of

            (1)   90% of our "REIT taxable income," computed without regard to our net capital gains and the deduction for dividends paid, and

            (2)   90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

          (b)   the sum of specified items of noncash income.

        We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

        To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

        To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See "—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions."

        If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

        It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

        Other potential sources of non-cash taxable income include:

  •
  "residual interests" in REMICs or TMPs,

  •
  loans or mortgage backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash,

  •
  loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

        In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property.

        We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

        Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid transactions that are prohibited transactions.

Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Foreign Investments

        We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. Certain foreign currency gains would be excluded from gross income for purposes of one or both of the gross income tests, as discussed above. See above under "—Income Tests."

Derivatives and Hedging Transactions

        We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by U.S. Department of the Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Department of the Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any asset that produces such income) that is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of any hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

        An entity, or a portion of an entity, may be classified as a TMP under the Internal Revenue Code if

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  substantially all of its assets consist of debt obligations or interests in debt obligations,

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  more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

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  the entity has issued debt obligations (liabilities) that have two or more maturities, and

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  the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under regulations issued by the U.S. Department of the Treasury, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, then such debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

        Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

        A portion of the REIT's income from the TMP arrangement, which might be non-cash accrued income, could be treated as "excess inclusion income." Under IRS guidance, the REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of "excess inclusion income" allocated to them. A stockholder's share of excess inclusion income:

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  cannot be offset by any net operating losses otherwise available to the stockholder,

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  is subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and

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  results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See "—Taxation of Stockholders." Under IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder's ownership. U.S. Department of the Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT's compliance with its distribution requirements. See "—Annual Distribution Requirements." The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

        If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in "—Income Tests" and "—Asset Tests."

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through 2010). In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

        We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by subsidiary partnerships. Our proportionate share of a partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See "—Taxation of Western Asset Mortgage Capital Corporation—Effect of Subsidiary Entities—Ownership of Partnership Interests."

Entity Classification

        Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in "—Taxation of Western Asset Mortgage Capital Corporation—Income Tests" and "—Asset Tests" and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See "—Taxation of Western Asset Mortgage Capital Corporation—Income Tests" "—Asset Tests" and "—Failure to Qualify," above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

        Under the Internal Revenue Code and the U.S. Department of the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

        To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the U.S. Department of the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership's properties than would be the case if all of the partnership's assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above or result in a greater amount of our distributions being taxed as dividends.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

        Distributions.    So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum federal rate through 2010) for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to

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  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

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  dividends received by the REIT from TRSs or other taxable C corporations, or

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  income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

        Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See "—Taxation of Western Asset Mortgage Capital Corporation—Annual Distribution Requirements." Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amounts of such distributions does not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder's shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "—Taxation of Western Asset Mortgage Capital Corporation—Annual Distribution Requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

        If excess inclusion income from a TMP or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See "—Taxation of Western Asset Mortgage Capital Corporation—Taxable Mortgage Pools and Excess Inclusion Income." As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

        Dispositions of Western Asset Mortgage Capital Corporation Stock.    In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum U.S. federal income tax rate of 15% (through 2010) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2010) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

        If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Department of the Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Non-U.S. Stockholders

        The following is a summary of certain federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A "non-U.S. holder" is any person other than:

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  a citizen or resident of the United States,

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  a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia,

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  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

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  a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

        If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

        The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of federal income and estate taxation.

        In General.    For most foreign investors, investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Internal Revenue Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

        Ordinary Dividends.    The portion of dividends received by non-U.S. holders that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to federal withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that holder's share of our excess inclusion income. See "—Taxation of Western Asset Mortgage Capital Corporation—Taxable Mortgage Pools and Excess Inclusion Income." As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

        In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a

non-U.S. holder's investment in our stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

        Non-Dividend Distributions.    Unless our stock constitutes a U.S. real property interest, or USRPI, distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder's proportionate share of our earnings and profits, and (b) the stockholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

        Capital Gain Dividends.    Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under "—Taxation of non-U.S. Stockholders—Ordinary Dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder's U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

        A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see "—Taxation of Non-U.S. Stockholders—Ordinary Dividends"), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our common stock will be "regularly traded" on an established securities market following this offering.

        Dispositions of Western Asset Mortgage Capital Corporation Stock.    Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to federal income taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.

        Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a "domestically-controlled qualified investment entity." A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we are, and will be, a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically-controlled qualified investment entity.

        In the event that we are not a domestically-controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable U.S. Department of the Treasury regulations, on an established securities market, a non-U.S. holder's sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock any time during the one-year period ending on the date of the sale. We expect that our common stock will be regularly traded on an established securities market following this offering.

        If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gain of a non-U.S. holder from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be subject to United States tax in two cases: (1) if the non-U.S. holder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to "regularly traded" stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder both (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, where any portion of such distribution, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

        Estate Tax.    If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to federal estate tax.

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. Such entities, however, may be subject to taxation on their UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

        To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See "—Taxation of Western Asset Mortgage Capital Corporation—Taxable Mortgage Pools and Excess Inclusion Income." As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

        Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

        In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless (1) we are required to "look through" one or more of our pension trust stockholders in order to satisfy the REIT closely held test and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock, and generally should prevent us from becoming a pension-held REIT.

        Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning Western Asset Mortgage Capital Corporation stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

        The Housing and Economic Recovery Tax Act of 2008, or the 2008 Act, contains a number of rules intended to permit REITs additional flexibility in conducting their operations. For example, the 2008 Act liberalizes the rules relating to foreign currency income associated with real estate activities and permits the value of taxable REIT subsidiaries to represent up to 25% of a REIT's assets. The 2008 Act, among other things, shortens from four years to two years the minimum holding period under the safe harbor provisions of the Code that prevent the imposition of the 100% prohibited transactions tax. While the 2008 Act generally applies to taxable years beginning after the date of enactment, the rules relating to the prohibited transaction safe harbor apply to sales made after the date of enactment.

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

        We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

 ERISA CONSIDERATIONS

        A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or plan, subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the shares of common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of Internal Revenue Code). Thus, a plan fiduciary considering an investment in the shares of common stock also should consider whether the acquisition or the continued holding of the shares of common stock might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor, or the DOL.

        The DOL, has issued final regulations, or the DOL Regulations, as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the 1940 Act, the plan's assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

        The DOL Regulations provided that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The company expects the common stock to be "widely held" upon completion of the initial public offering.

        The DOL Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable." We believe that the restrictions imposed under our certificate of incorporation on the transfer of our common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations are not likely to result in the failure of common stock to be "freely transferable." The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

        Assuming that the common stock will be "widely held" and freely transferable," we believe that our common stock will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be "plan assets" of any plan that invests in our common stock.

        Each holder of our common stock will be deemed to have represented and agreed that its purchase and holding of such common stock (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

UNDERWRITING

        Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.

Total

        Subject to the terms and conditions set forth in the purchase agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock sold under the purchase agreement if any of these shares are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of common stock, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $            per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $            per share to other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

        The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option
Public offering price
Underwriting discounts and commissions
Proceeds, before expenses, to us

        The expenses of the offering, not including the underwriting discounts and commissions, are estimated at $                        and are payable by us.

Overallotment Option

        We have granted an option to the underwriters to purchase up to                        additional shares at the public offering price, less the underwriting discounts and commissions. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

        We and our Manager have, and each of our directors and executive officers and each executive officer of our Manager has, agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 180 days after the date of this prospectus without first obtaining the written consent of the representatives of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

  •
  offer, pledge, sell or contract to sell any common stock,

  •
  sell any option or contract to purchase any common stock,

  •
  purchase any option or contract to sell any common stock,

  •
  grant any option, right or warrant for the sale of any common stock,

  •
  lend or otherwise dispose of or transfer any common stock,

  •
  request or demand that we file a registration statement related to the common stock, or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

        The lock-up provisions described above apply to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. In the event that either (x) during the last 17 days of the 180-day lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs or (y) prior to the expiration of the 180-day lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, as applicable, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable.

New York Stock Exchange Listing

        We expect the shares of common stock to be approved for listing on the NYSE under the symbol "WMC." In order to meet the requirements for listing on that exchange, the underwriters have undertaken to sell a minimum number of shares of common stock to a minimum number of beneficial owners as required by that exchange.

        Before this offering, there has been no public market for our common stock. The initial public offering price will be determined through negotiations between us and the representatives. In addition to prevailing market conditions, the factors to be considered in determining the initial public offering price are

  •
  the valuation multiples of publicly traded companies that the representatives believe to be comparable to us,

  •
  our financial information,

  •
  the prospects for our company and the industry in which we compete,

  •
  an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

  •
  the present state of our development, and

  •
  the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

        An active trading market for the shares of common stock may not develop. It is also possible that after the offering the shares of common stock will not trade in the public market at or above the initial public offering price.

        The underwriters do not expect to sell more than 5% of the shares of common stock in the aggregate to accounts over which they exercise discretionary authority.

Price Stabilization, Short Positions and Penalty Bids

        Until the distribution of the shares of common stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

        In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. "Naked" short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount and commission received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

        In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, certain of the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. These underwriters may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus may be made available on the Internet web site maintained by certain underwriters. Other than any prospectus in electronic format, the information on an underwriter's web site is not part of this prospectus.

Other Relationships

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us and/or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. The underwriters or their affiliates have engaged in transactions with, and have performed underwriting, investment banking, lending and advisory services for Legg Mason and/or its affiliates in the ordinary course of their business and may do so for us as well as Legg Mason and/or its affiliates in the future. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. have previously acted as financial advisors to Legg Mason and/or its affiliates and have entered into repurchase agreements, credit default swaps, equity swaps, foreign exchange contracts, guarantees or other derivative contracts with Legg Mason. They have received or will receive customary fees and reimbursements of expenses for these transactions and services.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State) an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  by the underwriters to fewer than 100 natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  (d)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares of common stock shall result in a requirement for the publication by us or any underwriter or agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Any person making or intending to make any offer of shares of common stock within the European Economic Area should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

        For the purposes of this provision, and your representation below, the expression an "offer to the public" in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares of common stock contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

  (a)
  it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

  (b)
  in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

LEGAL MATTERS

        Certain legal matters relating to this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York.

EXPERTS

        The balance sheet of Western Asset Mortgage Capital Corporation (a corporation in the development stage) as of June 9, 2009, included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act, with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D. C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov.

        As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

APPENDIX I

        The information in this Appendix I shows summary information concerning four investment vehicles managed by our Manager: the MBS Fund, the Structured Securities Fund, the Smash Fund and the LMP Government Fund. The Prior Performance Tables set forth information for each portfolio as of the dates indicated regarding (i) experience in raising and investing funds (Table I); (ii) compensation to our Manager (Table II); and (iii) operating results (Table III). For additional discussion on the prior performance of the MBS Fund, the Structured Securities Fund, the Smash Fund and the LMP Government Fund, please see "Our Manager—Historical Performance of Our Manager's Investments in Our Target Assets."

MBS Fund

        The MBS Fund is a commingled investment vehicle offered privately on a continuous basis to investment management clients of our Manager. Table I below provides a summary of the experience of our Manager in raising and investing funds in the MBS Fund for the fiscal years ended December 31, 2008, 2007, 2006, 2005 and 2004.

Table I

	As of and for the years ending December 31,
	2004	2005	2006	2007	2008
	(dollars in thousands)
Date fund Commenced
MBS Fund	December 2, 2004
Dollar Amount Raised	$50,383	$7,136,622	$2,239,500	$3,255,099	($6,198,952)
Less Offering Expenses
Selling commissions and discounts retained by affiliates	—	—	—	—	—
Organizational expenses	—
Other	—	—	—	—	—
Reserves	—	—	—	—	—
Percent available for investments	100	100	100	100	100
Percent Leverage(I)	0	0	0	0	0

(I)
Amount represents debt as a percentage of net assets.

        Table II below summarizes the amount and type of compensation paid to our Manager for the fiscal years ended December 31, 2008, 2007, 2006, 2005 and 2004, in connection with the ongoing operations of the MBS Fund. Our Manager does not receive any direct compensation for management of the MBS Fund. Investors in the MBS Fund pay our Manager a management fee pursuant to a separate investment management agreement signed with our Manager. The MBS Fund typically makes up only a portion of an investor's investment account with our Manager.

Table II

	As of and for the years ending December 31,
	2004	2005	2006	2007	2008
	(dollars in thousands)
Date fund commenced
MBS Fund	December 2, 2004
Dollar amount raised	$50,383	$7,136,622	$2,239,500	$3,255,099	($6,198,952)
Amount paid to sponsor from proceeds of offering	—	—	—	—	—
Realized net investment income before deducting payments to sponsor	106	46,712	555,406	627,004	616,837
Amount paid to sponsor from operations:	—	—	—	—	—
Management Fees(1)	—	—	—	—	—
Reimbursements	—	—	—	—	—

(1)
Our Manager's fee is not charged to the MBS Fund, but is paid directly by the participants pursuant to a separately negotiated investment management agreement.

        Table III below summarizes the operating results of the MBS Fund, presented on a GAAP basis, for the fiscal years ended December 31, 2008, 2007, 2006, 2005 and 2004.

Table III

	As of and for the years ending December 31,
	2004	2005	2006	2007	2008
	(dollars in thousands)
Investment Income	$22	$130,840	$415,280	$620,073	$530,285
Expenses
Interest expense	—	—	—	—	—
Management fee expense	—	—	—	—	—
Other Expenses	—	458	3,708	2,444	2,152

Total expenses	—	458	3,708	2,444	2,152
Other income (loss)
Net realized gain (loss) on investments	84	(83,670)	143,834	9,375	88,704
Net unrealized gain (loss) on investments	86	41,081	(87,687)	(89,716)	(1,438,788)

Total other income (loss)	$170	$(42,589)	$56,147	$(80,341)	$(1,350,084)

Net income (loss)	192	87,793	467,719	537,288	(821,951)

Cash generated from (used in)
Operating activities	(41,984)	(7,134,964)	(2,252,807)	(3,282,633)	6,111,768
Subscriptions	42,383	7,319,556	2,880,892	5,914,670	479,763
Financing	—	225	715	—	569

Total Cash generated (used)	399	184,817	628,800	2,632,037	6,592,100
Less: cash distributions to investors
Redemptions	—	(185,216)	(628,800)	(2,625,096)	(6,598,101)
Special Items	—	—	—	—	—

Cash generated (deficiency) after redemptions and special items	399	(399)	—	6,941	(6,001)

 Structured Securities Fund

        The Structured Securities Portfolio is a commingled investment vehicle offered privately on a continuous basis to investment management clients of our Manager.

        Table I below provides a summary of the experience of our Manager in raising and investing funds in the Structured Securities Fund for the fiscal years ended December 31, 2008 and 2007.

Table I

	As of and for the years ending December 31,
	2007	2008
	(dollars in thousands)
Date fund Commenced
Structured Securities Fund	July 27, 2007
Dollar Amount Raised	$176,345	$123,678
Less Offering Expenses
Selling commissions and discounts retained by affiliates	—	—
Organizational expenses	32	—
Other	—	—
Reserves	—	—
Percent available for investments	100	100
Percent Leverage(I)	0	0

(I)
Amount represents debt as a percentage of net assets.

        Table II below summarizes the amount and type of compensation paid to our Manager for the fiscal years ended December 31, 2008 and 2007, in connection with the ongoing operations of the Structured Securities Fund. Our Manager does not receive any direct compensation for management of the Structured Securities Fund. Investors in the Structured Securities Fund pay our Manager a management fee pursuant to a separate investment management agreement signed with our Manager.

Table II

	As of and for the years ending December 31,
	2007	2008
	(dollars in thousands)
Date fund commenced
Structured Securities Fund	July 27, 2007
Dollar amount raised	$176,345	$123,678
Amount paid to sponsor from proceeds of offering	—	—
Realized net investment income before deducting payments to sponsor	3,890	18,506
Amount paid to sponsor from operations:
Management Fees(1)	—	—
Reimbursements	—	—

(1)
Our Manager's fee is not charged to the Structured Securities Fund, but is paid directly by the participants pursuant to a separately negotiated investment management agreement.

        Table III below summarizes the operating results of the Structured Securities Fund, presented on a GAAP basis, for the fiscal years ended December 31, 2008 and 2007.

Table III

	As of and for the years ending December 31,
	2007	2008
	(dollars in thousands)
Investment Income	$4,386	$21,651
Expenses
Interest expense	—	—
Management fee expense	—	—
Other Expenses	99	170

Total expenses	99	170
Other income (loss)
Net realized gain (loss) on investments	(397)	(2,975)
Net unrealized gain (loss) on investments	(13,535)	(80,969)

Total other income (loss)	(13,932)	(83,944)

Net income (loss)	$(9,645)	$(62,463)

Cash generated from (used in)
Operating activities	$(176,323)	$(124,219)
Subscriptions	176,345	130,178
Financing	—	519

Total Cash generated (used)	22	6,478
Less: cash distributions to investors
Redemptions	—	(6,500)
Special Items	—	—

Cash generated (deficiency) after redemptions and special items	$22	$(22)

Smash Fund

        The Smash Fund is an open end mutual fund. Table I below provides a summary of the experience of our Manager or its affiliates in raising and investing funds in the Smash Fund for the fiscal years ended October 31, 2008 and 2007.

Table I

	As of and for the years ending October 31,
	2007	2008
	(dollars in thousands)
Date fund commenced
Smash Fund	January 1, 2007
Dollar Amount Raised	$43,057	$76,070
Less Offering Expenses
Selling commissions and discounts retained by affiliates	—	—
Organizational expenses	—	—
Other	—	—
Reserves	—	—
Percent available for investments	100	100
Percent Leverage(I)	0	0

(I)
Amount represents debt as a percentage of net assets.

        Table II below summarizes the amount and type of compensation paid to our Manager for the fiscal years ended October 31, 2008 and 2007, in connection with the ongoing operations of the Smash Fund. The Smash Fund does not charge a management fee. Shareholders of the Smash Fund are participants in separately managed account programs and pay fees to program sponsors for the costs and expenses of the programs, including fees for investment advice and portfolio execution. Our Manager may receive fees directly from a program sponsor when the program participant elects to participate in an investment strategy managed by our Manager.

Table II

	As of and for the years ending October 31,
	2007	2008
	(dollars in thousands)
Date fund commenced
Smash Fund	January 1, 2007
Dollar amount raised	$43,057	$76,070
Amount paid to sponsor from proceeds of offering	—	—
Realized net investment income before deducting payments to sponsor	1,060	4,931
Amount paid to sponsor from operations:	—	—
Management Fees(1)	—	—
Reimbursements	(117)	(151)

(1)
The Smash Fund does not charge a management fee.

        Table III below summarizes the operating results of the Smash Fund, presented on a GAAP basis, for the fiscal years ended October 31, 2008 and 2007.

Table III

	As of and for the years ending October 31,
	2007	2008
	(dollars in thousands)
Investment Income	$443	$5,456
Expenses
Interest expense	—	—
Management fee expense	—	—
Other Expenses	117	151
Expense Reimbursements	(117)	(151)

Total expenses	—	—
Other income (loss)
Net realized gain (loss) on investments	617	(525)
Net unrealized gain (loss) on investments	66	(10,850)

Total other income (loss)	$683	$(11,375)

Net income (loss)	1,126	(5,919)

Cash generated from (used in)
Operating activities	—	—
Subscriptions	43,945	109,310

Financing	—	—

Total Cash generated (used)	43,945	109,310
Less: cash distributions to investors
Redemptions	(888)	(33,240)
Distributions to Shareholders	(349)	(5,437)
Special Items	—	—

Cash generated (deficiency) after redemptions, distributions to shareholders and special items	42,708	70,633

 LMP Government Fund

        The LMP Government Fund is an open end mutual fund. Table I below provides a summary of the experience of our Manager or its affiliates in raising and investing funds in the LMP Government Fund for the fiscal years ended December 31, 2008, 2007 and 2006. Our Manager began managing the LMP Government Fund in December 2005.

Table I

	As of and for the years ending December 31,
	2006	2007	2008
	(dollars in thousands)
Date fund commenced
LMP Government Fund	March 20, 1984
Dollar Amount Raised	$(56,162)	$92,353	$3,772
Less Offering Expenses
Selling commissions and discounts retained by affiliates	2	7	49
Organizational expenses	—	—	—
Other	—	—	—
Reserves	—	—	—
Percent available for investments	100	100	100
Percent Leverage(I)	0	0	0

(I)
Amount represents debt as a percentage of net assets.

        Table II below summarizes the amount and type of compensation paid to our Manager for the fiscal years ended December 31, 2008, 2007 and 2006, in connection with the ongoing operations of the LMP Government Fund. Our Manager began managing the LMP Government Fund in December 2005.

Table II

	As of and for the years ending December 31,
	2006	2007	2008
	(dollars in thousands)
Date fund commenced
LMP Government Fund	March 20, 1984
Dollar amount raised	$(56,162)	$92,353	$3,772
Amount paid to sponsor from proceeds of offering	—	—	—
Realized net investment income before deducting payments to sponsor	20,591	37,972	37,202
Amount paid to sponsor from operations:	—	—	—
Management Fees	3,218	2,908	2,233
Reimbursements	—	—	—

        Table III below summarizes the operating results of the LMP Government Fund, presented on a GAAP basis, for the fiscal years ended December 31, 2008, 2007 and 2006. Our Manager began managing the LMP Government Fund in December 2005.

Table III

	As of and for the years ending December 31,
	2006	2007	2008
	(dollars in thousands)
Investment Income	$30,540	$44,941	$32,320
Expenses
Interest expense	—	—	—
Management fee expense	3,249	4,395	3,445
Management fee waiver	(31)	(1,487)	(1,212)
Fees paid indirectly	—	(1)	—
Other Expenses	2,567	3,877	3,549

Total expenses	5,785	6,784	5,782
Other income (loss)
Net realized gain (loss) on investments	(7,382)	(3,093)	8,431
Net unrealized gain (loss) on investments	4,939	(6,715)	(28,253)

Total other income (loss)	$(2,443)	$(9,808)	$(19,822)

Net income (loss)	22,312	28,349	6,716

Cash generated from (used in)
Operating activities	22,312	28,349	6,716
Subscriptions	62,902	119,295	127,677
Reinvestment of distributions	24,093	30,595	23,867
Net assets of shares issued in connection with merger	—	389,475	38,794
Financing	—	—	—

Total Cash generated (used)	109,307	567,714	197,054
Less: cash distributions to shareholders
Redemptions	(143,157)	(447,012)	(186,566)
Distributions to Shareholders	(27,353)	(38,623)	(26,979)
Return of Capital	—	—	—
Special Items	—	—	—

Cash generated (deficiency) after redemptions, distributions to shareholders, return of capital and special items	(61,203)	82,079	(16,491)

INDEX TO THE BALANCE SHEETS OF WESTERN ASSET MORTGAGE CAPITAL CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder of Western Asset Mortgage Capital Corporation:

        In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Western Asset Mortgage Capital Corporation (a corporation in the development stage) (the "Company") at June 9, 2009, in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
June 12, 2009

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

(a corporation in the development stage)

BALANCE SHEETS

	June 30, 2009	June 9, 2009
	(Unaudited)
ASSETS
Cash	$1,000	$1,000

Total assets	1,000	1,000

Commitments and contingencies	—	—

STOCKHOLDER'S EQUITY
Common Stock, $0.01 par value. 100,000 shares authorized, 100 shares issued and outstanding	1	1
Additional paid in capital	999	999

Total stockholder's equity	$1,000	$1,000

See accompanying notes to the balance sheets.

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

NOTES TO BALANCE SHEETS

(a corporation in the development stage)

1. Organization

        Western Asset Mortgage Capital Corporation (the "Company") was organized in the state of Delaware on June 3, 2009. Under the Company's charter, the Company is authorized to issue up to 100,000 shares of common stock. The Company has not commenced operations.

        The Company has selected December 31 as its year-end.

        The sole stockholder of the Company is Legg Mason, Inc. ("LM"), a Delaware Corporation and a publicly traded company. On June 8, 2009, LM made a $1,000 initial capital contribution to the Company. The Company will be managed by Western Asset Management Company ("WAM"), which is a wholly-owned subsidiary of LM.

        The Company is considered in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises" and is subject to the risks associated with development stage enterprises.

2. Formation of the Company and Initial Public Offering

        The Company's ability to commence operations is contingent upon obtaining sufficient equity capital through a successful initial public offering of common stock (the "IPO"), which is expected to raise $500 million and is anticipated to be finalized in 2009. The Company's management had broad discretion with respect to the use of net proceeds from the IPO, although WAM, in its role as manager, intends to use the proceeds to invest in the Company's target assets including residential mortgage backed-securities, commercial mortgage-backed securities and other asset-backed securities.

        The Company will be subject to the risks involved with real estate and real estate-related debt instruments. These include, among others, the risks normally associated with changes in the general economic climate, changes in the mortgage market, changes in tax laws, interest rate levels, and the availability of financing. The Company intends to qualify as a real estate investment trust (a "REIT") under the Internal Revenue Code commencing with its taxable period ending on December 31, 2009. As a REIT, the Company will generally not be subject to corporate income taxes on taxable income distributed to stockholders. In order to maintain its tax status as a REIT, the Company plans to distribute at least 90% of its taxable income to its stockholders.

3. Significant Accounting Policies

Use of Estimates

        The preparation of the balance sheets in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets. Actual results could differ from those estimates.

Underwriting Commissions and Offering Costs

        Underwriting commissions and offering costs to be incurred in connection with the Company's stock offerings will be reflected as a reduction of additional paid-in-capital. Costs incurred that are not directly associated with the completion of the IPO will be expensed as incurred.

        The Company is responsible for the payment of its obligations, and upon successful completion of the IPO, the Company will reimburse WAM for these costs from the proceeds of the offering. As of June 30, 2009, WAM has incurred approximately $0.4 million of offering costs. As of June 9, 2009, WAM had not incurred any significant offering or organizational costs.

4. Subsequent Events

        The Company has performed an evaluation of subsequent events through August 13, 2009, which is the date the balance sheets were issued. In addition to the offering costs disclosed in Footnote 3, the Company has incurred offering costs of approximately $0.1 million subsequent to June 30, 2009 through the date of the issuance of the balance sheets.

            Shares

Western Asset Mortgage Capital Corporation

Common Stock

PROSPECTUS

BofA Merrill Lynch

Deutsche Bank Securities

Citi

                        , 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

        The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee, the Financial Industry Regulatory Authority, Inc. filing fee and the NYSE listing fee are estimates.

Securities and Exchange Commission registration fee	$27,900
Financial Industry Regulatory Authority, Inc. filing fee	$50,500
NYSE listing fee	*
Legal fees and expenses (including Blue Sky fees)	*
Accounting fees and expenses	*
Printing and engraving expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*

Total	*

    *
    To be furnished by amendment.

Item 32.   Sales to Special Parties.

        None.

Item 33.    Recent Sales of Unregistered Securities.

        On June 8, 2009, Legg Mason, Inc. purchased 100 shares of our common stock for a purchase price of $1,000 in a private offering. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

        Concurrently with the completion of this offering, we will complete a private placement in which we will sell an aggregate of            shares of our common stock to our Manager at $                        per share, for an investment equal to 5% of the gross proceeds raised in this offering, excluding the underwriters' overallotment option, up to $25 million. Such issuance will be exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34.    Indemnification of Directors and Officers.

        Section 102 of the Delaware General Corporation Law, as amended, or the DGCL, allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys'

fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by the indemnified person and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjudged liable to the corporation unless a court believes that in light of all the circumstances indemnification should apply.

        Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

        Article Sixth of our certificate of incorporation provides that our directors shall not be personally liable to us and our stockholders except for except for liability (i) for any breach of the director's duty of loyalty to us or any stockholder (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, pursuant to Section 174 of the DGCL, or for any transaction from which the Director derived an improper personal benefit.

        Our bylaws and certificate of incorporation provide that we may indemnify any person who is or was a director, officer, employee or agent of us to the fullest extent permitted by Delaware law. The indemnification provisions contained in our bylaws and certificate of incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

        Pursuant to the underwriting agreement to be entered into in connection with the offering of common stock pursuant to this registration statement, a substantially final form of which is filed as an exhibit to this registration statement, the underwriters will agree to indemnify our directors, officers and persons controlling us, within the meaning of the Securities Act, the Exchange Act or any U.S. federal or state statutory law or regulation or at common law or otherwise, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter.

Item 35.    Treatment of Proceeds from Stock Being Registered.

        None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.    Financial Statements and Exhibits.

        (a)    Financial Statements.    See page F-1 for an index to the financial statements included in the registration statement.

        (b)    Exhibits.    The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Number		Exhibit Description
1.1	*	Form of Purchase Agreement by and among Western Asset Mortgage Capital Corporation, Western Asset Management Company and the underwriters named therein
3.1	*	Amended and Restated Certificate of Incorporation of Western Asset Mortgage Capital Corporation
3.2	*	Amended and Restated Bylaws of Western Asset Mortgage Capital Corporation
5.1	*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (including consent of such firm)
8.1	*	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (including consent of such firm)
10.1	*	Form of Securities Purchase Agreement between Western Asset Mortgage Capital Corporation and Western Asset Management Company
10.2	*	Form of Management Agreement between Western Asset Mortgage Capital Corporation and Western Asset Management Company
10.3	*	Form of Registration Rights Agreement between Western Asset Mortgage Capital Corporation and Western Asset Management Company
10.4	*	Form of Western Asset Mortgage Capital Corporation Equity Plan
10.5	*	Form of Western Asset Mortgage Capital Corporation Manager Equity Plan
21.1	*	Subsidiaries of Western Asset Mortgage Capital Corporation
23.1	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.2	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
23.3		Consent of PricewaterhouseCoopers LLP
23.4		Consent of M. Christian Mitchell
23.5		Consent of Avedick B. Poladian
23.6		Consent of Richard W. Roll
24.1	**	Powers of Attorney (previously contained on signature page)

*
To be filed by amendment.

**
Previously filed.

Item 37.    Undertakings.

        (a)   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned registrant hereby further undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on August 13, 2009.

Western Asset Mortgage Capital Corporation
By:	/s/ JAMES J. FLICK James J. Flick President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ JAMES J. FLICK James J. Flick	Director, President and Chief Executive Officer (principal executive officer)	August 13, 2009
By:	* Bruce D. Alberts	Principal Accounting Officer (principal financial and accounting officer)	August 13, 2009
By:	* James W. Hirschmann III	Chairman of the Board	August 13, 2009

*By:	/s/ CHARLES A. RUYS DE PEREZ Charles A. Ruys de Perez Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Exhibit Description
1.1	*	Form of Purchase Agreement by and among Western Asset Mortgage Capital Corporation, Western Asset Management Company and the underwriters named therein
3.1	*	Amended and Restated Certificate of Incorporation of Western Asset Mortgage Capital Corporation
3.2	*	Amended and Restated Bylaws of Western Asset Mortgage Capital Corporation
5.1	*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (including consent of such firm)
8.1	*	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (including consent of such firm)
10.1	*	Form of Securities Purchase Agreement between Western Asset Mortgage Capital Corporation and Western Asset Management Company
10.2	*	Form of Management Agreement between Western Asset Mortgage Capital Corporation and Western Asset Management Company
10.3	*	Form of Registration Rights Agreement between Western Asset Mortgage Capital Corporation and Western Asset Management Company
10.4	*	Form of Western Asset Mortgage Capital Corporation Equity Plan
10.5	*	Form of Western Asset Mortgage Capital Corporation Manager Equity Plan
21.1	*	Subsidiaries of Western Asset Mortgage Capital Corporation
23.1	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.2	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
23.3		Consent of PricewaterhouseCoopers LLP
23.4		Consent of M. Christian Mitchell
23.5		Consent of Avedick B. Poladian
23.6		Consent of Richard W. Roll
24.1	**	Powers of Attorney (previously contained on signature page)

*
To be filed by amendment.

**
Previously filed.